   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996


                                                      REGISTRATION NO. 333-14789
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                             7312                        72-1205791
 (State or Other Jurisdiction         (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or Organization)      Classification Code Number)      Identification Number)

                              5551 CORPORATE BLVD.
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KEVIN P. REILLY, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           LAMAR ADVERTISING COMPANY
                              5551 CORPORATE BLVD.
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                  Copies to:
      STANLEY KELLER, ESQ.                        DENNIS J. FRIEDMAN, ESQ.
       PALMER & DODGE LLP                          CHADBOURNE & PARKE LLP
       ONE BEACON STREET                            30 ROCKEFELLER PLAZA
  BOSTON, MASSACHUSETTS 02108                     NEW YORK, NEW YORK 10112
         (617) 573-0100                                (212) 408-5100

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                             STATE OR OTHER
                      EXACT NAME OF                          JURISDICTION OF         I.R.S. EMPLOYER
                      REGISTRANT AS                           INCORPORATION          IDENTIFICATION
                 SPECIFIED IN ITS CHARTER                    OR ORGANIZATION             NUMBER
----------------------------------------------------------   ---------------         ---------------
The Lamar Corporation                                        Louisiana                  72-0690208
Interstate Logos, Inc.                                       Delaware                   72-1230862
Lamar Advertising of Colorado Springs, Inc.                  Colorado                   72-0931093
Lamar Advertising of Jackson, Inc.                           Mississippi                72-1085074
Lamar Advertising of Mobile, Inc.                            Alabama                    63-0576601
Lamar Advertising of South Georgia, Inc.                     Georgia                    72-1113924
Lamar Advertising of South Mississippi, Inc.                 Mississippi                72-1085105
Lamar Advertising of Tallahassee, Inc.                       Florida                    59-0968965
Lamar Advertising of Youngstown, Inc.                        Ohio                       23-2669670
TLC Properties, Inc.                                         Louisiana                  72-0640751
Missouri Logos, Inc.                                         Missouri                   72-1181668
Nebraska Logos, Inc.                                         Nebraska                   72-1137877
Oklahoma Logo Signs, Inc.                                    Oklahoma                   72-1141447
Utah Logos, Inc.                                             Utah                       72-1148211
Ohio Logos, Inc.                                             Ohio                       72-1148212
Georgia Logos, Inc.                                          Georgia                    72-1289331
Kansas Logos, Inc.                                           Kansas                     48-1187701
Lamar Air, LLC                                               Louisiana                  72-1277136
Lamar Pensacola Transit, Inc.                                Florida                    59-3391978
Lamar Tennessee Limited Partner, Inc.                        Tennessee                  72-1309006
Lamar Tennessee Limited Partnership                          Tennessee                  72-1309007
Lamar Tennessee Limited Partnership II                       Tennessee                  72-1309008
Lamar Texas General Partner, Inc.                            Texas                      72-1309003
Lamar Texas Limited Partnership                              Texas                      72-1309005
Michigan Logos, Inc.                                         Michigan                   38-3071362
Minnesota Logos, Inc.                                        Minnesota                  41-1800355
Minnesota Logos, a Partnership                               Minnesota                  41-1804634
Mississippi Logos, Inc.                                      Mississippi                64-0828364
New Jersey Logos, Inc.                                       New Jersey                 22-3380044
South Carolina Logos, Inc.                                   South Carolina             52-2152628
Tennessee Logos, Inc.                                        Tennessee                  62-1649765
Texas Logos, Inc.                                            Texas                      76-0381679
                                                                                          Has been
TLC Properties II, Inc.                                      Louisiana                 applied for
Virginia Logos, Inc.                                         Virginia                   54-1763912

*******************************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
* SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
* BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR *
* THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE    *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
* OF ANY SUCH STATE.                                                          *
*******************************************************************************


                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 1996

PROSPECTUS
                                  $225,000,000
                                  [LAMAR LOGO]

                          % SENIOR SUBORDINATED NOTES DUE 2006
                               ------------------
    The       % Senior Subordinated Notes due 2006 (the "Notes") are being offered hereby (this "Offering") by Lamar Advertising Company (the "Company").
Interest on the Notes will be payable semi-annually on              and
             of each year, commencing                , 1997. The Notes will be
redeemable at the option of the Company, in whole or in part, on or after
           , 2001, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined herein), each holder of the Notes will have the right to require the repurchase of such holder's Notes by the Company in cash at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. In addition, at any time on or prior to
           , 1999, the Company may redeem up to $75 million aggregate principal amount of the Notes with the net proceeds of one or more Public Equity Offerings
(as defined herein) at a redemption price equal to     % of the aggregate
principal of each Note so redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided however, that immediately after giving effect to any such redemption, not less than $150 million aggregate principal amount of the Notes remains outstanding.

    The Notes will be senior subordinated unsecured obligations of the Company and will be subordinated in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, pari passu in right of payment with any future senior subordinated indebtedness of the Company and senior in right of payment to all existing and any future subordinated indebtedness of the Company. The amount of Senior Indebtedness outstanding as of July 31, 1996, after giving effect to the Transactions (as defined herein) and the sale by the Company in August 1996 of 4,294,041 shares of Class A Common Stock (the "IPO") and the application of the net proceeds therefrom, would have been approximately $7.9 million. Pursuant to the New Credit Agreement (as defined herein), the Company will have the ability to incur additional Senior Indebtedness.

    The Notes will be guaranteed (the "Guarantees"), on a joint and several basis, by all of the Company's significant subsidiaries existing on the closing date of the Offering (collectively, the "Guarantors"). The Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all present and future Senior Indebtedness of the Guarantors, pari passu in right of payment with any future senior subordinated indebtedness of the Guarantors and senior in right of payment to any future subordinated indebtedness of the Guarantors.


    Ownership of the Notes will be maintained in book-entry form by or through the Depository (as defined herein). Interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership of the Notes except under the limited circumstances described herein. Settlement for the Notes will be made in immediately available funds. The Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity for the Notes will therefore settle in immediately available funds. All payments of principal of, premium, if any, and interest on the Notes will be made by the Company in immediately available funds so long as the Notes are maintained in book-entry form. Beneficial interests in the Notes may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof.



    Concurrently with this Offering, the Company is publicly offering pursuant to a separate prospectus shares of its Class A Common Stock which are expected to generate net cash proceeds to the Company (assuming the underwriters' overallotment option is not exercised) of approximately $58.0 million. (the "Common Stock Offering," and together with this Offering, the "Offerings"). The consummation of this Offering is conditioned upon consummation of the Common Stock Offering with net cash proceeds to the Company of at least $40 million.



    The Notes have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                               ------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                  PRICE TO      UNDERWRITING    PROCEEDS TO
                                                 PUBLIC(1)      DISCOUNTS(2)     COMPANY(3)
----------------------------------------------------------------------------------------------
  Per Note                                             %               %               %
----------------------------------------------------------------------------------------------
  Total                                           $               $               $
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

   (1) Plus accrued interest, if any, from the date of issuance.
   (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
   (3) Before deducting expenses payable by the Company estimated at $        .

                               ------------------

     The Notes are being offered by the several Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain conditions. It is expected that delivery of the Notes will be made through the book-entry facilities of the Depository Trust
Company ("DTC") on or about November   , 1996.

                               ------------------

SMITH BARNEY INC.
                 CHASE SECURITIES INC.
                                                CIBC WOOD GUNDY SECURITIES CORP.

               , 1996

                [COMPANY MAP -- OUTDOOR MARKETS AND LOGO STATES]

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus. Separate financial statements of the Guarantors are not included herein because the Guarantors are jointly and severally liable under the Guarantees, and the aggregate assets, liabilities, earnings and equity of the Guarantors are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis. Unless otherwise indicated, as used herein, the "Company" refers to Lamar Advertising Company together with its consolidated subsidiaries.

                                  THE COMPANY


     Lamar Advertising Company is one of the largest and most experienced owners and operators of outdoor advertising structures in the United States. It conducts a business that has operated under the Lamar name since 1902. As of September 30, 1996, the Company operated approximately 24,000 outdoor advertising displays in 13 southeastern, midwestern and mid-Atlantic states. After giving effect to the acquisition of FKM Advertising Co., Inc. ("FKM") and assuming consummation of the proposed acquisition of Outdoor East, L.P. ("Outdoor East") described below (collectively, the "Acquisitions"), the Company will operate approximately 29,000 outdoor advertising displays in 14 states. In each of the Company's existing 36 primary markets, the Company believes that it is the only full-service outdoor advertising company serving such markets. The Company also operates the largest logo sign business in the United States. Logo signs are erected pursuant to state-awarded franchises on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. The Company currently operates logo sign franchises in 15 of the 21 states which have a privatized logo sign program. In addition, the Company has recently entered into an agreement to acquire the existing logo sign franchises for the states of Kentucky and Nevada, has been awarded the logo sign franchise for the state of Florida and was selected to operate the tourism signing franchise for the province of Ontario, Canada. As of September 30, 1996, the Company maintained over 22,000 logo sign structures containing over 51,000 logo advertising displays under these franchises. The Company has recently expanded into the transit advertising business through the operation of displays on bus shelters, benches and buses in 8 of its 36 existing primary markets and several other markets in the state of South Carolina. For the fiscal year ended October 31, 1995, the Company reported net revenues and EBITDA (as defined herein) of $102.4 million and $41.0 million, respectively. Assuming all of the Transactions (as defined herein) were consummated, the Company's net revenues and EBITDA for the twelve months ended July 31, 1996, would have been $133.4 million and $54.1 million, respectively.


     The Company's strategy is to be the leading provider of outdoor advertising in each of the markets it serves, with an emphasis on markets with a media industry ranking based on population between 50 and 250. Important elements of this strategy are the Company's decentralized management structure and its focus on providing high quality local sales and service. In order to be more responsive to local market demands, the Company offers a full complement of outdoor advertising services coupled with local production facilities, management and account executives through its local offices. While maintaining its local focus, the Company seeks to expand its operations within existing and contiguous markets. The Company also pursues expansion opportunities, including acquisitions, in additional markets. In this regard and as described more fully below, the Company has acquired or has agreed to acquire several outdoor advertising companies and is in preliminary negotiations to acquire another such company. In the logo sign business, the Company's strategy is to maintain its position as the largest operator of logo signs in the U.S. by expanding through the addition of state logo franchises as they are awarded and through possible acquisitions. The Company may also pursue expansion opportunities in transit and other out-of-home media which the Company believes will enable it to leverage its management skills and market position.

     Management believes that operating in small to medium-sized markets provides the Company with certain advantages, including a diverse and reliable mix of local advertisers, geographic diversification and an ability to package inventory effectively. Local advertising constituted over 81% of the Company's outdoor advertising net revenues in fiscal 1995, which management believes is higher than the industry average.

     The Company believes that the experience of its senior and local managers has contributed greatly to its success. Its regional managers have been with the Company, on average, for 25 years. The average tenure of the Company's 36 local managers is 11 years. In addition, each of the five regional managers and 32 of the 36 local managers began their careers with the Company as local sales executives. The Company emphasizes decentralized local management of operations with centralized support and financial and accounting controls. As a result of this local focus, the Company maintains an extensive local operating presence within its markets and employed a total of 110 local account executives at September 30, 1996. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of the central office and offices in other markets in the event that business opportunities or customers' needs support such allocation of resources.


     The outdoor advertising industry generated total revenues of approximately $1.8 billion in 1995, or approximately 1.1% of the total advertising expenditures in the United States, according to recent estimates by the Outdoor Advertising Association of America (the "OAAA"), the trade association for the outdoor advertising industry. This represents growth of approximately 8.2% over estimated total 1994 revenues and compares favorably to the growth of total U.S. advertising expenditures of approximately 7.7% during the same period. Outdoor advertising offers repetitive impact and a relatively low cost-per-thousand impressions compared to broadcast media, newspapers, magazines and direct mail marketing, making it attractive to both local businesses targeting a specific geographic area or set of demographic characteristics and national advertisers seeking mass market support. Over the past 25 years, outdoor advertising industry revenues have grown from $0.3 billion in 1971 to $1.83 billion in 1995, representing a compound annual growth rate of 8.0%. According to the OAAA, in eleven of the last twenty years, outdoor advertising revenue growth exceeded total advertising revenue growth. The Company believes that this revenue growth is primarily the result of long term contracts that are generally renewable, a broadening client mix, the increased use of vinyl and computer printing and acquisition opportunities. Outdoor advertising services have recently expanded beyond billboards to include a wide variety of out-of-home advertising media, including advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains, buses and subways. The OAAA estimates that total out-of-home advertising revenues, including traditional billboard advertising, exceeded $3.0 billion in 1995.

                          RECENT ACQUISITION ACTIVITY


     The Company has recently entered into agreements to acquire, or has acquired, the assets or capital stock of several complementary businesses. The Company believes that these acquisitions will allow the Company to capitalize on the operating efficiencies and cross-market sales opportunities associated with operating in or near markets currently served by the Company.


PENDING ACQUISITIONS


  The Outdoor East Acquisition


     The Company has agreed to acquire substantially all of the assets of Outdoor East for a cash purchase price of approximately $60 million. Upon completion of the acquisition of Outdoor East, the Company will operate an additional 1,780 posters and 2,070 bulletins in seven markets in the states of Virginia, West Virginia, North Carolina, South Carolina, Georgia and Florida.

     The acquisition of Outdoor East would add advertising displays positioned along heavily travelled highways serving the eastern U.S. The largest market included in this acquisition is Columbia, SC, which is the state capital, home to the University of South Carolina and the 88th largest market in the U.S. The Outdoor East acquisition would give the Company a presence in additional small to medium-sized markets, including Harrisonburg, VA, Dublin, VA, Hopewell, VA, Bluefield, WV, Valdosta, GA and Lumberton, NC. Outdoor East had approximately $12.2 million in net revenues for the twelve months ended September 30, 1996.

     The consummation of the Outdoor East acquisition, which is expected to occur on or before December 15, 1996, is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").


  Logo Signs



     The Company has agreed to acquire the logo sign franchises for the states of Kentucky and Nevada from Logo Signs of America, Inc. ("LSA") for $3.8 million in cash. Upon consummation of the acquisition, the Company will operate 1,984 logo sign displays in Kentucky and 292 logo sign displays in Nevada.



     The acquisition of LSA, which is expected to take place on December 2, 1996, is subject to customary closing conditions, including required regulatory approvals.



  Transit



     The Company has agreed to acquire 450 transit advertising displays located in Augusta, GA and Greenville, North Charleston, Spartanburg and Columbia, SC from Shelter Ad Systems, Inc. for $1.1 million in cash. This acquisition is expected to close on December 2, 1996.


COMPLETED ACQUISITIONS


  The FKM Acquisition



     On November 1, 1996, the Company acquired all of the outstanding capital stock of FKM for a cash purchase price of $40 million. Upon completion of the FKM acquisition, the Company acquired a total of 122 bulletins and 537 posters in Youngstown, OH and 553 bulletins located across the state of Pennsylvania on interstate highways and other primary roads. FKM had approximately $7.5 million of net revenues for the twelve months ended September 30, 1996. The Company financed the FKM acquisition with borrowings of $40 million under the Company's current bank credit facility (the "Existing Credit Agreement").



     The acquisition of FKM expands the Company's operations in Ohio and gives the Company an entry into Pennsylvania. As a result of the FKM acquisition, the Company will operate bulletin structures on non-metropolitan Pennsylvania interstate and state highways.



  Other Outdoor Advertising Acquisitions


     Since July 31, 1996, the Company has also acquired for cash certain assets of (i) Revere Outdoor Advertising in Corpus Christi, TX and Laredo, TX for $9.3 million, (ii) Southworth Advertising, Inc. in Panama City, FL, Fort Walton, FL and Albany, GA for $1.8 million, (iii) Colonial Outdoor Advertising, Inc. in Roanoke, VA for $1.1 million, and (iv) Walz Marketing, Inc. in Lakeland, FL for $0.8 million. As a result of these additional acquisitions, the Company has acquired approximately 1,686 outdoor advertising displays consisting of 195 bulletins and 519 posters in Corpus Christi, TX; 87 bulletins and 373 posters in Laredo, TX; 45 bulletins and 164 posters in Panama City, FL; six bulletins in Fort Walton, FL; 14 bulletins and 112 posters in Albany, GA; 50 bulletins in Roanoke, VA and 121 bulletins in Lakeland, FL. Net revenues relating to these acquired assets totalled approximately $3.5 million based on the most recently completed fiscal years of the acquired businesses.


OTHER ACQUISITION



     The Company has entered into a letter of intent with Headrick Outdoor, Inc. ("Headrick"), pursuant to which the Company intends to acquire the assets of Headrick for a cash purchase price of approximately $75 million. Upon completion of the Headrick acquisition, the Company will operate an additional 3,577 bulletins in ten southeastern and midwestern states. A definitive acquisition agreement has not yet been executed, and there can be no assurance that such an agreement will be executed or, if executed, that the acquisition will be consummated.



     The Headrick acquisition will be subject to customary closing conditions, including the expiration or early termination of the waiting period under the HSR Act.


                                 FINANCING PLAN

     The Company intends to finance its acquisition activity from external sources. In this regard, the Company is negotiating the terms of a new bank credit facility (the "New Credit Agreement") which would increase its loan commitment to $225 million and would provide for additional borrowing of up to $75 million at the discretion of the lenders. In addition, prior to or concurrently with this Offering, the Company is offering pursuant to the Common Stock Offering shares of its Class A Common Stock which are expected to generate net cash proceeds to the Company of approximately $58.0 million. As part of this financing plan, the Company has commenced a tender offer (the "Tender Offer" which, together with the Offerings and the Acquisitions, are collectively referred to herein as the "Transactions") to purchase for cash all of its 11% Senior Secured Notes due May 15, 2003 (the "Existing Notes"), of which $100 million are currently outstanding, and is soliciting consents to amend the indenture (the "Existing Note Indenture") and pledge agreement relating to the Existing Notes. As of November 19, 1996, holders representing over a majority in principal amount of the Existing Notes have validly tendered their Existing Notes and delivered their consents. The acquisition of FKM was funded from borrowings under the Existing Credit Agreement and the Outdoor East acquisition and the Tender Offer will be financed with a portion of the net proceeds of the Offerings. This Offering is conditioned upon the successful completion of the Common Stock Offering with net cash proceeds to the Company of at least $40 million, but is not conditioned upon the execution of the New Credit Agreement.


     As used in this Prospectus, the term "market" refers to the geographic area represented by the Spring 1996 Arbitron Radio Metro Market ranking, as determined by The Arbitron Company, which ranks, according to population of persons 12 years or older, the largest 263 markets in the U.S. -- from New York, NY (1) to Casper, WY (263). The Company believes that the Metro Market ranking is a standard measure of market size used by the media industry.

                              OUTDOOR ADVERTISING


     The following table sets forth certain information regarding the Company's existing primary outdoor advertising markets and the assets proposed to be acquired in the acquisition of Outdoor East.


EXISTING OUTDOOR ADVERTISING MARKETS(1)

                                                                            NUMBER OF DISPLAYS(4)          NET
                                                                            ---------------------      REVENUES(5)
                 STATE/PRIMARY MARKET                    MARKET RANK(3)     BULLETINS     POSTERS     --------------
-------------------------------------------------------  --------------     ---------     -------     (IN THOUSANDS)
LOUISIANA
  Baton Rouge..........................................         81               419         684        $    7,280
  Shreveport...........................................        126               268         730             3,389
  Lafayette............................................         97               154         353             2,035
  Lake Charles.........................................        202               189         285             1,915
  Monroe...............................................        226               123         508             1,534
  Alexandria...........................................        198                49         224               757
  Houma(2).............................................         --                40         164                --
                                                                               -----      ------          --------
        Total..........................................                        1,242       2,948            16,910
TENNESSEE
  Nashville............................................         44               326       1,174             7,488
  Knoxville............................................         69               694         896             7,171
  Clarksville..........................................         --                98         357             1,533
                                                                               -----      ------          --------
        Total..........................................                        1,118       2,427            16,192
FLORIDA
  Pensacola............................................        125               250         662             3,113
  Lakeland.............................................        104               554         372             2,875(6)
  Panama City..........................................        225               268         470             2,262(6)
  Fort Myers...........................................         77               133         297             2,153
  Tallahassee..........................................        167               121         302             1,908
  Fort Walton..........................................        207               157         220             1,643(6)
  Daytona Beach........................................         93                54         339             1,456
                                                                               -----      ------          --------
        Total..........................................                        1,537       2,662            15,410
ALABAMA
  Mobile...............................................         84               381         630             4,755
  Montgomery...........................................        142               248         499             3,598
                                                                               -----      ------          --------
        Total..........................................                          629       1,129             8,353

                                                                            NUMBER OF DISPLAYS(4)          NET
                                                                            ---------------------      REVENUES(5)
                 STATE/PRIMARY MARKET                    MARKET RANK(3)     BULLETINS     POSTERS     --------------
-------------------------------------------------------  --------------     ---------     -------     (IN THOUSANDS)
TEXAS
  Brownsville..........................................         63               204         873             2,577
  Beaumont.............................................        127               204         308             2,165
  Corpus Christi.......................................        128               195         519             1,707(6)
  Wichita Falls........................................        235                89         165               902
  Laredo...............................................        216                87         373               868(6)
                                                                               -----      ------          --------
        Total..........................................                          779       2,238             8,219
MISSISSIPPI
  Jackson..............................................        118               268         698             4,420
  Gulfport.............................................        134               207         559             2,953
                                                                               -----      ------          --------
        Total..........................................                          475       1,257             7,373
GEORGIA
  Savannah.............................................        154               344         604             3,307
  Augusta..............................................        107               163         471             2,482
  Albany...............................................        243               106         383             1,109(6)
                                                                               -----      ------          --------
        Total..........................................                          613       1,458             6,898
VIRGINIA
  Richmond.............................................         56               309         616             4,288
  Roanoke..............................................        101               262         450             1,958(6)
                                                                               -----      ------          --------
        Total..........................................                          571       1,066             6,246
PENNSYLVANIA
  Statewide Highways...................................        N/A               553           0             4,713(6)
KENTUCKY
  Lexington............................................        105               117         507             3,127
WEST VIRGINIA
  Wheeling.............................................        213               261         551             2,626
COLORADO
  Colorado Springs.....................................         98               141         355             2,486
OHIO
  Dayton...............................................         52                 3         529             1,960
  Youngstown...........................................         90               122         537               243(6)
                                                                               -----      ------          --------
        Total..........................................                          125       1,066             2,203
                                                                               -----      ------          --------
        Subtotal.......................................                        8,161      17,664        $  100,756
                                                                               -----      ------          --------



THE OUTDOOR EAST ACQUISITION (PENDING)



                                                                            NUMBER OF DISPLAYS(4)          NET
                                                                            ---------------------      REVENUES(5)
                 STATE/PRIMARY MARKET                    MARKET RANK(3)     BULLETINS     POSTERS     --------------
-------------------------------------------------------  --------------     ---------     -------     (IN THOUSANDS)
SOUTH CAROLINA
  Columbia.............................................         88               338         571             3,725(7)
NORTH CAROLINA
  Statewide Highways...................................        N/A               924         112             2,472(7)
WEST VIRGINIA
  Bluefield............................................         --               306         281             1,863(7)
VIRGINIA
  Dublin...............................................         --                99         221                --(8)
  Harrisonburg.........................................        253                 9         123                --(8)
  Hopewell.............................................         --                56         291                --(8)
                                                                               -----      ------          --------
        Total..........................................                          164         635             1,632(7)(8)
GEORGIA
  Valdosta.............................................         --               338         181             1,289(7)
                                                                               -----      ------          --------
        Subtotal.......................................                        2,070       1,780        $   10,981
                                                                               -----      ------          --------
TOTAL..................................................                       10,231      19,444        $  111,737
                                                                               =====      ======          ========

                              LOGO SIGN FRANCHISES

     The following table sets forth certain information regarding the Company's logo business operations. As of September 30, 1996, the Company operated 51,140 logo advertising displays.

                                        # LOGO
 YEAR                                 ADVERTISING
AWARDED            FRANCHISE           DISPLAYS
-------     ------------------------  -----------
  1989      Nebraska................       788
  1989      Oklahoma................     1,120
  1990      Utah....................     1,494
  1991      Missouri(9).............     8,254
  1992      Ohio....................     5,686
  1993      Texas...................     2,177
  1993      Mississippi.............     2,866
  1995      Georgia.................     9,240

                                        # LOGO
 YEAR                                 ADVERTISING
AWARDED            FRANCHISE           DISPLAYS
-------     ------------------------  -----------
  1995      Minnesota(10)...........     2,491
  1995      South Carolina..........     1,982
  1996      Virginia................     7,658
  1996      Michigan................     1,376
  1996      Tennessee...............     4,216
  1996      Kansas..................     1,792
  1996      New Jersey(11)..........        --


---------------

 (1) Includes additional or outlying markets served by the office in the applicable market.
 (2) Houma was established as a separate primary market in fiscal 1995, and, therefore, net revenues are not included.
 (3) Indicates the Spring 1996 Arbitron Radio Metro Market ranking within which the office is located, as determined by The Arbitron Company. The Company believes that Metro Market ranking, which ranks, according to population of persons 12 years or older, the largest 263 markets in the U.S., is a standard measure of market size used by the media industry. Where no market ranking is shown, such market is not ranked by Arbitron.
 (4) The two standardized types of industry displays are bulletins and posters. See "Business -- Company Operations." The display count is as of October 31, 1995, pro forma for acquisitions completed within the last twelve months.
 (5) Except as otherwise noted, represents net revenues for fiscal year ended October 31, 1995 attributable to each outdoor advertising market. These revenues, together with logo sign and transit advertising revenues and production revenue, comprise outdoor advertising net revenues shown in the Company's consolidated statements of earnings (loss).
 (6) Reflects net revenues for the most recently completed applicable fiscal year with respect to acquisitions completed by the Company since July 31, 1996. See "The Transactions -- Recent Acquisition Activity -- Completed Acquisitions."

 (7) Represents net revenues for the most recently completed applicable fiscal year attributable to the outdoor advertising market proposed to be acquired by the Company. See "The Transactions -- Recent Acquisition
     Activity -- Pending Acquisitions."


 (8) Net revenues for specific markets proposed to be acquired in the state of Virginia are not available.


 (9) Franchise operated by a 66.7% owned partnership.


(10) Franchise operated by a 95.0% owned partnership.


(11) The Company was recently awarded the New Jersey franchise, and, accordingly, no logo signs had been erected as of September 30, 1996.


     The Company's address is 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808. Its telephone number is (504) 926-1000.

                                  THE OFFERING

Securities Offered............   $225,000,000 aggregate principal amount of
                                      % Senior Subordinated Notes due
                                                , 2006.

Maturity Date.................                  , 2006.

Interest Payment Dates........                  and                , commencing
                                                , 1997.

Optional Redemption...........   The Notes will be redeemable at the Company's
                                 option, in whole or in part, at any time on or
                                 after                , 2001 at the redemption
                                 prices set forth herein plus accrued and unpaid
                                 interest, if any, to the date of redemption. In
                                 addition, at any time on or prior to
                                 1999, the Company may redeem up to $75 million
                                 aggregate principal amount of the Notes with
                                 the net proceeds of one or more Public Equity
                                 Offerings at a redemption price equal to      %
                                 of the aggregate principal of each Note so redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that immediately after giving effect to any such redemption, not less than $150 million aggregate principal amount of the Notes remains outstanding. See "Description of
                                 Notes -- Optional Redemption."

Ranking.......................   The Notes will be senior subordinated unsecured
                                 obligations of the Company and will be
                                 subordinated in right of payment to all
                                 existing and future Senior Indebtedness of the Company, including indebtedness under the New
                                 Credit Agreement, pari passu in right of payment with any future senior subordinated indebtedness of the Company and senior in right of payment to all existing and any future subordinated indebtedness of the Company. As of July 31, 1996, on a pro forma basis after giving effect to the Transactions and the IPO and the application of the net proceeds therefrom, the aggregate amount of Senior
                                 Indebtedness of the Company on a consolidated basis that would have ranked senior to the Notes was approximately $7.9 million. Pursuant to the New Credit Agreement, the Company will have the ability to incur additional Senior
                                 Indebtedness.

Guarantees....................   The Notes will be guaranteed, on a joint and
                                 several basis, by the Guarantors. The
                                 Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors including guarantees of indebtedness outstanding under the New Credit Agreement, pari passu in right of payment with any future senior subordinated indebtedness of the
                                 Guarantors and senior in right of payment to any future subordinated indebtedness of the Guarantors.

Change of Control.............   In the event of a Change of Control, the
                                 Company will be obligated to make an offer to purchase all outstanding Notes at a purchase price of 101% of the principal amount thereof plus accrued interest, if any. See "Description of Notes -- Change of Control."

Asset Sale Proceeds...........   The Company will be obligated in certain
                                 instances to offer to purchase Notes at a purchase price of 100% of the principal amount thereof plus accrued interest, if any, with the net cash proceeds of certain sales or other dispositions of assets.

Certain Covenants.............   The indenture governing the Notes (the
                                 "Indenture") will impose certain other
                                 limitations on the ability of the Company and certain of its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments and investments, consummate certain transactions with affiliates, incur liens, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets. The Indenture will also impose limitations on the Company's ability to restrict the ability of subsidiaries to pay dividends or make certain payments to the Company or its subsidiaries.


Concurrent Common Stock
Offering......................   Concurrently with this Offering, the Company is
                                 publicly offering shares of its Class A Common
                                 Stock pursuant to the Common Stock Offering which are expected to generate net cash proceeds to the Company of approximately $58.0 million. The consummation of the Common Stock
                                 Offering, with net cash proceeds to the Company of at least $40 million, is a condition precedent to this Offering.



Listing.......................   The Notes have been approved for listing on the
                                 New York Stock Exchange, subject to official notice of issuance.


Use of Proceeds...............   The net proceeds from this Offering, together
                                 with the net proceeds
                                 of the Common Stock Offering, will be used to repay existing indebtedness and for general corporate purposes, including acquisitions. See
                                 "Use of Proceeds."

   SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA


                                                                                                                       PRO FORMA
                                                                                                 NINE MONTHS ENDED      TWELVE
                                                 YEAR ENDED                        PRO FORMA                            MONTHS
                                                OCTOBER 31,                       YEAR ENDED         JULY 31,            ENDED
                             --------------------------------------------------   OCTOBER 31,   -------------------    JULY 31,
                              1991      1992       1993       1994       1995       1995(1)       1995       1996       1996(1)
                             -------   -------   --------   --------   --------   -----------   --------   --------   -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Net revenues................ $62,262   $61,955   $ 66,524   $ 84,473   $102,408    $ 118,872    $ 76,726   $ 88,165    $ 133,365
Operating expenses:
 Direct advertising
   expenses.................  22,143    22,783     23,830     28,959     34,386       39,783      26,564     30,969       44,947
 General and administrative
   expenses.................  17,703    18,225     19,504     24,239     27,057       31,679      20,636     22,842       34,320
 Depreciation and
   amortization.............   8,826     8,881      8,924     11,352     14,090       21,241       9,954     10,568       21,855
                             -------   --------  --------   --------   --------     --------    --------   --------     --------
   Total operating
     expenses...............  48,672    49,889     52,258     64,550     75,533       92,703      57,154     64,379      101,122
                             -------   --------  --------   --------   --------     --------    --------   --------     --------
Operating income............  13,590    12,066     14,266     19,923     26,875       26,169      19,572     23,786       32,243
                             -------   --------  --------   --------   --------     --------    --------   --------     --------
Interest expense............  11,650    10,454     11,502     13,599     15,783       24,398      11,948     11,957       24,367
Earnings before income taxes
 and extraordinary item.....     936     2,625      1,677      5,227      8,308       (1,584)      6,069     10,897        5,456
Income tax expense
 (benefit)(2)...............     207       270        476     (2,072)    (2,390)      (5,893)     (2,480)     4,420        1,891
Net earnings (loss)(3)(4)...     729     2,355       (653)     7,299     10,698        4,309       8,549      6,477        3,565
Net earnings (loss)
 applicable to common
 stock......................     729     2,355       (653)     7,299     10,698        4,309       8,549      6,203        3,291
Earnings per common share
 before extraordinary
 item(5).................... $   .02   $   .07   $    .03   $    .21   $    .32    $     .11    $    .26   $    .23    $     .09
                             =======   ========  ========   ========   ========     ========    ========   ========     ========
Net earnings (loss) per
 common share(5)............ $   .02   $   .07   $   (.02)  $    .21   $    .32    $     .11    $    .26   $    .23    $     .09
                             =======   ========  ========   ========   ========     ========    ========   ========     ========
OTHER DATA:
EBITDA(6)...................  22,416    20,947     23,190     31,275     40,965       47,410      29,526     34,354       54,098
EBITDA margin...............      36%       34%        35%        37%        40%          40%         39%        39%          41%
Ratio of EBITDA to interest
 expense....................     1.9x      2.0x       2.0x       2.3x       2.6x         1.9x        2.5x       2.9x         2.2x
Ratio of net debt to
 EBITDA(7)..................     4.9x      5.0x       4.6x       4.7x       3.4x         3.5          --         --          3.4x
Ratio of total debt to
 EBITDA.....................     4.9x      5.0x       5.0x       4.9x       3.6x         5.3          --         --          4.7x
Ratio of earnings to fixed
 charges(8).................     1.1x      1.2x       1.0x       1.3x       1.4x         0.9x        1.4x       1.7x         1.2x
Capital expenditures:
 Outdoor advertising........   1,847     1,695      2,374      4,997      6,643       10,251       4,786      4,922       10,359
 Logos......................     629     3,056      2,009      2,761      1,567        1,567       1,390      7,989        8,096
Cash flows from operating
 activities(9)..............  10,328    12,930     12,411     15,214     25,065           --      10,752     15,595           --
Cash flows from investing
 activities(9)..............  (4,236)   (7,273)   (10,064)   (53,569)   (17,817)          --     (11,049)   (28,798)          --
Cash flows from financing
 activities(9)..............  (5,133)   (6,734)     6,802     37,147     (9,378)          --      (5,751)     9,287           --
Number of outdoor
 advertising displays(10)...  18,829    17,835     17,659     22,369     22,547       27,605      22,512     23,089       28,147
Number of logo advertising
 displays(10)...............   5,027    11,371     13,820     18,266     24,219       24,219      22,431     48,362       48,362
Cumulative logo sign
 franchises(10).............    4         5         7          7          11          11           8          15          15



                                                                                              AS OF JULY 31, 1996
                                                                                           --------------------------
                                                                                                           PRO FORMA
                                                                                                          FOR THE IPO
                                                                                                            AND THE
                                                                                            ACTUAL        TRANSACTIONS
                                                                                           --------       -----------
BALANCE SHEET DATA:
Cash and cash equivalents................................................................  $  1,965        $  70,512
Working capital..........................................................................     1,479           72,251
Total assets.............................................................................   150,267          329,789
Total debt (including current maturities)................................................   160,007          252,910
Total long-term obligations..............................................................   156,674          250,800
Stockholders' equity (deficit)...........................................................   (25,289)          61,118

---------------

 (1) For purposes of the pro forma adjusted financial information (i) the statement of earnings of the Company for its fiscal year ended October 31, 1995 has been combined with the statements of earnings of Outdoor East and FKM for their fiscal year ended December 31, 1995, (ii) the statement of earnings of the Company for the twelve month period ended July 31, 1996 has been combined with the statements of earnings of Outdoor East and FKM for the twelve months ended September 30, 1996 and (iii) effect has been given to the IPO and the Transactions. For a more complete description of the pro forma impact on the Company's results of operations see "Unaudited Pro Forma Condensed Consolidated Financial Statements." To the extent the net proceeds to the Company of the Common Stock Offering do not equal $58.0 million, cash will be adjusted accordingly.
 (2) The benefit of the Company's net operating loss carryforward was fully recognized as of October 31, 1995, resulting in the income tax expense shown for the nine months ended July 31, 1996, compared to the income tax benefit for the same period in the prior year.
 (3) Includes, in 1993, an extraordinary loss on debt extinguishment, net of an income tax benefit, of $1.9 million.
 (4) Pro forma financial information for the year ended October 31, 1995 and the twelve months ended July 31, 1996 does not give effect to extraordinary loss from the extinguishment of debt of $9,235 and $9,470, respectively.
 (5) After giving effect to the approximately 778.9 for 1 split of the Company's then-existing common stock and the recapitalization effected after July 31, 1996.
 (6) "EBITDA" is defined as operating income before depreciation and amortization. EBITDA represents a measure which management believes is customarily used to evaluate the financial performance of companies in the media industry. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net earnings as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of its liquidity.
 (7) "Net debt" consists of debt less cash and cash equivalents.
 (8) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company and its subsidiaries plus the Company's share of the distributed income of less than 50% owned persons. Fixed charges consist of the Company's and its subsidiaries' interest expense (including interest costs capitalized) and the portion of rent expense representative of an interest factor.
 (9) Cash flows from operating, investing and financing activities are obtained from the Company's consolidated statements of cash flows prepared in accordance with generally accepted accounting principles.
(10) As of the end of the period.

                                  RISK FACTORS

     In addition to the other information contained and incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Notes offered hereby.


     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below. Such forward looking statements include those assuming the completion of this Offering, the Common Stock Offering, the Acquisitions, the Tender Offer and the New Credit Agreement, certain of which have yet to be completed and any of which may not be completed. The failure of the Company to complete any of these transactions will impact the Company's capital structure and could have certain other effects, many of which are more fully described herein.


SUBSTANTIAL INDEBTEDNESS OF THE COMPANY


     The Company presently has substantial indebtedness ($160.0 million at July 31, 1996) and contemplates increasing its indebtedness in connection with the Acquisitions. In addition, the Company is offering $225 million aggregate principal amount of Notes pursuant to this Offering and is currently negotiating the terms of the New Credit Agreement, which would increase the Company's loan commitment to $225 million and would provide for possible additional borrowing of up to $75 million at the discretion of the lenders. The execution of the New Credit Agreement is not a condition precedent to the consummation of this Offering and there can be no assurance that the New Credit Agreement will be entered into. Additionally, as of July 31, 1996, the Company had $3.6 million of Class A Preferred Stock, $638 par value per share (the "Class A Preferred Stock"), outstanding which is entitled to a cumulative preferential dividend of $364,903 annually. At July 31, 1996, after giving effect to the Transactions and the IPO and the application of the net proceeds therefrom, the Company's indebtedness would have been approximately $252.9 million. The Company's ratio of total debt to EBITDA for the twelve months ended July 31, 1996 (on a pro forma basis after giving effect to the Transactions and the IPO and the application of the net proceeds therefrom) was 4.7x. A substantial part of the Company's cash flow from operations will be dedicated to debt service and will not be available for other purposes. Further, if the Company's net cash provided by operating activities were to decrease from present levels, the Company could experience difficulty in meeting its debt service obligations without additional financing. There can be no assurance that, in the event the Company were to require additional financing, such additional financing would be available or, if available, would be available on favorable terms. In addition, any such additional financing may require the consent of lenders under the Existing Credit Agreement or the New Credit Agreement, as the case may be, or holders of other debt of the Company. Certain of the Company's competitors operate on a less leveraged basis and may have greater operating and financial flexibility than the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Indebtedness" and "Description of Notes."


SUBORDINATION OF THE NOTES

     The Notes are subordinated to all existing and future Senior Indebtedness of the Company and the Guarantors. Subject to certain limitations, the Indenture will permit the Company and the Guarantors to incur additional indebtedness, including Senior Indebtedness. In addition, the indebtedness to be outstanding under the New Credit Agreement will be secured by liens on the stock of all of its subsidiaries. In a liquidation, bankruptcy, reorganization or similar proceeding involving the Company, its assets would be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and, in such event, there may not be sufficient assets to pay in full amounts due on the Notes. After giving effect to the Transactions and the IPO and the application of the net proceeds therefrom, the amount of Senior Indebtedness outstanding as of July 31, 1996 would have been approximately $7.9 million. The Company will be able to incur additional Senior Indebtedness under either the Existing Credit Agreement or the New Credit Agreement and will be permitted to incur additional Senior Indebtedness under the Indenture. See "Description of Notes" and "Description of Other Indebtedness."

DEPENDENCE ON CASH FLOW FROM SUBSIDIARIES; FRAUDULENT CONVEYANCE CONCERNS

     The Company is a holding company which derives all of its operating income from its subsidiaries. The Company must rely on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of the Company's subsidiaries to pay such dividends or make such distributions will be subject to, among other things, applicable state laws and restrictions contained in its existing and future debt instruments. There can be no assurance that the Company's subsidiaries will be in a position to make such dividend or distributions.

     While the Notes will be guaranteed on a senior subordinated basis by the Guarantors, the Guarantees may be subject to limitation under federal and state fraudulent conveyance law. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay, or defraud any present or future creditor, or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) such Guarantor did not receive fair consideration or reasonable equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent,
(ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, a court could avoid or subordinate such Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by each Guarantor as a result of the issuance by the Company of the Notes. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     To the extent any Guarantee is avoided or subordinated as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided, subordinated, limited, or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an avoided, subordinated, limited or unenforceable Guarantee wold be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes.

     Based upon the financial and other information currently available to it, management of the Company and the Company's subsidiaries believe that the Notes and the Guarantees are being incurred for proper purposes and in good faith and that the Company and each of the Guarantors is solvent and will, after issuing the Notes or its Guarantee, as the case may be, have sufficient capital for carrying on its business and be able to pay its debts as they mature. In rendering their opinions on the validity of the Notes and the Guarantees, counsel for the Company and the Underwriters will express no opinion as to federal or state laws relating to fraudulent transfers.

RESTRICTIONS IMPOSED BY NEW CREDIT AGREEMENT; NONCOMPLIANCE WITH COVENANTS

     The Existing Credit Agreement and the Existing Note Indenture contain, and the New Credit Agreement and the Indenture will contain, covenants which will restrict, among other things, the ability of the Company to dispose of assets, incur or repay debt, create liens, and make certain investments. In addition, the

Existing Credit Agreement requires, and the New Credit Agreement is expected to require, the Company to maintain specified financial ratios and levels including cash interest coverage, fixed charge coverage and total debt ratios. The ability of the Company to comply with the foregoing restrictive covenants will depend on its future performance, which is subject to prevailing economic, financial and business conditions and other factors beyond the Company's control. See "Description of Other Indebtedness."


FLUCTUATIONS IN ECONOMIC AND ADVERTISING TRENDS

     The Company relies on sales of advertising space for its revenues, and its operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. A reduction in advertising expenditures available for the Company's displays could result from a general decline in economic conditions, a decline in economic conditions in particular markets where the Company conducts business or a reallocation of advertising expenditures to other available media by significant users of the Company's displays. Although the Company believes that in recent years outdoor advertising expenditures have increased more rapidly than total U.S. advertising expenditures, there can be no assurance that this trend will continue or that in the future outdoor advertising expenditures will not grow more slowly than the advertising industry as a whole.

REGULATION OF OUTDOOR ADVERTISING

     The outdoor advertising business is subject to regulation by federal, state and local governments. Federal law requires states, as a condition to federal highway assistance, to restrict billboards on federally-aided primary and interstate highways to commercial and industrial areas and imposes certain additional size, spacing and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations, and some local governments prohibit construction of new billboards and reconstruction of substantially damaged billboards or allow new construction only to replace existing structures. In addition, some jurisdictions (including certain of those within the Company's markets) have adopted amortization ordinances under which owners and operators of outdoor advertising displays are required to remove existing structures at some future date, often without condemnation proceeds being available. Federal and corresponding state outdoor advertising statutes require payment of compensation for removal by governmental order in some circumstances. Ordinances requiring the removal of a billboard without compensation, whether through amortization or otherwise, have been challenged in various state and federal courts on both statutory and constitutional grounds, with conflicting results. Although the Company has been successful in the past in negotiating acceptable arrangements in circumstances in which its displays have been subject to removal or amortization, there can be no assurance that the Company will be successful in the future and what effect, if any, such regulations may have on the Company's operations. In addition, the Company is unable to predict what additional regulation may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements has been introduced in Congress from time to time in the past, although no laws which, in the opinion of management, would materially and adversely affect the Company's business have been enacted to date. Changes in laws and regulations affecting outdoor advertising at any level of government may have a material adverse effect on the Company's results of operations. See "-- Declining Tobacco Advertising" for a discussion of recent federal executive action concerning tobacco advertising.

ACQUISITION AND GROWTH STRATEGY RISKS

     The Company's growth has been enhanced materially by strategic acquisitions that have substantially increased the Company's inventory of advertising displays. One element of the Company's operating strategy is to make strategic acquisitions in markets in which it currently competes as well as in new markets. While the Company believes that the outdoor advertising industry is highly fragmented and that significant acquisition opportunities are available, there can be no assurance that suitable acquisition candidates can be found, and the Company is likely to face competition from other outdoor advertising companies for available acquisition opportunities. In addition, if the prices sought by sellers of outdoor advertising displays continue to rise, as management believes may happen, the Company may find fewer acceptable acquisition opportunities.

There can be no assurance that the Company will have sufficient capital resources to complete acquisitions or be able to obtain any required consents of its bank lenders or that acquisitions can be completed on terms acceptable to the Company. In addition, the Company recently has entered into the transit advertising business and, while the Company believes that it will be able to utilize its expertise in outdoor advertising to operate this business, it has had limited experience in transit advertising and there is no assurance that it will be successful.


     Since July 31, 1996, the Company has completed the acquisition of, and has entered into agreements to acquire, eight complementary businesses. The process of integrating these businesses into the Company's operations may result in unforeseen operating difficulties and could require significant management attention that would otherwise be available for the development of the Company's existing business. Moreover, there can be no assurance that the Company will realize anticipated benefits and cost savings or that the Outdoor East acquisition or any future acquisitions will be consummated. See "The Transactions -- Recent Acquisition Activity" for a description of the Company's recent acquisition activity and a discussion of certain pending transactions.


DECLINING TOBACCO ADVERTISING

     Approximately 9% of the Company's outdoor advertising net revenues in fiscal 1995 came from the tobacco products industry, compared to 7% for fiscal 1994 and 1993, 12% for fiscal 1992 and 17% for fiscal 1991. The percentage for the nine months ended July 31, 1996, on a historical basis and on a pro forma basis giving effect to the Pending Acquisitions, was approximately 9%. Manufacturers of tobacco products, principally cigarettes, were historically major users of outdoor advertising displays. Beginning in 1992, the leading tobacco companies substantially reduced their domestic advertising expenditures in response to societal and governmental pressures and other factors. There can be no assurance that the tobacco industry will not further reduce advertising expenditures in the future either voluntarily or as a result of governmental regulation or as to what affect any such reduction may have on the Company. See "Business -- Company Operations -- Categories of Business." Tobacco advertising is currently subject to regulation and legislation has been introduced from time to time in Congress that would further regulate advertising of tobacco products. In August 1996, President Clinton signed an executive order adopting rules proposed by the United States Food and Drug Administration which would prohibit the use of pictures and color in tobacco advertising and restrict the proximity of outdoor tobacco advertising to schools and playgrounds. Although certain advertising industry and tobacco industry organizations have filed lawsuits challenging these rules and certain members of Congress have indicated that they may sponsor legislation to prevent these rules from going into effect, there can be no assurance that such lawsuits will be successful or that such legislation, if proposed, will be adopted. Subject to the outcome of litigation or legislative action, these rules would become effective in August 1997. Further, there can be no assurance that national or local legislation or regulations restricting tobacco advertising will not be adopted in the future, or as to the effect any such legislation or the voluntarily curtailment of advertising by tobacco companies would have on the Company. See "Business -- Regulation."

COMPETITION

     In addition to competition from other forms of media, including television, radio, newspapers and direct mail advertising, the Company faces competition in its markets from other outdoor advertising companies, some of which may be larger and better capitalized than the Company. The Company also competes with a wide variety of other out-of-home advertising media, the range and diversity of which have increased substantially over the past several years to include advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses. The Company believes that its local orientation, including the maintenance of local offices, has enabled it to compete successfully in its markets to date. However, there can be no assurance that the Company will be able to continue to compete successfully against current and future sources of outdoor advertising competition and competition from other media or that the competitive pressures faced by the Company will not adversely affect its profitability or financial performance. In its logo sign business, the Company currently faces competition for state franchises from four other national logo sign providers as well as local companies. Competition from these sources is encountered both when a franchise is first privatized and upon renewal thereafter. See "Business -- Competition."

POTENTIAL LOSSES FROM HURRICANES

     A significant portion of the Company's structures are located in the mid-Atlantic and Gulf Coast regions of the United States. These areas are highly susceptible to hurricanes during the late summer and early fall. In the past, severe storms have caused the Company to incur material losses resulting from structural damage, overtime compensation, loss of billboards that could not legally be replaced and reduced occupancy because billboards are out of service. The Company has determined that it is not economical to obtain insurance against losses from hurricanes and other storms. The Company has developed contingency plans to deal with the threat of hurricanes, including plans for early removal of advertising faces to permit the structures to better withstand high winds and the replacement of such faces after storms have passed. As a result of these contingency plans, the Company has experienced lower levels of losses from recent storms and hurricanes. Structural damage attributable to Hurricane Andrew in 1992 was less than $500,000, and three hurricanes caused aggregate structural damage of less than $1,000,000 in 1995. There can be no assurance, however, that the Company's contingency plans will continue to be effective.

RISKS IN OBTAINING AND RETAINING LOGO SIGN FRANCHISES

     Logo sign franchises represent a growing portion of the Company's revenues and operating income. The Company cannot predict the number of remaining states, if any, that will initiate logo sign programs or convert state-run logo sign programs to privately operated programs. Competition for new state logo sign franchises is intense and, even after a favorable award, franchises may be subject to challenge under state contract bidding requirements, resulting in delays and litigation costs. In addition, state logo sign franchises are generally, with renewal options, ten to twenty-year franchises subject to earlier termination by the state, in most cases upon payment of compensation. Typically, at the end of the term of the franchise, ownership of the structures is transferred to the state without compensation to the Company. None of the Company's logo sign franchises are due to terminate in the next two years; only two are subject to renewal during that period and, in one case, the state authority has verbally agreed to renew the franchise for five years. There can be no assurance that the Company will be successful in obtaining new logo sign franchises or renewing existing franchises. Furthermore, following the receipt by the Company of a new state logo sign franchise, the Company generally incurs significant start-up capital expenditures and there can be no assurance that the Company will continue to have access to capital to fund such expenditures.

RELIANCE ON KEY EXECUTIVES

     The Company's success depends to a significant extent upon the continued services of its executive officers and other key management and sales personnel, in particular Kevin P. Reilly, Jr., the Company's Chief Executive Officer, the Company's five regional managers and the manager of its logo sign business. Although the Company believes it has incentive and compensation programs designed to retain key employees, the Company has no employment contracts with any of its employees, and none of its executive officers are bound by non-compete agreements. The Company does not maintain key man insurance on its executives. The unavailability of the continuing services of any of its executive officers and other key management and sales personnel could have an adverse effect on the Company's business. See "Management."

MANAGEMENT DISCRETION OVER USE OF NET PROCEEDS

     A portion of the net proceeds of the Offerings will be available for general corporate purposes. Accordingly, management will have considerable discretion over the use of such proceeds and may use them without stockholder approval. See "Use of Proceeds."

ABSENCE OF PUBLIC MARKET FOR THE NOTES


     The Notes are a new issue of securities for which there is currently no public market. Although the Notes have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, there is no assurance as to the liquidity of any market that may develop for the Notes, the ability of holders of the Notes to sell the Notes or the prices at which holders of the Notes may be able to sell their Notes. If such a market were to develop, the Notes could trade at prices higher or lower than the public offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Underwriters have informed the Company that, subject to applicable laws and regulations, they currently intend to make a market in the Notes. However, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the Notes. See "Underwriting."

                                THE TRANSACTIONS

RECENT ACQUISITION ACTIVITY


     The Company has recently entered into agreements to acquire, or has acquired, the assets or capital stock of several complementary businesses. The Company believes that these acquisitions will allow the Company to capitalize on the operating efficiencies and cross-market sales opportunities associated with operating in or near markets currently served by the Company.


  PENDING ACQUISITIONS


     The Outdoor East Acquisition


     On October 9, 1996, the Company entered into a Contract to Sell and Purchase with Outdoor East pursuant to which the Company agreed to acquire substantially all of the assets of Outdoor East for a cash purchase price of approximately $60 million. Upon completion of the acquisition of Outdoor East, the Company will operate an additional 1,780 posters and 2,070 bulletins in seven markets in the states of Virginia, West Virginia, North Carolina, South Carolina, Georgia and Florida.

     The acquisition of Outdoor East would add advertising displays positioned along heavily travelled highways serving the eastern U.S. The largest market included in this acquisition is Columbia, SC, which is the state capital, home to the University of South Carolina and the 88th largest market in the U.S. The Outdoor East acquisition would give the Company a presence in additional small to medium-sized markets, including Harrisonburg, VA, Dublin, VA, Hopewell, VA, Bluefield, WV, Valdosta, GA and Lumberton, NC. Outdoor East had approximately $12.2 million in net revenues for the twelve months ended September 30, 1996.

     The consummation of the Outdoor East acquisition, which is expected to occur on or before December 15, 1996, is subject to customary closing conditions, including the expiration or early termination of the waiting period under the HSR Act.


     Logo Signs



     In November 1996, the Company entered into an agreement with LSA pursuant to which the Company agreed to acquire the logo sign franchises for the states of Kentucky and Nevada for $3.8 million in cash. Upon consummation of the acquisition, the Company will operate 1,984 logo sign displays in Kentucky and 292 logo sign displays in Nevada.



     The acquisition of LSA, which is expected to take place on December 2, 1996, is subject to customary closing conditions, including required regulatory approvals.



     Transit



     The Company has entered into an agreement to acquire 450 transit advertising displays located in Augusta, GA and Greenville, North Charleston, Spartanburg and Columbia, SC from Shelter Ad Systems, Inc. for $1.1 million in cash. This acquisition is expected to close on December 2, 1996.


  COMPLETED ACQUISITIONS


     The FKM Acquisition



     On November 1, 1996, the Company acquired all of the outstanding capital stock of FKM for a cash purchase price of $40 million. Upon completion of the FKM acquisition, the Company acquired a total of 122 bulletins and 537 posters in Youngstown, OH and 553 bulletins located across the state of Pennsylvania on interstate highways and other primary roads. FKM had approximately $7.5 million of net revenues for the twelve months ended September 30, 1996. The Company financed the FKM acquisition with borrowings of $40 million under the Existing Credit Agreement.

     The acquisition of FKM expands the Company's operations in Ohio and gives the Company an entry into Pennsylvania. As a result of the FKM acquisition, the Company will operate bulletin structures on non-metropolitan Pennsylvania interstate and state highways.



     Other Outdoor Advertising Acquisitions


     Since July 31, 1996, the Company has also acquired for cash certain assets of (i) Revere Outdoor Advertising in Corpus Christi, TX and Laredo, TX for $9.3 million, (ii) Southworth Advertising, Inc. in Panama City, FL, Fort Walton, FL and Albany, GA for $1.8 million, (iii) Colonial Outdoor Advertising, Inc. in Roanoke, VA for $1.1 million, and (iv) Walz Marketing, Inc. in Lakeland, FL for $0.8 million. As a result of these additional acquisitions, the Company has acquired approximately 1,686 outdoor advertising displays consisting of 195 bulletins and 519 posters in Corpus Christi, TX; 87 bulletins and 373 posters in Laredo, TX; 45 bulletins and 164 posters in Panama City, FL; six bulletins in Fort Walton, FL; 14 bulletins and 112 posters in Albany, GA; 50 bulletins in Roanoke, VA and 121 bulletins in Lakeland, FL. Net revenues relating to these acquired assets totalled approximately $3.5 million based upon the most recently completed fiscal years of each of the acquired businesses.


  OTHER ACQUISITION



     The Company has entered into a letter of intent with Headrick, pursuant to which the Company intends to acquire the assets of Headrick for a cash purchase price of approximately $75 million. Upon completion of the Headrick acquisition, the Company will operate an additional 3,577 bulletins in ten southeastern and midwestern states. A definitive acquisition agreement has not yet been executed, and there can be no assurance that such an agreement will be executed or, if executed, that the acquisition will be consummated.



     The Headrick acquisition will be subject to customary closing conditions, including the expiration or early termination of the waiting period under the HSR Act.


THE TENDER OFFER


     On October 17, 1996, the Company commenced a tender offer for all of the Existing Notes and a solicitation of consents from the holders of the Existing Notes to (i) eliminate or modify certain covenants and other provisions contained in the Existing Note Indenture in order to improve the financial flexibility of the Company, (ii) amend the Pledge Agreement to release the collateral securing the Existing Notes, thereby making the Existing Notes unsecured obligations of the Company and (iii) release the Subsidiary Guarantors (as defined in the Existing Note Indenture) from their obligations as guarantors under the Existing Note Indenture. The consummation of the Tender Offer is conditioned on the valid tender of a majority of the outstanding Existing Notes and the Company having obtained the requisite financing for payment of the tendered Existing Notes. As of November 19, 1996, the holders representing over a majority in principal amount of the Existing Notes had validly tendered their Existing Notes and delivered their consents. The Tender Offer will expire on November 25, 1996, unless further extended, at which time the Company expects to purchase all of the Existing Notes validly tendered with a portion of the net proceeds of the Offerings.


THE NEW CREDIT AGREEMENT


     The Company is currently negotiating a New Credit Agreement which is expected to be executed after the closing of this Offering. The New Credit Agreement is expected to contain a $225 million commitment and provide for additional borrowing of up to $75 million at the discretion of the lenders. There can be no assurance that the New Credit Agreement will be entered into. See "Description of Other Indebtedness -- New Credit Agreement" for a discussion of the terms of the agreement.

THE COMMON STOCK OFFERING


     Concurrently with this Offering, the Company is publicly offering pursuant to the Common Stock Offering shares of its Class A Common Stock which are expected to generate net cash proceeds to the Company (assuming the underwriters' overallotment option is not exercised) of approximately $58.0 million. The consummation of the Common Stock Offering with net cash proceeds to the Company of at least $40 million is a condition precedent to this Offering.

                                USE OF PROCEEDS

     The net proceeds to the Company from this Offering are estimated to be approximately $218.5 million after deducting estimated underwriting discounts and commissions and offering expenses. The net proceeds of this Offering, together with the net proceeds of the Common Stock Offering, will be used as follows:


                                                                                 (DOLLARS
                                                                                    IN
                                                                                THOUSANDS)
                                                                                ----------
    Sources of Funds:
      Gross Proceeds of this Offering.........................................   $225,000
      Gross Proceeds of the Common Stock Offering(1)..........................     61,325
                                                                                 --------
              Total sources...................................................   $286,325
                                                                                 ========
    Uses of Funds:
      Repay Existing Credit Agreement.........................................   $  9,500(2)
      Repurchase Existing Notes...............................................    111,500(3)
      Purchase Price of the Acquisitions(4)...................................    100,500
      Financing Fees and Expenses.............................................      9,878
      Cash(1)(5)..............................................................     54,947
                                                                                 --------
              Total uses......................................................   $286,325
                                                                                 ========


---------------

(1) The consummation of the Common Stock Offering with net cash proceeds to the Company of at least $40 million is a condition precedent to this Offering. To the extent the Common Stock Offering yields gross proceeds less than $61.3 million ($58.0 million net proceeds), cash will be reduced by the difference in net proceeds.

(2) Represents amounts outstanding at July 31, 1996 under the Existing Credit Agreement, as adjusted to give effect to the IPO, and does not reflect $40.0 million in borrowings to finance the FKM acquisition, all of which will be repaid with a portion of the net proceeds from the Offerings. The Existing Credit Agreement bears interest computed as a margin over either the lender's base rate or the London Interbank Offered Rate. See "Description of Other Indebtedness -- Existing Credit Agreement."


(3) Does not reflect the payment of $5.5 million of interest paid on November 15, 1996. Assumes the tender of all of the Existing Notes. The Existing Notes mature on May 15, 2003 and were issued in May 1993 in an aggregate principal amount of $100 million, all of which are currently outstanding. The Existing Notes bear interest at the rate of 11% per annum. See "Description of Other Indebtedness -- Existing Notes."


(4) The Company has borrowed $40.0 million under the Existing Credit Agreement to finance the FKM acquisition, all of which will be repaid with a portion of the net proceeds from the Offerings.


(5) This amount, together with the $225 million commitment under the New Credit Agreement, will be available for general corporate purposes, including future acquisitions and working capital. This amount does not reflect the remaining $14.4 million of net proceeds from the IPO and ($0.8) million net adjustments related to the Acquisitions.

                                 CAPITALIZATION


     The following table sets forth (i) the capitalization of the Company as of July 31, 1996 and (ii) such pro forma capitalization of the Company adjusted for the IPO and the Transactions.



                                                                          AS OF JULY 31, 1996
                                                                        ------------------------
                                                                                     PRO FORMA
                                                                                    AS ADJUSTED
                                                                                      FOR THE
                                                                                    IPO AND THE
                                                                         ACTUAL     TRANSACTIONS
                                                                        --------    ------------
                                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents.............................................  $  1,965      $ 70,512
                                                                        ========      ========
Current maturities of long-term debt..................................  $  5,326      $  4,103
Long-term debt, less current maturities
  11% Senior Secured Notes............................................  $100,000      $     --
    % Senior Subordinated Notes.......................................        --       225,000
  Notes payable to bank group.........................................    34,250            --
  Revolving credit facility...........................................    15,500            --
  Other long-term debt................................................     4,931         5,807
  Ten-year subordinated notes.........................................        --        18,000
                                                                        --------      --------
          Total long-term debt, less current maturities...............   154,681       248,807
Stockholders' equity (deficit)
  Class A Preferred Stock, $638 par value, 10,000 shares authorized,
     5,719.49 issued and outstanding..................................     3,649         3,649
  Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no
     shares issued and outstanding....................................        --            --
  Class A Common Stock, $0.001 par value, 50,000,000 shares
     authorized, 10,180,483 actual shares issued and outstanding,
     17,539,031 issued and outstanding, pro forma, as adjusted........        10(1)         18
  Class B Common Stock, $0.001 par value, 25,000,000 shares
     authorized, 14,301,537 actual shares issued and outstanding,
     13,455,548 issued and outstanding, pro forma, as adjusted........        14(1)         13
  Additional paid-in capital..........................................        --        95,825
  Accumulated deficit.................................................   (28,962)      (38,387)
                                                                        --------      --------
          Total stockholders' equity (deficit)........................   (25,289)       61,118
                                                                        --------      --------
          Total capitalization........................................  $134,718      $314,028
                                                                        ========      ========


---------------

(1) Gives effect to the approximate 778.9 for 1 stock split and recapitalization effected after July 31, 1996.

  SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

    The selected consolidated statement of operations and balance sheet data presented below are derived from the consolidated financial statements of the Company. The financial statements of the Company for the three years ended October 31, 1995 and as of October 31, 1994 and 1995 were audited by KPMG Peat Marwick LLP, independent auditors, as indicated in their report included elsewhere in this Prospectus. The consolidated statement of operations and balance sheet data as of and for the nine months ended July 31, 1995 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations for these periods. The results of operations for any such period are not necessarily indicative of the results of operations for a full year. The data presented below should be read in conjunction with the audited consolidated financial statements, related notes, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included herein.


                                                                                                                      PRO FORMA
                                                                               PRO FORMA      NINE MONTHS ENDED         TWELVE
                                   YEAR ENDED OCTOBER 31,                     YEAR ENDED           JULY 31,          MONTHS ENDED
                   -------------------------------------------------------    OCTOBER 31,    --------------------      JULY 31,
                     1991       1992        1993        1994        1995        1995(1)        1995        1996        1996(1)
                   --------    -------    --------    --------    --------    -----------    --------    --------    ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF
 OPERATIONS DATA:
Revenues:
 Net advertising
   revenues....... $ 60,834    $60,760    $ 65,365    $ 83,627    $101,871     $ 118,335     $ 76,295    $ 87,647      $132,741
 Management
   fees...........      827        623         595         334          31            31           23          45            53
 Rental income....      601        572         564         512         506           506          408         473           571
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
       Total net
       revenues...   62,262     61,955      66,524      84,473     102,408       118,872       76,726      88,165       133,365
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Operating
 expenses:
 Direct
   advertising
   expenses.......   22,143     22,783      23,830      28,959      34,386        39,783       26,564      30,969        44,947
 General and
   administrative
   expenses.......   17,703     18,225      19,504      24,239      27,057        31,679       20,636      22,842        34,320
 Depreciation and
   amortization...    8,826      8,881       8,924      11,352      14,090        21,241        9,954      10,568        21,855
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
       Total
         operating
       expenses...   48,672     49,889      52,258      64,550      75,533        92,703       57,154      64,379       101,122
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Operating
 income...........   13,590     12,066      14,266      19,923      26,875        26,169       19,572      23,786        32,243
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Non-operating
 expense (income):
 Interest
   income.........     (213)       (96)       (218)       (194)       (199)         (211)        (133)       (140)         (230)
 Interest
   expense........   11,650     10,454      11,502      13,599      15,783        24,398       11,948      11,957        24,367
 Loss (gain) on
   disposition of
   assets.........      216     (1,309)        729         675       2,328         2,560        1,004         818         2,146
 Other expense....    1,001        392         576         616         655         1,006          684         254           504
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
       Total
     non-operating
        expense...   12,654      9,441      12,589      14,696      18,567        27,753       13,503      12,889        26,787
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Earnings (loss)
 before income
 taxes and
 extraordinary
 item.............      936      2,625       1,677       5,227       8,308        (1,584)       6,069      10,897         5,456
Income tax expense
 (benefit)(2).....      207        270         476      (2,072)     (2,390)       (5,893)      (2,480)      4,420         1,891
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Extraordinary loss
 on debt
 extinguishment,
 net of income tax
 benefit of $98...       --         --      (1,854)         --          --            --           --          --            --
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Net earnings
 (loss)(3)........      729      2,355        (653)      7,299      10,698         4,309        8,549       6,477         3,565
Preferred stock
 dividends........       --         --          --          --          --            --           --         274           274
                   --------    -------    --------    --------    --------      --------     --------    --------      --------
Net earnings
 (loss) applicable
 to
 common stock.....      729      2,355        (653)      7,299      10,698         4,309        8,549       6,203         3,291
                   ========    =======    ========    ========    ========      ========     ========    ========      ========
Earnings per
 common share
 before
 extraordinary
 item(4).......... $    .02    $   .07    $    .03    $    .21    $    .32     $     .11     $    .26    $    .23      $    .09
                   ========    =======    ========    ========    ========      ========     ========    ========      ========
Net earnings
 (loss) per common
 share(4)......... $    .02    $   .07    $   (.02)   $    .21    $    .32     $     .11     $    .26    $    .23      $    .09
                   ========    =======    ========    ========    ========      ========     ========    ========      ========
OTHER DATA:
EBITDA(5).........   22,416     20,947      23,190      31,275      40,965        47,410       29,526      34,354        54,098
EBITDA margin.....       36%        34%         35%         37%         40%           40%          39%         39%           41%
Ratio of EBITDA to
 interest
 expense..........      1.9x       2.0x        2.0x        2.3x        2.6x          1.9x         2.5x        2.9x          2.2x
Ratio of net debt
 to EBITDA(6).....      4.9x       5.0x        4.6x        4.7x        3.4x          3.5x          --          --           3.4x
Ratio of total
 debt to EBITDA...      4.9x       5.0x        5.0x        4.9x        3.6x          5.3x          --          --           4.7x
Ratio of earnings
 to fixed
 charges(7).......      1.1x       1.2x        1.0x        1.3x        1.4x          0.9x         1.4x        1.7x          1.2x
Capital
 expenditures:
 Outdoor
   advertising....    1,847      1,695       2,374       4,997       6,643        10,251        4,786       4,922        10,359
 Logos............      629      3,056       2,009       2,761       1,567         1,567        1,390       7,989         8,096
Cash flows from
 operating
 activities(8)....   10,328     12,930      12,411      15,214      25,065            --       10,752      15,595            --
Cash flows from
 investing
 activities(8)....   (4,236)    (7,273)    (10,064)    (53,569)    (17,817)           --      (11,049)    (28,798)           --
Cash flows from
 financing
 activities(8)....   (5,133)    (6,734)      6,802      37,147      (9,378)           --       (5,751)      9,287            --
Number of outdoor
 advertising
 displays(9)......   18,829     17,835      17,659      22,369      22,547        27,605       22,512      23,089        28,147
Number of logo
 advertising
 displays(9)......    5,027     11,371      13,820      18,266      24,219        24,219       22,431      48,362        48,362
Cumulative logo
 sign
 franchises(9)....        4          5           7           7          11            11            8          15            15
BALANCE SHEET
 DATA(9):
Cash and cash
 equivalents......    1,152         75       9,224       8,016       5,886            --        1,968       1,965        70,512
Working capital...   (2,876)    (7,557)      7,274       1,691       1,737            --          178       1,479        72,251
Total assets......   81,737     78,649      92,041     130,008     133,885            --      130,119     150,267       329,789
Total debt
 (including
 current
 maturities)......  110,350    104,222     115,380     153,929     146,051            --      148,552     160,007       252,910
Total long-term
 obligations......  111,267    103,567     122,774     147,957     143,944            --      142,433     156,674       250,800
Stockholders'
 equity
 (deficit)........  (43,787)   (41,870)    (43,249)    (37,352)    (28,154)           --      (29,178)    (25,289)       61,118

---------------

(1) For purposes of the pro forma adjusted financial information (i) the statement of earnings of the Company for its fiscal year ended October 31, 1995 has been combined with the statements of earnings of Outdoor East and FKM for their fiscal year ended December 31, 1995, (ii) the statement of earnings of the Company for the twelve month period ended July 31, 1996 has been combined with the statements of earnings of Outdoor East and FKM for the twelve months ended September 30, 1996 and (iii) effect has been given to the IPO and the Transactions. For a more complete description of the pro forma impact on the Company's results of operations see "Unaudited Pro Forma Condensed Consolidated Financial Statements." To the extent the net proceeds to the Company from the Common Stock Offering do not equal $58.0 million, cash will be adjusted accordingly.

(2) The benefit of the Company's net operating loss carryforward was fully recognized as of October 31, 1995, resulting in the income tax expense shown for the nine months ended July 31, 1996, compared to the income tax benefit for the same period in the prior year.

(3) Pro forma financial information for the year ended October 31, 1995 and the twelve months ended July 31, 1996 does not give effect to extraordinary loss from extinguishment of debt net of tax of $9,235 and $9,470, respectively.

(4) After giving effect to the approximately 778.9 for 1 split of the Company's then-existing common stock and the recapitalization effected after July 31, 1996.

(5) "EBITDA" is defined as operating income before depreciation and amortization. It represents a measure which management believes is customarily used to evaluate the financial performance of companies in the media industry. However, EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net earnings as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of its liquidity.

(6) "Net debt" consists of debt less cash and cash equivalents.

(7) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company and its subsidiaries plus the Company's share of the distributed income of less than 50% owned persons. Fixed charges consist of the Company's and its subsidiaries' interest expense (including interest costs capitalized) and the portion of rent expense representative of an interest factor.

(8) Cash flows from operating, investing and financing activities are obtained from the Company's consolidated statements of cash flows prepared in accordance with generally accepted accounting principles.

(9) As of the end of the period.

                           LAMAR ADVERTISING COMPANY

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following sets forth unaudited pro forma condensed consolidated financial information for the Company. The unaudited pro forma condensed consolidated statements of earnings for the year ended October 31, 1995, the nine month period ended July 31, 1996 and for the twelve month period ended July 31, 1996 give effect to (i) the consummation of the IPO and the application of the net proceeds therefrom, (ii) the Acquisitions, (iii) the Offerings and the application of the estimated net proceeds therefrom, and (iv) the Tender Offer, as if each had occurred on the first date of each such period. The unaudited pro forma condensed consolidated balance sheet as of July 31, 1996 has been prepared as if the IPO, the Acquisitions, the Offerings and the Tender Offer had occurred on July 31, 1996. To the extent the net proceeds to the Company from the Common Stock Offering do not equal $58.0 million, cash would be adjusted accordingly.


     For purposes of the pro forma financial information (i) the statement of earnings of the Company for its fiscal year ended October 31, 1995 has been combined with the statements of earnings of Outdoor East and FKM for their fiscal year ended December 31, 1995, (ii) the statement of earnings of the Company for the nine months ended July 31, 1996 has been combined with the statements of earnings of Outdoor East and FKM for the nine months ended September 30, 1996, (iii) the statement of earnings of the Company for the twelve month period ended July 31, 1996 has been combined with the statements of earnings of Outdoor East and FKM for the twelve months ended September 30, 1996 and (iv) the balance sheet of the Company as of July 31, 1996 has been combined with the balance sheets of Outdoor East and FKM as of September 30, 1996.


     The unaudited pro forma condensed consolidated financial statements give effect to the Acquisitions under the purchase method of accounting.


     The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management. The unaudited pro forma data are not designed to represent and do not represent what the Company's results of operations or financial position would have been had the aforementioned transactions been completed on or as of the dates assumed, and are not intended to project the Company's results of operations for any future period or as of any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and notes of the Company and certain acquired businesses included elsewhere or incorporated by reference herein.

                           LAMAR ADVERTISING COMPANY

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                          YEAR ENDED OCTOBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          INITIAL EQUITY
                                                                             OFFERING                    OUTDOOR    ACQUISITION
                                                              LAMAR        ADJUSTMENTS          FKM       EAST      ADJUSTMENTS
                                                            ----------    --------------       ------    -------    -----------
Revenues
  Outdoor advertising, net................................  $  101,871                         $4,956    $11,508
  Rental income...........................................         506                                       --
  Management fees from related and affiliated parties.....          31                                       --
  Other income............................................          --                             45        --           (45)(8)
  Interest income.........................................          --                             12        --           (12)(7)
                                                            ----------       ---------         ------    -------      -------
                                                               102,408                          5,013     11,508          (57)
                                                            ----------       ---------         ------    -------      -------
Direct expenses
  Direct advertising expenses.............................      34,386                          1,513      3,884
  General and administrative expenses.....................      27,057                          1,119      3,548          (45)(8)
  Depreciation and amortization...........................      14,090                          1,823      2,675        2,565(2)
                                                            ----------       ---------         ------    -------      -------
                                                                75,533                          4,455     10,107        2,520
                                                            ----------       ---------         ------    -------      -------
Operating income..........................................      26,875                            558      1,401       (2,577)
                                                            ----------       ---------         ------    -------      -------
Other expense (income)
  Interest income.........................................        (199)                             0                     (12)(7)
  Interest expense........................................      15,783          (2,337)(1)(6)   1,039      2,060       (3,085)(3)
  Loss on disposition of assets...........................       2,328                            232        --
  Other expenses..........................................         655                              7        344
                                                            ----------       ---------         ------    -------      -------
                                                                18,567          (2,337)         1,278      2,404       (3,097)
                                                            ----------       ---------         ------    -------      -------
Earnings (loss) before income taxes.......................       8,308           2,337           (720)    (1,003)         520
  Income tax expense (benefit)............................      (2,390)            935(11)       (192)                    165(11)
                                                            ----------       ---------         ------    -------      -------
Net earnings (loss).......................................  $   10,698      $    1,402         $ (528)   $(1,003)     $   355
                                                            ==========       =========         ======    =======      =======
Net earnings per common share.............................  $     0.32
                                                            ==========
Weighted average number of shares outstanding.............  33,772,107       4,294,041
                                                            ==========       =========

                                                                            ADJUSTMENTS
                                                                              FOR THE
                                                            ADJUSTMENTS       TENDER
                                                              FOR THE        OFFER AND        PRO FORMA
                                                            COMMON STOCK       THIS          COMBINED AS
                                                              OFFERING       OFFERING         ADJUSTED
                                                            ------------    -----------      -----------
                                                            <
Revenues
  Outdoor advertising, net................................                                   $  118,335
  Rental income...........................................                                          506
  Management fees from related and affiliated parties.....                                           31
  Other income............................................                                            0
  Interest income.........................................                                            0
                                                             ----------      ---------       ----------
                                                                                                118,872
                                                             ----------      ---------       ----------
Direct expenses
  Direct advertising expenses.............................                                       39,783
  General and administrative expenses.....................                                       31,679
  Depreciation and amortization...........................                          88(5)        21,241
                                                             ----------      ---------       ----------
                                                                                    88           92,703
                                                             ----------      ---------       ----------
Operating income..........................................                         (88)          26,169
                                                             ----------      ---------       ----------
Other expense (income)
  Interest income.........................................                                         (211)
  Interest expense........................................                      10,938(4)        24,398
  Loss on disposition of assets...........................                                        2,560
  Other expenses..........................................                                        1,006
                                                             ----------      ---------       ----------
                                                                                10,938           27,753
                                                             ----------      ---------       ----------
Earnings (loss) before income taxes.......................                     (11,026)          (1,584)
  Income tax expense (benefit)............................                      (4,410)(11)      (5,893)
                                                             ----------      ---------       ----------
Net earnings (loss).......................................   $               $  (6,616)      $    4,309
                                                             ==========      =========       ==========
Net earnings per common share.............................                                   $     0.11
                                                             ==========                      ==========
Weighted average number of shares outstanding.............    2,200,000                      40,266,148
                                                             ==========                      ==========

                           LAMAR ADVERTISING COMPANY

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                        NINE MONTHS ENDED JULY 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          INITIAL EQUITY
                                                                             OFFERING                    OUTDOOR    ACQUISITION
                                                              LAMAR        ADJUSTMENTS          FKM       EAST      ADJUSTMENTS
                                                            ----------    --------------       ------    -------    -----------
Revenues
  Outdoor advertising, net................................  $   87,647      $                  $5,924    $ 9,130      $
  Rental income...........................................         473
  Management fees from related and affiliated parties.....          45                                       100         (100)(9)
  Other income............................................                                         80         --          (80)(8)
  Interest income.........................................                                         20         --          (20)(7)
                                                            ----------      ----------         ------    -------      -------
                                                                88,165                          6,024      9,230         (200)
                                                            ----------      ----------         ------    -------      -------
Direct expenses
  Direct advertising expenses.............................      30,969                          1,744      3,004
  General and administrative expenses.....................      22,842                          1,352      2,699          (80)(8)
  Depreciation and amortization...........................      10,568                          1,975      2,192        1,129(2)
                                                            ----------      ----------         ------    -------      -------
                                                                64,379                          5,071      7,895        1,049
                                                            ----------      ----------         ------    -------      -------
Operating income..........................................      23,786                            953      1,335       (1,249)
                                                            ----------      ----------         ------    -------      -------
Other expense (income)
  Interest income.........................................        (140)                                                   (20)(7)
  Interest expense........................................      11,957          (1,871)(1)(6)   1,589      2,160       (3,738)(3)
  Loss on disposition of assets...........................         818
  Other expenses..........................................         254                              6        790         (716)(10)
                                                            ----------      ----------         ------    -------      -------
                                                                12,889          (1,871)         1,595      2,950       (4,474)
                                                            ----------      ----------         ------    -------      -------
Earnings (loss) before income taxes.......................      10,897           1,871           (642)    (1,615)       3,225
  Income tax expense (benefit)............................       4,420             748(11)       (120)        --          847(11)
                                                            ----------      ----------         ------    -------      -------
Net earnings (loss).......................................  $    6,477      $    1,123         $ (522)   $(1,615)     $ 2,378
                                                                            ==========         ======    =======      =======
Preferred stock dividends.................................         274
Net earnings (loss) applicable to common stock............       6,203
                                                            ==========
Net earnings per common share.............................  $     0.23
                                                            ==========
Weighted average number of shares outstanding.............  27,068,544       4,294,041
                                                            ==========      ==========

                                                                            ADJUSTMENTS
                                                                              FOR THE
                                                            ADJUSTMENTS       TENDER
                                                              FOR THE        OFFER AND        PRO FORMA
                                                            COMMON STOCK       THIS          COMBINED AS
                                                              OFFERING       OFFERING         ADJUSTED
                                                            ------------    -----------      -----------
Revenues
  Outdoor advertising, net................................   $                $              $  102,701
  Rental income...........................................                                          473
  Management fees from related and affiliated parties.....                                           45
  Other income............................................                                           --
  Interest income.........................................                                           --
                                                             ----------       -------        ----------
                                                                                                103,219
                                                             ----------       -------        ----------
Direct expenses
  Direct advertising expenses.............................                                       35,717
  General and administrative expenses.....................                                       26,813
  Depreciation and amortization...........................                         --(5)         15,864
                                                             ----------       -------        ----------
                                                                                   --            78,394
                                                             ----------       -------        ----------
Operating income..........................................                         --            24,825
                                                             ----------       -------        ----------
Other expense (income)
  Interest income.........................................                                         (160)
  Interest expense........................................                      8,203(4)         18,300
  Loss on disposition of assets...........................                                          818
  Other expenses..........................................                                          334
                                                             ----------       -------        ----------
                                                                                8,203            19,292
                                                             ----------       -------        ----------
Earnings (loss) before income taxes.......................                     (8,203)            5,533
  Income tax expense (benefit)............................                     (3,281)(11)        2,614
                                                             ----------       -------        ----------
Net earnings (loss).......................................   $                $(4,922)       $    2,919
                                                                              =======
Preferred stock dividends.................................                                          274
                                                                                             ----------
Net earnings (loss) applicable to common stock............                                        2,645
                                                             ==========                      ==========
Net earnings per common share.............................                                   $     0.08
                                                             ==========                      ==========
Weighted average number of shares outstanding.............    2,200,000                      33,562,585
                                                             ==========                      ==========

                           LAMAR ADVERTISING COMPANY

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                       TWELVE MONTHS ENDED JULY 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       INITIAL EQUITY
                                                                          OFFERING                  OUTDOOR   ACQUISITION
                                                             LAMAR      ADJUSTMENTS          FKM     EAST     ADJUSTMENTS
                                                          -----------  --------------       ------  -------   -----------
Revenues
  Outdoor advertising, net..............................      113,223                        7,376  12,142
  Rental income.........................................          571                           --      --
  Management fees from related and affiliated parties...           53                           --     100         (100)(9)
  Other income..........................................           --                           85      --          (85)(8)
  Interest income.......................................           --                           24      --          (24)(7)
                                                           ----------     ---------          -----  ------       ------
                                                              113,847                        7,485  12,242         (209)
                                                           ----------     ---------          -----  ------       ------
Direct expenses
  Direct advertising expenses...........................       38,791                        2,214   3,942
  General and administrative expenses...................       29,263                        1,632   3,510          (85)(8)
  Depreciation and amortization.........................       14,704                        2,453   2,941        1,669(2)
                                                           ----------     ---------          -----  ------       ------
                                                               82,758                        6,299  10,393        1,584
                                                           ----------     ---------          -----  ------       ------
Operating income........................................       31,089                        1,186   1,849       (1,793)
                                                           ----------     ---------          -----  ------       ------
Other expense (income)
  Interest income.......................................        (206)                                               (24)(7)
  Interest expense......................................       15,792        (2,377)(1)(6)   1,965   2,672       (4,623)(3)
  Loss on disposition of assets.........................        2,142                            4       0
  Other expenses........................................          225                           10     985         (716)(10)
                                                           ----------     ---------          -----  ------       ------
                                                               17,953        (2,377)         1,979   3,657       (5,363)
                                                           ----------     ---------          -----  ------       ------
Earnings (loss) before income taxes.....................       13,136         2,377          (793)  (1,808)       3,570
  Income tax expense (benefit)..........................        4,510           951(11)      (157)                  998(11)
                                                           ----------     ---------          -----  ------       ------
Net earnings (loss).....................................        8,626         1,426          (636)  (1,808)       2,572
                                                                          =========          =====  ======       ======
Preferred stock dividends...............................          274
                                                           ----------
Net earnings (loss) applicable to common
  stock.................................................        8,352
                                                           ==========
Net earnings per common share...........................        $0.29
                                                           ==========
Weighted average number of shares
  outstanding...........................................   28,778,075     4,294,041
                                                           ==========     =========

                                                                         ADJUSTMENTS
                                                                           FOR THE
                                                          ADJUSTMENTS      TENDER
                                                            FOR THE       OFFER AND        PRO FORMA
                                                          COMMON STOCK      THIS           COMBINED
                                                            OFFERING      OFFERING        AS ADJUSTED
                                                          ------------   -----------      -----------
Revenues
  Outdoor advertising, net..............................                                     132,741
  Rental income.........................................                                         571
  Management fees from related and affiliated parties...                                          53
  Other income..........................................                                           0
  Interest income.......................................                                           0
                                                            ---------      -------        ----------
                                                                                             133,365
                                                            ---------      -------        ----------
Direct expenses
  Direct advertising expenses...........................                                      44,947
  General and administrative expenses...................                                      34,320
  Depreciation and amortization.........................                        88(5)         21,855
                                                            ---------      -------        ----------
                                                                                88           101,122
                                                            ---------      -------        ----------
Operating income........................................                       (88)           32,243
                                                            ---------      -------        ----------
Other expense (income)
  Interest income.......................................                                        (230)
  Interest expense......................................                    10,938(4)         24,367
  Loss on disposition of assets.........................                                       2,146
  Other expenses........................................                                         504
                                                            ---------      -------        ----------
                                                                            10,938            26,787
                                                            ---------      -------        ----------
Earnings (loss) before income taxes.....................                   (11,026)            5,456
  Income tax expense (benefit)..........................                    (4,410)(11)        1,891
                                                            ---------      -------        ----------
Net earnings (loss).....................................                    (6,616)            3,565
                                                                           =======
Preferred stock dividends...............................                                         274
                                                            ---------                     ----------
Net earnings (loss) applicable to common
  stock.................................................                                       3,291
                                                            =========                     ==========
Net earnings per common share...........................                                  $     0.09
                                                            =========                     ==========
Weighted average number of shares
  outstanding...........................................    2,200,000                     35,272,116
                                                            =========                     ==========

                           LAMAR ADVERTISING COMPANY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JULY 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        INITIAL EQUITY
                                                                           OFFERING                     OUTDOOR    ACQUISITION
                                                             LAMAR       ADJUSTMENTS           FKM       EAST      ADJUSTMENTS
                                                            --------    --------------       -------    -------    -----------
Current assets
  Cash and cash equivalents...............................  $  1,965       $ 14,396(13)      $    80    $ 1,026     $(102,402)(13)
  Net receivables.........................................    15,491                             668      1,951        (2,025)(14)
  Other current assets....................................     2,905                             620        853          (853)(15)
                                                            --------       --------          -------    -------     ---------
        Total current assets..............................    20,361         14,396            1,368      3,830      (105,280)
                                                            --------       --------          -------    -------     ---------
Property, plant & equipment
  Property, plant and equipment,
    net...................................................   105,185                           7,209     15,566        25,275(16)
                                                            --------       --------          -------    -------     ---------
Other assets
  Intangibles.............................................    16,891           (299)(17)       8,676      4,219        40,656(17)
  Other assets............................................     7,830                           1,689        775        (2,618)(18)
                                                            --------       --------          -------    -------     ---------
        Total assets......................................  $150,267       $ 14,097          $18,942    $24,390    $ (41,967)
                                                            ========       ========          =======    =======    =========
Current liabilities
  Current maturities of long-term debt....................     5,326         (1,500)(19)       1,490        867        (2,080)(19)
  Other current liabilities...............................    13,556                             386      1,157        (1,331)(20)
                                                            --------       --------          -------    -------     ---------
                                                              18,882         (1,500)           1,876      2,024        (3,411)
                                                            --------       --------          -------    -------     ---------
Long-term liabilities
  Long-term debt..........................................   154,681        (22,250)(21)      15,748     22,943       (37,815)(21)
  Deferred income.........................................       779                              --         --
  Other liabilities.......................................     1,214                              --         --
                                                            --------       --------          -------    -------     ---------
        Total liabilities.................................   175,556        (23,750)          17,624     24,967       (41,226)
                                                            --------       --------          -------    -------     ---------
Stockholders' equity (deficit)............................   (25,289)        37,847(22)        1,318       (577)         (741)(22)
                                                            --------       --------          -------    -------     ---------
        Total liabilities and stockholders' deficit.......  $150,267       $ 14,097          $18,942    $24,390     $ (41,967)
                                                            ========       ========          =======    =======     =========

                                                                            ADJUSTMENTS
                                                                              FOR THE
                                                            ADJUSTMENTS       TENDER
                                                              FOR THE        OFFER AND        PRO FORMA
                                                            COMMON STOCK       THIS          COMBINED AS
                                                              OFFERING       OFFERING         ADJUSTED
                                                            ------------    -----------      -----------
                                                            <
Current assets
  Cash and cash equivalents...............................    $ 57,985(13)   $  97,462(13)    $  70,512
  Net receivables.........................................                                       16,085
  Other current assets....................................                                        3,525
                                                              --------       ---------        ---------
        Total current assets..............................      57,985          97,462           90,122
                                                              --------       ---------        ---------
Property, plant & equipment
  Property, plant and equipment,
    net...................................................                                      153,235
                                                              --------       ---------        ---------
Other assets
  Intangibles.............................................                       2,330(17)       72,473
  Other assets............................................                       6,283(18)       13,959
                                                              --------       ---------        ---------
        Total assets......................................    $ 57,985       $ 106,075        $ 329,789
                                                              ========       =========        =========
Current liabilities
  Current maturities of long-term debt....................                                        4,103
  Other current liabilities...............................                                       13,768
                                                              --------       ---------        ---------
                                                                                                 17,871
                                                              --------       ---------        ---------
Long-term liabilities
  Long-term debt..........................................                     115,500(21)      248,807
  Deferred income.........................................                                          779
  Other liabilities.......................................                                        1,214
                                                              --------       ---------        ---------
        Total liabilities.................................                     115,500          268,671
                                                              --------       ---------        ---------
Stockholders' equity (deficit)............................      57,985(22)      (9,425)(22)      61,118
                                                              --------       ---------        ---------
        Total liabilities and stockholders' deficit.......    $ 57,985       $ 106,075        $ 329,789
                                                              ========       =========        =========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     For purposes of determining the pro forma effect of the IPO and the Transactions on the Company's unaudited Condensed Consolidated Statements of Earnings for the year ended October 31, 1995, the nine months ended July 31, 1996, and the twelve months ended July 31, 1996, the following adjustments have been made:


                                                                           NINE MONTHS
                                                                              ENDED      TWELVE MONTHS
                                                           YEAR ENDED       JULY 31,         ENDED
                                                        OCTOBER 31, 1995      1996       JULY 31, 1996
                                                        ----------------   -----------   -------------
     (1) Represents the elimination of interest
         expense on bank loans under the Existing
         Credit Agreement as a result of the
         application of the net proceeds from the
         IPO..........................................      $ (3,864)        $(3,031)       $(3,904)
     (2) Represents incremental amortization and
         depreciation due to the application of
         purchase accounting. Depreciation and
         amortization are calculated using accelerated
         and straight line methods over the estimated
         useful lives of the
          assets......................................         2,565           1,129          1,669
     (3) Represents the net effect on interest expense
         resulting from (i) additional borrowings
         assumed in the acquisitions and (ii) the
         elimination of interest expense on debt not
         assumed in the acquisitions..................        (3,085)         (3,738)        (4,623)
     (4) To eliminate historical interest expense on
         the Existing Notes and to record interest
         expense on the Notes at an assumed rate of
         9.75%. (A difference of .125% in the assumed
         rate of interest would have changed income by
         $281, $211 and $281 for the year ended
         October 31, 1995, the nine months ended July
         31, 1996 and the twelve months ended July 31,
         1996, respectively.)
          Interest expense on
          this Offering.......  21,938    16,453    21,938
          Interest expense on
          the Existing
          Notes............... (11,000)   (8,250)  (11,000)   10,938           8,203         10,938
                               -------   -------   -------

     (5) The increase in amortizing debt issuance costs
         associated with this Offering over the Existing
         Notes amortization...............................
          Amortization under
          this Offering.......     653       490       653
          Amortization on
          Existing Notes......    (565)     (490)     (565)       88              --             88
                               -------   -------   -------

     (6) Interest expense on the $20 million ten year
         subordinated notes issued to existing
         shareholders at the time of the IPO..........         1,527           1,160          1,527

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                                                                           NINE MONTHS
                                                                              ENDED      TWELVE MONTHS
                                                           YEAR ENDED       JULY 31,         ENDED
                                                        OCTOBER 31, 1995      1996       JULY 31, 1996
                                                        ----------------   -----------   -------------
     (7) To reclassify interest income in order to
         conform to the Company's presentation........           (12)            (20)           (24)
     (8) To reclassify other income in order to
         conform to the Company's presentation........           (45)            (80)           (85)
     (9) To eliminate management fee income on Outdoor
         East historical financial statements, which
         would not have been earned had the
         Acquisitions been consummated on November 1,
         1994.........................................            --            (100)          (100)
    (10) To eliminate costs associated with the sale
         and reorganization of Outdoor East which
         would not have been incurred had the
         Acquisitions been consummated on November 1,
         1994.........................................            --            (716)          (716)
    (11) To record the tax effect on pro forma
         statements for:
            IPO.......................................           935             748            951
            Acquisitions..............................           165             847            998
            Tender Offer and this Offering............        (4,410)         (3,281)        (4,410)
    (12) The accompanying pro forma results of
         operation do not give effect to the
         extraordinary loss on the extinguishment of
         debt of $9,235, $9,425 and $9,470 for the
         year ended October 31, 1995, for the nine
         months ended July 31, 1996 and for the twelve
         months ended July 31, 1996; respectively,
         however, such amounts have been reflected as
         an adjustment to pro forma retained earnings.


     For purposes of determining the pro forma effect of the IPO and the Transactions on the Company's unaudited Condensed Consolidated Balance Sheet as of July 31, 1996, the following adjustments have been made:


                                                                                               ADJUSTMENTS
                                                                                                 FOR THE
                                                                                ADJUSTMENTS      TENDER
                                                                                  FOR THE       OFFER AND
                                                        IPO       ACQUISITION   COMMON STOCK      THIS
                                                    ADJUSTMENTS   ADJUSTMENTS     OFFERING      OFFERING
                                                    -----------   -----------   ------------   -----------
 (13) Cash:
      Net proceeds of the IPO and the
        Transactions..............................   $  63,146                    $ 57,985      $ 218,462
      Use of proceeds of the IPO and the
        Transactions..............................     (48,750)                                  (121,000)
      Represents purchase of FKM..................                 $ (40,000)
      Payoff of receivable from
        shareholder -- FKM........................                        74
      Represents purchase of Outdoor East.........                   (60,500)
      To record payoff of note assumed -- Outdoor
        East......................................                      (950)
      To remove cash not purchased from Outdoor
        East......................................                    (1,026)
                                                      --------     ---------      --------      ---------
                                                     $  14,396     $(102,402)     $ 57,985      $  97,462
                                                      ========     =========      ========      =========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                                                                                               ADJUSTMENTS
                                                                                                 FOR THE
                                                                                ADJUSTMENTS      TENDER
                                                                                  FOR THE       OFFER AND
                                                        IPO       ACQUISITION   COMMON STOCK      THIS
                                                    ADJUSTMENTS   ADJUSTMENTS     OFFERING      OFFERING
                                                    -----------   -----------   ------------   -----------
 (14) Net receivables:
      Payoff of receivable from
        shareholder -- FKM........................                 $     (74)
      To remove net receivables not purchased from
        Outdoor East..............................                    (1,951)
                                                                  -----------
                                                                   $  (2,025)
                                                                   =========
 (15) Other current assets:
      To remove net receivables not purchased from
        Outdoor East..............................                 $    (853)
                                                                   =========
 (16) Property, plant and equipment:
      To record the net increase in property,
        plant and equipment from the allocation of
        the purchase price of the FKM
        acquisition...............................                 $   5,421
      To record the net increase in structures
        from the allocation of the purchase price
        of the Outdoor East acquisition...........                    19,854
                                                                  -----------
                                                                   $  25,275
                                                                   =========
 (17) Intangibles:
      To reclassify additional offering fees......   $    (299)
      To record net intangible assets from
        purchase of FKM...........................                 $  17,730
      To record net intangible assets from
        purchase of Outdoor East assets...........                    22,926
      To record capitalized fees of this
        Offering..................................                                              $   6,538
      To remove issuance costs of Existing
        Notes.....................................                                                 (4,208)
                                                    -----------   -----------                  -----------
                                                     $    (299)    $  40,656                    $   2,330
                                                     =========     =========                    =========
 (18) Other assets:
      To eliminate other assets not purchased from
        Outdoor East..............................                 $    (775)
      To record reduction of deferred tax asset
        after giving effect to FKM acquisition....                    (1,843)
      To record tax effect of loss on early
        extinguishment of debt....................                                                  6,283
                                                                  -----------                  -----------
                                                                   $  (2,618)                   $   6,283
                                                                   =========                    =========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                                                                                               ADJUSTMENTS
                                                                                                 FOR THE
                                                                                ADJUSTMENTS      TENDER
                                                                                  FOR THE       OFFER AND
                                                        IPO       ACQUISITION   COMMON STOCK      THIS
                                                    ADJUSTMENTS   ADJUSTMENTS     OFFERING      OFFERING
                                                     --------      ---------      --------      ---------
 (19) Current maturities of long-term debt:
      To record payoff of borrowings under the
        Existing Credit Agreement.................   $  (3,500)
      To record ten year subordinated note
        payable, current portion..................       2,000
      To remove liabilities not assumed in FKM
        acquisition...............................                 $  (1,467)
      To record net current maturities of
        long-term debt related to Outdoor East
        acquisition...............................                      (613)
                                                      --------     ---------
                                                     $  (1,500)    $  (2,080)
                                                      ========     =========
 (20) Other current liabilities:
      To remove liabilities not assumed from
        Outdoor East..............................                 $  (1,157)
      To remove liabilities not assumed from
        FKM.......................................                      (174)
                                                                   ---------
                                                                   $  (1,331)
                                                                   =========
 (21) Long-term debt:
      To record payoff of loans under the Existing
        Credit Agreement..........................   $ (40,250)                                 $  (9,500)
      To record ten year subordinated note
        payable, long-term portion................      18,000
      To remove net liabilities not assumed from
        FKM.......................................                 $ (15,733)
      To remove net liabilities not assumed from
        Outdoor East..............................                   (22,082)
      To record effect of Tender Offer............                                               (100,000)
      To record effect of the issuance of the
        Notes.....................................                                                225,000
                                                      --------     ---------      --------      ---------
                                                     $ (22,250)    $ (37,815)                   $ 115,500
                                                      ========     =========      ========      =========
 (22) Stockholders' deficit:
      Net proceeds of the IPO and the Common Stock
        Offering assuming the sale of 2,200 shares
        at a price of $27.875 per share...........   $  62,847                    $ 57,985
      Consideration related to previous stock
        redemptions...............................     (25,000)
      To reverse historical equity in connection
        with the
        Acquisitions..............................                      (741)
      To record effect on equity due to loss on
        early extinguishment of debt..............                                              $  (9,425)
                                                      --------     ---------      --------      ---------
                                                     $  37,847     $    (741)     $ 57,985      $  (9,425)
                                                      ========     =========      ========      =========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the consolidated financial condition and results of operations of the Company for the three fiscal years ended October 31, 1995, and for the nine months ended July 31, 1996 compared to the same period for the prior year. This discussion should be read in conjunction with the consolidated financial statements of the Company and the related notes, and the pro forma condensed consolidated statements of the Company and the related notes, included in and incorporated by reference to this Prospectus. References herein to specific years refer to the Company's fiscal year ending on October 31 of such years.

OVERVIEW

     The Company's net revenues, which represent gross revenues less commissions paid to advertising agencies that contract for the use of advertising displays on behalf of advertisers, are derived primarily from the sale of advertising on outdoor advertising displays owned and operated by the Company. In recent years, the Company's logo sign business has expanded rapidly and may in the future have an increasing impact on the Company's revenues and operating income.

     The Company has grown significantly during the last three years, primarily as the result of (i) internal growth in its existing outdoor advertising business resulting from construction of additional outdoor advertising displays, general improvements in occupancy and operating efficiency and increases in advertising rates, (ii) acquisitions of outdoor advertising businesses and structures, the most significant of which was the Company's acquisition of the 50.6% interest that it did not already own in Lamar Holding Corporation ("LHC") in 1994, and (iii) the rapid expansion of the Company's logo sign business. The Company's net advertising revenues increased by $36.4 million, representing a compound annual growth rate of 24.8%, from $65.4 million for the fiscal year ended October 31, 1993 to $101.9 million for the fiscal year ended October 31, 1995. During the same period, EBITDA increased $17.8 million, representing a compound annual growth rate of 32.9%, from $23.2 million for the fiscal year ended October 31, 1993 to $41.0 million for the fiscal year ended October 31, 1995.


     The Company plans to continue a strategy of expanding through both internal growth and acquisitions. As a result of acquisitions, principally the LHC acquisition, the operating performance of certain markets and of the Company as a whole are not necessarily comparable on a year-to-year basis. All recent acquisitions have been accounted for using the purchase method of accounting and, consequently, operating results from acquired operations are included from the respective dates of those acquisitions. The Company has recently acquired FKM for an aggregate cash purchase price of $40 million, acquired logo sign franchises in Kansas and Tennessee for an aggregate cash purchase price of $1.4 million and has acquired certain outdoor advertising properties for an aggregate cash cost of approximately $12.2 million. In addition, the Company has executed agreements to purchase Outdoor East for an aggregate cash purchase price of approximately $60 million and the logo sign franchises for Kentucky and Nevada for $3.8 million in cash, certain transit advertising displays for approximately $1.1 million in cash and has executed a letter of intent to acquire the assets of an additional outdoor advertising company at a cash purchase price of approximately $75 million. The Company intends to finance its acquisition activities from external sources, including the proceeds of the Common Stock Offering, the proceeds of this Offering and borrowings under the New Credit Agreement. See "The Transactions."


     The Company relies on sales of advertising space for its revenues, and its operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. The Company believes that in recent years outdoor advertising expenditures have increased more rapidly than total U.S. advertising expenditures, but there can be no assurance that this trend will continue or that in the future outdoor advertising will not grow more slowly than the advertising industry as a whole.

     Manufacturers of tobacco products, primarily cigarettes, were historically major users of outdoor advertising displays. Due to societal and governmental pressures and other factors, in the early 1990's, leading tobacco manufacturers substantially reduced their domestic advertising expenditures. The Company's tobacco revenues, as a percentage of total net revenues, declined from 17% in fiscal 1991 to 12% in fiscal 1992, 7% in fiscal 1993 and 1994 and 9% in fiscal 1995. During this period, the Company has replaced the reduced tobacco advertising by diversifying its customer base and increasing sales to local advertisers.

     Growth of the Company's business requires significant capital expenditures to finance internal growth, acquisitions and the up-front costs associated with new logo sign franchises. The Company expended $7.6 million on capital expenditures in fiscal 1993, $13.4 million in fiscal 1994 and $14.0 million in fiscal 1995. Of these amounts, $2.0 million, $2.8 million and $1.6 million, respectively, were attributable to the logo sign business. See "-- Liquidity and Capital Resources."

     In the fiscal years ended October 31, 1994 and 1995, the Company recognized an income tax benefit from a net operating loss carryforward. The benefit of the Company's net operating loss carryforward was fully recognized as of October 31, 1995, resulting in the recognition of income tax expense for the nine months ended July 31, 1996.

     The following table presents certain items in the Consolidated Statements of Earnings (Loss) as a percentage of net revenues for the years ended October 31, 1993, 1994 and 1995 and for the nine months ended July 31, 1995 and 1996:

                                                                                 NINE MONTHS
                                                  YEAR ENDED OCTOBER 31,       ENDED JULY 31,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net revenues...............................  100.0%    100.0%    100.0%    100.0%    100.0%
    Operating expenses
      Direct advertising expenses..............   35.8      34.3      33.6      34.6      35.1
      General & administrative expenses........   29.3      28.7      26.4      26.9      25.9
    Operating cash flow........................   34.9      37.0      40.0      38.5      39.0
    Depreciation and amortization..............   13.4      13.4      13.8      13.0      12.0
    Operating income...........................   21.4      23.6      26.2      25.5      27.0
    Interest expense...........................   17.3      16.1      15.4      15.6      13.6
    Other expense..............................   18.9      17.4      18.1      17.6      14.6
    Net earnings (loss)........................   (1.0)      8.6      10.4      11.1       7.3


EFFECTS OF THE ACQUISITIONS



     The Acquisitions will result in the addition of 2,745 bulletins and 2,317 posters, or a total of 5,062 outdoor advertising displays, to the Company's inventory, which represents a 21% increase in its outdoor advertising displays. The Company has also acquired an additional 1,686 outdoor advertising displays since July 31, 1996.



     The FKM acquisition expands the Company's operations in Ohio through the addition of the Youngstown market and gives the Company a presence in Pennsylvania through the operation of FKM's inventory of bulletins located on interstate highways and other primary roads in that state. The Outdoor East acquisition will add a billboard operation with structures positioned along heavily travelled highways serving the Eastern U.S. It will also add the Columbia, SC market, which is ranked as the 88th largest market in the U.S., as well as several smaller markets and displays located along North Carolina interstate highways and primary roads.



     On a pro forma basis for the twelve months ending July 31, 1996, the Acquisitions add $19.5 million in net outdoor advertising revenues to the Company's $113.2 net outdoor advertising revenues for the period, which constitutes an increase of 17%. The Company expects to be able to achieve certain operating efficiencies through the addition of outdoor advertising businesses operating in or near markets currently served by the Company.


RECENT RESULTS

     Based upon preliminary information, the Company estimates that its net revenue and EBITDA for the fiscal year ended October 31, 1996 will be in the approximate range of $119.0 million and $48.5 million, respectively. The Company's net revenue and EBITDA for the fiscal year ended October 31, 1995 were $102.4 million and $41.0 million, respectively. This subsection contains forward looking statements and estimates which could prove inaccurate. The Company's fiscal year has just ended and its results have not yet been determined, nor has the year-end audit taken place. Consequently, the estimates contained in this subsection are subject to change depending on the finalization of actual results, potential year-end adjustments and completion of the audit. In addition, the Company's results could be affected by the factors identified in "Risk Factors."

NINE MONTHS ENDED JULY 31, 1996 COMPARED TO NINE MONTHS ENDED JULY 31, 1995

     Net revenues increased $11.4 million or 14.9% to $88.2 million for the nine months ended July 31, 1996 compared to $76.8 million for the same period in 1995. This increase was primarily a result of the $6.8 million increase in outdoor advertising net revenues, principally attributable to increases in number of displays of approximately 600 and advertising rates at an average of 6%, with occupancy rates remaining relatively steady, and a $4.3 million increase in logo sign revenue due to the continued development of that program. Net outdoor advertising revenue for the period was $77.5 million and logo sign revenue was $9.0 million.

     Operating expenses, exclusive of depreciation and amortization, increased $6.6 million or 14.0% for the nine months ended July 31, 1996 as compared to the same period in 1995. This increase was the result of an increase in health insurance rates, increases in personnel costs, sign site rent, graphics expense, other costs related to the increase in revenue and additional operating expenses related to outdoor asset acquisitions and the continued development of the logo sign business.

     Depreciation and amortization expense increased $0.6 million or 6.2% from $10.0 million for the nine months ended July 31, 1995 to $10.6 million for nine months ended July 31, 1996.

     Due to the above factors, operating income increased $4.2 million or 21.5% to $23.8 million for the nine months ended July 31, 1996 from $19.6 million for the same period in 1995.

     Interest expense remained relatively constant for both periods.

     Income tax expense for the nine months ended July 31, 1996 increased $6.9 million over the same period in 1995. For the past several years the Company has had a substantial net operating loss carryforward. The benefit of the Company's net operating loss carryforward was fully recognized as of October 31, 1995.

     As a result of the foregoing factors, net earnings for the nine months ended July 31, 1996 decreased $2.1 million as compared to the same period in 1995.

YEAR ENDED OCTOBER 31, 1995 COMPARED TO YEAR ENDED OCTOBER 31, 1994

     Net revenues increased $17.9 million or 21.2% to $102.4 million for the twelve months ended October 31, 1995 from $84.5 million for the same period in 1994. This increase was predominantly attributable to higher outdoor advertising net revenues, which rose $17.9 million or 23.0% during this period. The increase in outdoor advertising net revenues was principally attributable to increases in number of displays and advertising rates, with occupancy rates remaining relatively steady. Operations acquired subsequent to fiscal 1993 generated $9.1 million of this increase in outdoor advertising net revenues. This increase in net revenues was partially offset by a decrease in management fees resulting from the LHC acquisition. Continued development of the logo sign business resulted in logo advertising revenue increasing $0.3 million or 5.5% for the twelve months ended October 31, 1995 as compared to the prior fiscal year.

     Operating expenses, exclusive of depreciation and amortization, increased $8.2 million or 15.5% to $61.4 million for the twelve months ended October 31, 1995 from $53.2 million for the same period in 1994. The LHC operations acquired in May 1994 generated $5.5 million of this increase in operating expenses; the remaining $2.7 million of the increase was generated by previously existing operations. This $2.7 million increase was primarily the result of acquisitions which caused an expansion of the Company's work force, which required higher aggregate commissions, workers' compensation costs and employee benefit expenses.

     Depreciation and amortization expense increased $2.7 million or 24% from $11.4 million for the year ended October 31, 1994 to $14.1 million for the year ended October 31, 1995. This increase in depreciation and amortization was generated by the assets purchased during fiscal years 1994 and 1995.

     Because the Company's operating expenses declined as a percentage of net revenues to 73.8% for fiscal 1995 from 76.4% for fiscal 1994, operating income increased $7.0 million or 34.9% from $19.9 million for the twelve months ended October 31, 1994 to $26.9 million for the twelve months ended October 31, 1995.

     Interest expense increased $2.2 million or 16.1% to $15.8 million for the twelve months ended October 31, 1995 from $13.6 million for the same period in 1994. Approximately $1.8 million of the increase in interest expense reflected an additional $35.0 million in debt incurred in May 1994 to finance the LHC acquisition. The remaining $0.4 million increase in interest expense was due to increased working capital borrowings throughout fiscal 1995.

     The Company had a significant net operating loss carryforward and, therefore, income tax expense for this period reflected the alternative minimum tax, state income tax and the recognition in the current year of the deferred tax benefit generated by the net operating loss carryforward.

     As a result of the foregoing factors, net earnings increased $3.4 million or 46.6% to $10.7 million for the twelve months ended October 31, 1995 from $7.3 million for the same period in 1994.

YEAR ENDED OCTOBER 31, 1994 COMPARED TO YEAR ENDED OCTOBER 31, 1993

     Net revenues increased $18.0 million or 27.0% to $84.5 million for the twelve months ended October 31, 1994 from $66.5 million for the same period in 1993. Higher outdoor advertising net revenues contributed $16.6 million of this increase, resulting from increases in number of displays, occupancy rates and advertising rates. Logo advertising revenues increased $1.4 million or 34% from $4.3 million for the twelve months ended October 31, 1993 to $5.7 million for the twelve months ended October 31, 1994. The increase in revenues from logo advertising was generated by the build-out of logos in Texas and Mississippi and the continued expansion of the existing systems.

     Operating expenses, exclusive of depreciation and amortization, increased $9.9 million or 22.8% to $53.2 million for the twelve months ended October 31, 1994 from $43.3 million for the same period in 1993. This increase was approximately evenly split between existing operations and those acquired after fiscal 1993.

     Depreciation and amortization expense increased $2.4 million or 27.2% to $11.4 million for the twelve months ended October 31, 1994 from $8.9 million for the twelve months ended October 31, 1993. $1.8 million of such increase was attributable to operations acquired after fiscal 1993, with $1.2 million representing depreciation of newly acquired boards and $0.6 million representing amortization related to intangibles capitalized as part of such acquisitions.

     Because revenue growth outpaced increases in expenses, operating income increased $5.7 million or 39.7% to $19.9 million for the twelve months ended October 31, 1994 from $14.3 million for the same period in 1993.

     Interest expense increased $2.1 million or 18.2% to $13.6 million for the twelve months ended October 31, 1994 from $11.5 million for the twelve months ended October 31, 1993. Approximately $1.4 million of such increase reflects an additional $35.0 million of debt incurred in connection with the May 1994 LHC acquisition. The remaining $0.7 million of the increase in interest expense was due to the issuance in May 1993 of $100 million in aggregate principal amount of Existing Notes with a fixed interest rate of 11.0%. Prior to the issuance of the Existing Notes, the Company's debt consisted primarily of variable rate bank financing with a lower net interest cost.

     As a result of the foregoing factors, net earnings increased $8.0 million to $7.3 million for the twelve months ended October 31, 1994 from a net loss of $0.7 million for the same period in 1993.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically satisfied its working capital requirements with cash from operations and revolving credit borrowings. Its acquisitions have been financed primarily with borrowed funds.

     On August 7, 1996, the Company sold pursuant to the IPO 4,000,000 shares of its Class A Common Stock and selling stockholders sold 735,000 shares at a price of $16.00 per share. The net proceeds to the Company from the sale of the 4,000,000 shares were approximately $58.8 million after deducting expenses and underwriting discounts.

     The Company used a portion of the net proceeds from the IPO to repay existing indebtedness in the aggregate principal amount of approximately $43.8 million, consisting of (i) bank term loans of $37.8 million and (ii) $6.0 million of outstanding loans under a revolving credit facility. The Company used approximately $5.0 million of the net proceeds from the IPO to pay a portion of the contingent consideration payable to stockholders whose shares of common stock were repurchased by the Company in October 1995 and March 1996. The Company issued to such stockholders $20.0 million aggregate principal amount of ten-year subordinated notes as the balance of the contingent consideration.

     In addition, on August 15, 1996, the Underwriters' over-allotment option to purchase an additional 294,041 shares from the Company was exercised, yielding net proceeds to the Company of approximately $4.4 million.

     The remaining net proceeds from the IPO are available for general corporate purposes, including possible acquisitions and repayment of indebtedness. In August 1996, the Company used net proceeds from the IPO to purchase certain outdoor advertising properties for an aggregate cash price of $12.2 million.

     The Company's net cash provided by operating activities increased to $15.2 million in fiscal 1994 from $12.4 million in fiscal 1993 due primarily to the increase in net earnings. Net cash used in investing activities increased from $10.1 million in fiscal 1993 to $53.6 million in fiscal 1994, due primarily to the LHC acquisition. Net cash used in financing activities increased from $6.8 million in fiscal 1993 to $37.1 million in fiscal 1994 due primarily to the incurrence of indebtedness pursuant to a new $35.0 million bank term loan used to complete the LHC acquisition.

     The Company's net cash provided by operating activities increased to $25.1 million in fiscal 1995 due primarily to a $3.4 million increase in net earnings and the addition of non-cash items, including a $2.7 million increase in depreciation and amortization. Net cash used in investing activities decreased from $53.6 million in fiscal 1994 to $17.8 million in fiscal 1995 due primarily to a $37.6 million decrease in purchase of new markets attributable to the inclusion of the LHC acquisition in fiscal 1994, offset by a $1.8 million increase in capital expenditures and purchases of intangibles. Net cash used in financing activities decreased $46.5 million in fiscal 1995 due to a $44.5 million decrease in proceeds from issuance of long term debt compared to fiscal 1994.

     For the nine months ended July 31, 1996, net cash provided by operating activities was $15.6 million, a $4.8 million increase from $10.8 million in the corresponding period of 1995. The increase occurred, despite a $2.1 million decrease in net earnings, due primarily to a $5.6 million increase in deferred taxes due to the benefit of the Company's net operating loss carryforward having been fully recognized at year end October 31, 1995, and a $1.9 million increase in deferred income generated by the additional logo sign franchises offset by a $1.9 million increase in receivables. Net cash used in investing activities increased $17.7 million for the nine months ended July 31, 1996 as compared to the same period in 1995 due to a $8.9 million increase in capital expenditures primarily due to the build-out of the Company's new logo sign franchises, a $7.1 million increase in purchase of new markets, a $1.0 million increase in purchase of intangible assets and a $0.7 increase in notes receivable. Net cash provided by financing activities increased $15.0 million for the nine months ended July 31, 1996 as compared to the same period in 1995. The increase was due to the increase in borrowings of $15.5 million under revolving credit facilities to finance capital expenditures, purchase new markets and meet seasonal operating requirements. A $2.8 million decrease in principal payments on long-term debt was partially offset by the $3.0 million stock redemption in March 1996.

     During the three fiscal years ended October 31, 1995, the Company's aggregate capital expenditures, as shown in the Consolidated Statements of Cash Flows, were $35.0 million. Of this amount, the Company spent in the fiscal years 1993, 1994 and 1995 approximately $2.4 million, $5.0 million and $6.6 million, respectively, to build and maintain structures within its existing markets and $2.0 million, $2.8 million and $1.6 million, respectively, to meet the capital expenditure requirements of state logo sign franchise operations.

     During fiscal 1995, the Company was awarded new state logo sign franchises in the following four states: Georgia, Minnesota, South Carolina and Virginia. During fiscal 1996, the Company was awarded new contracts in New Jersey and Michigan as well as the expansion of the existing Texas program which it currently operates. It also acquired the Kansas and Tennessee franchises from one of its competitors. Due to the capital needed to fund these new franchises, the Company amended its existing bank credit agreement effective October 1995, partially deferring short-term principal payments. In December 1995, the Company entered into a $15 million reducing credit line with its bank group. This line may only be used to finance the cost of logo sign franchises awarded to the Company after October 31, 1995. As of July 31, 1996, the Company had borrowed approximately $9.5 million to finance the cost of these logo sign franchises. In addition, the Company is currently negotiating with its existing lenders the terms of the New Credit Agreement, which would increase the amount of the bank loan commitment to the Company to $225 million and would replace the Existing Credit Agreement.

     Effective May 1, 1994, the Company completed the LHC acquisition in a transaction accounted for as a purchase for a price of $43.5 million, which was financed with the proceeds of a bank term loan in the amount of $35.0 million, with the remainder financed from the Company's revolving credit facilities.


     On May 19, 1993, the Company issued $100 million in aggregate principal amount of Existing Notes. Simultaneously with the sale of the Existing Notes, the Company entered into a new bank credit agreement which provided an $8 million term loan and a $20 million working capital line of credit. The line of credit has recently been amended to provide for borrowings of up to $50 million. The majority of the net proceeds from the issuance of Existing Notes was utilized to extinguish existing variable rate debt prior to maturity and pay related expenses. See "Description of Other Indebtedness -- Existing Notes." On October 17, 1996, the Company commenced a cash Tender Offer for all of the Existing Notes. See "The Transactions -- The Tender Offer."



     The Company expects to pursue a policy of continued growth through acquisitions. In this regard, the Company recently acquired FKM for an aggregate cash purchase price of $40 million with borrowings under the Existing Credit Agreement and acquired logo sign franchises in Kansas and Tennessee for an aggregate cash purchase price of $1.4 million. Since July 31, 1996, the Company has also acquired outdoor advertising properties for an aggregate cash cost of approximately $12.2 million. Furthermore, the Company has executed agreements to purchase an additional outdoor advertising company for an aggregate cash purchase price of approximately $60 million, two additional logo sign franchises for approximately $3.8 million in cash and certain transit advertising displays for approximately $1.1 million in cash. In addition, the Company has executed a letter of intent to acquire the assets of an additional outdoor advertising company at a cash purchase price of approximately $75 million. The Company intends to finance its acquisition activities from external sources, including the proceeds of the Common Stock Offering, the proceeds of this Offering and borrowings under the New Credit Agreement. There can be no assurance, however, that the Company will enter into the New Credit Agreement. See "The Transactions."


     The Company believes that internally generated funds and funds available for borrowing under its bank credit facilities will be sufficient for the foreseeable future to satisfy all debt service obligations and to finance its current operations.

INFLATION

     In the last three years, inflation has not had a significant impact on the Company.

SEASONALITY

     The Company's revenues and operating results have exhibited some degree of seasonality in past periods. Typically, the Company experiences its strongest financial performance in the fourth fiscal quarter and its lowest revenues in the first fiscal quarter. The Company expects this trend to continue in the future. Because a significant portion of the Company's expenses are fixed, a reduction in revenues in any quarter is likely to result in a period to period decline in operating performance and net earnings.

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which established a new accounting principle for accounting for the impairment of certain loans, certain investments in debt and equity securities, long-lived assets that will be held and used including certain identifiable intangibles and goodwill related to those assets and long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for fiscal years beginning after December 15, 1995. While the Company has not completed its evaluation of the impact that will result from adopting this statement, it does not believe that adoption of the statement will have a significant impact on the Company's financial position and results of operations.

     The Financial Accounting Standards Board also issued SFAS No. 123, "Accounting for Stock Based Compensation," effective also for fiscal years beginning after December 15, 1995. The new statement encourages, but does not require, companies to measure stock-based compensation cost using a fair value method, rather than the intrinsic value method prescribed by the Accounting Principles Board (APB) Opinion No. 25. Companies choosing to continue to measure stock-based compensation using the intrinsic value method must disclose on a pro forma basis net earnings per share as if the fair value method were used. Management is currently evaluating the requirements of SFAS No. 123. Management does not believe that SFAS No. 123 will have a material impact on operating income.

                                    BUSINESS

GENERAL


     Lamar Advertising Company is one of the largest and most experienced owners and operators of outdoor advertising structures in the United States. It conducts a business that has operated under the Lamar name since 1902. As of September 30, 1996, the Company operated approximately 24,000 outdoor advertising displays in 13 southeastern, midwestern and mid-Atlantic states. After giving effect to the acquisition of FKM and assuming consummation of the acquisition of Outdoor East, the Company will operate approximately 29,000 outdoor advertising displays in 14 states. In each of the Company's existing 36 primary markets, the Company believes that it is the only full-service outdoor advertising company serving such markets. The Company also operates the largest logo sign business in the United States. Logo signs are erected pursuant to state-awarded franchises on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. The Company currently operates logo sign franchises in 15 of the 21 states which have a privatized logo sign program, was awarded the logo sign franchise for the state of Florida in November 1996, and in October 1996 was selected to operate a tourism signing franchise for the province of Ontario, Canada. In addition, the Company has recently entered into an agreement to acquire the existing logo sign franchises for the states of Kentucky and Nevada. As of September 30, 1996, the Company maintained over 22,000 logo sign structures containing over 51,000 logo advertising displays under these franchises. The Company has recently expanded into the transit advertising business through the operation of displays on bus shelters, benches and buses in 8 of its 36 primary markets and several other markets in the state of South Carolina. For the fiscal year ended October 31, 1995, the Company reported net revenues and EBITDA of $102.4 million and $41.0 million, respectively. Assuming all of the Transactions were consummated, the Company's net revenues and EBITDA for the twelve months ended July 31, 1996, would have been $133.4 million and $54.1 million, respectively.


     The Company's strategy is to be the leading provider of outdoor advertising in each of the markets it serves, with an emphasis on markets with a media industry ranking based on population between 50 and 250. Important elements of this strategy are the Company's decentralized management structure and its focus on providing high quality local sales and service. In order to be more responsive to local market demands, the Company offers a full complement of outdoor advertising services coupled with local production facilities, management and account executives through its local offices. While maintaining its local focus, the Company seeks to expand its operations within existing and contiguous markets. The Company also pursues expansion opportunities, including acquisitions, in additional markets. In this regard and as described more fully below, the Company has acquired or has agreed to acquire several outdoor advertising companies and is in preliminary negotiations to acquire another such company. In the logo sign business, the Company's strategy is to maintain its position as the largest operator of logo signs in the U.S. by expanding through the addition of state logo franchises as they are awarded and through possible acquisitions. The Company may also pursue expansion opportunities in transit and other out-of-home media which the Company believes will enable it to leverage its management skills and market position.

     Management believes that operating in small to medium-sized markets provides the Company with certain advantages, including a diverse and reliable mix of local advertisers, geographic diversification and an ability to package inventory effectively. Local advertising constituted over 81% of the Company's outdoor advertising net revenues in fiscal 1995, which management believes is higher than the industry average.

INDUSTRY OVERVIEW

  Outdoor Advertising

     The outdoor advertising industry generated total revenues of approximately $1.8 billion in 1995, or approximately 1.1% of the total advertising expenditures in the United States, according to recent estimates by the OAAA. This represents growth of approximately 8.2% over estimated total 1994 revenues and compares favorably to the growth of total U.S. advertising expenditures of approximately 7.7% during the same period. Outdoor advertising offers repetitive impact and a relatively low cost-per-thousand impressions (a standard measurement of the cost-effectiveness of an advertising medium) compared to broadcast media, newspapers, magazines and direct mail marketing, making it attractive to both local businesses targeting a specific geographic area or set of demographic characteristics and national advertisers seeking mass market support. Over the past 25 years, outdoor advertising industry revenues have grown from $0.3 billion in 1971 to $1.83 billion in 1995, representing a compound annual growth rate of 8.0%. According to OAAA, in eleven of the last twenty years, outdoor advertising revenue growth exceeded total advertising revenue growth. The Company believes that this revenue growth is primarily the result of long term contracts that are generally renewable, a broadening client mix, the increased use of vinyl and computer printing and acquisition opportunities.

     Advertisers purchase outdoor advertising for a variety of reasons. Outdoor advertising is a highly targeted medium that can be used to concentrate on a particular geographic location or demographic group. In the case of local businesses such as hotels, restaurants, service stations and other roadside businesses, the use of outdoor advertising generates a message that reaches potential customers close to the point of sale and provides ready directional information. Similarly, national advertisers often use outdoor advertising when test marketing a product because of the medium's ability to reach a broad audience in a specific market. In addition, outdoor advertising is attractive because of its constant repetition and comparatively low cost-per-thousand impressions as compared to broadcast media, magazines, newspapers and direct mail marketing. As a result, advertisers desiring to build brand awareness and develop mass-market support often find outdoor advertising effective in generating high visibility in a cost-effective manner. Outdoor advertising is also often combined with other media to reinforce messages being provided to consumers.

     Outdoor advertising, which began in the late 19th century when advertising "bills" were pasted or "posted" on rented wooden boards, has evolved over the years to its present form with two types of standardized displays -- posters in standard and junior sizes and more permanent fixed and rotary bulletins. The outdoor advertising industry continues to evolve as a result of a number of factors. The category of out-of-home advertising (advertising transmitted other than through the print and broadcast media) now includes more than just traditional billboard and roadside displays. The use of displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets has expanded, and the presence of advertising on subways, buses, taxicabs and transit shelters is now commonplace. In addition, while tobacco product companies, historically the largest users of outdoor advertising, have reduced their reliance on the medium, the outdoor advertising industry has continued to grow through increasing visibility and attractiveness to local advertisers and national retail and consumer products companies. Also, advances in production technology, such as computer printing, vinyl advertising copy and improved lighting techniques, have facilitated a more creative and effective use of the medium and a more durable product. These technological improvements also permit outdoor advertising companies to respond more promptly to customer needs, operate more efficiently and make greater use of advertising copy used in other print media, thus providing advertisers the opportunity to present a unified campaign. Finally, the outdoor advertising industry has benefitted from the increase in automobile travel time for business and leisure due to increased highway congestion and the movement of businesses and residences from cities to outlying suburbs. A study recently published by the Office of Highway Information Management of the Federal Highway Administration indicated that, during the period from 1983 to 1990, licensed drivers in the United States increased by 11%, vehicles owned increased by 15%, the number of vehicle trips increased by 25% and vehicle miles increased by 40%. The Company believes that these trends demonstrate that consumer exposure to existing billboard structures also increased during this period.

     According to media publications, the top ten categories of business ranked by outdoor advertising expenditures for 1995 were entertainment and amusements, tobacco products, retail establishments, business and consumer services, automotive, travel and hotels, publishing and media, beer and wine, insurance and real estate, and drugs and remedies. The Company's sales by category of business is described under "Company Operations" below.

     The outdoor advertising industry is comprised of several large outdoor advertising and media companies with operations in multiple markets, as well as many smaller and local companies operating a limited number of displays in a single or a few local markets. The OAAA estimates that there are approximately 1,000 companies in the industry operating a total of approximately 396,000 displays. There has been a trend toward consolidation in the outdoor advertising industry in recent years and the Company expects this trend to continue.

  Logo Signs


     Throughout the 1970's and 1980's many states developed logo sign programs using state and federal highway matching dollars. Logo signs provide brand name information on available gas, food, lodging and camping services near highway exits. Brand name advertising display plates are posted on logo sign structures to provide this information to highway travellers. In 1985, Minnesota became the first state to privatize its logo sign program by contracting with a private firm for the construction, marketing, administration and maintenance of logo signs in lieu of using government resources. Since then 21 other states have awarded contracts for privatized logo sign programs, and several others are considering such privatization programs.


     Conversion of state-run logo sign programs to privately owned and operated programs is attractive to state governments, in part because of the efficiencies offered by private contractors.

  Transit

     A relatively new opportunity within the out-of-home advertising industry is transit advertising. Increasing numbers of local governments are providing transit shelters and benches to enhance the service and image of local transit systems. New government regulations pertaining to the Americans with Disabilities Act, as well as demands by the public, are creating a need for bus shelter locations which are practical and accessible by handicapped individuals. These locations, as well as buses, are increasingly being used for out-of-home advertising.

     As with state-awarded logo sign franchises, municipalities have begun to issue contracts for transit displays on bus shelters, benches and buses to private enterprises. Under these contracts, the private party constructs the shelters or benches, which it can use for advertising displays. In some cases, the rights for bus displays are also included under the contract. The primary benefits of privatizing transit advertising are the avoidance of capital expenditures by the municipality, the prospect of additional revenue for the municipality, the consistent quality that a coordinated transit program can provide and the benefits of regular cleaning and maintenance undertaken by private enterprises.

MARKETS


     The following table sets forth certain information regarding the Company's existing primary outdoor advertising markets and the assets proposed to be acquired in the acquisition of Outdoor East.


                              OUTDOOR ADVERTISING

EXISTING OUTDOOR ADVERTISING MARKETS(1)

                                                                               NUMBER OF DISPLAYS(4)          NET
                                                                               ---------------------      REVENUES(5)
                   STATE/PRIMARY MARKET                     MARKET RANK(3)     BULLETINS     POSTERS     --------------
----------------------------------------------------------  --------------     ---------     -------     (IN THOUSANDS)
LOUISIANA
  Baton Rouge.............................................         81               419         684         $  7,280
  Shreveport..............................................        126               268         730            3,389
  Lafayette...............................................         97               154         353            2,035
  Lake Charles............................................        202               189         285            1,915
  Monroe..................................................        226               123         508            1,534
  Alexandria..............................................        198                49         224              757
  Houma(2)................................................         --                40         164               --
                                                                                  -----      ------         --------
        Total.............................................                        1,242       2,948           16,910
TENNESSEE
  Nashville...............................................         44               326       1,174            7,488
  Knoxville...............................................         69               694         896            7,171
  Clarksville.............................................         --                98         357            1,533
                                                                                  -----      ------         --------
        Total.............................................                        1,118       2,427           16,192
FLORIDA
  Pensacola...............................................        125               250         662         $  3,113
  Lakeland................................................        104               554         372            2,875(6)
  Panama City.............................................        225               268         470            2,262(6)
  Fort Myers..............................................         77               133         297            2,153
  Tallahassee.............................................        167               121         302            1,908
  Fort Walton.............................................        207               157         220            1,643(6)
  Daytona Beach...........................................         93                54         339            1,456
                                                                                  -----      ------         --------
        Total.............................................                        1,537       2,662           15,410
ALABAMA
  Mobile..................................................         84               381         630            4,755
  Montgomery..............................................        142               248         499            3,598
                                                                                  -----      ------         --------
        Total.............................................                          629       1,129            8,353
TEXAS
  Brownsville.............................................         63               204         873            2,577
  Beaumont................................................        127               204         308            2,165
  Corpus Christi..........................................        128               195         519            1,707(6)
  Wichita Falls...........................................        235                89         165              902
  Laredo..................................................        216                87         373              868(6)
                                                                                  -----      ------         --------
        Total.............................................                          779       2,238            8,219
MISSISSIPPI
  Jackson.................................................        118               268         698            4,420
  Gulfport................................................        134               207         559            2,953
                                                                                  -----      ------         --------
          Total...........................................                          475       1,257            7,373
GEORGIA
  Savannah................................................        154               344         604            3,307
  Augusta.................................................        107               163         471            2,482
  Albany..................................................        243               106         383            1,109(6)
                                                                                  -----      ------         --------
        Total.............................................                          613       1,458            6,898

                                                                               NUMBER OF DISPLAYS(4)
                                                                               ---------------------          NET
                   STATE/PRIMARY MARKET                     MARKET RANK(3)     BULLETINS     POSTERS      REVENUES(5)
----------------------------------------------------------  --------------     ---------     -------     --------------
                                                                                                         (IN THOUSANDS)
VIRGINIA
  Richmond................................................         56               309         616            4,288
  Roanoke.................................................        101               262         450            1,958(6)
                                                                                 ------      ------         --------
        Total.............................................                          571       1,066            6,246
PENNSYLVANIA
  Statewide Highways......................................        N/A               553           0            4,713(6)
KENTUCKY
  Lexington...............................................        105               117         507            3,127
WEST VIRGINIA
  Wheeling................................................        213               261         551            2,626
COLORADO
  Colorado Springs........................................         98               141         355            2,486
OHIO
  Dayton..................................................         52                 3         529            1,960
  Youngstown..............................................         90               122         537              243(6)
                                                                                 ------      ------         --------
        Total.............................................                          125       1,066            2,203
                                                                                 ------      ------         --------
        Subtotal..........................................                        8,161      17,664         $100,756
                                                                                 ------      ------         --------
THE OUTDOOR EAST ACQUISITION (PENDING)
SOUTH CAROLINA
  Columbia................................................         88               338         571            3,725(7)
NORTH CAROLINA
  Statewide Highways......................................        N/A               924         112            2,472(7)
WEST VIRGINIA
  Bluefield...............................................         --               306         281            1,863(7)
VIRGINIA
  Dublin..................................................         --                99         221               --(8)
  Harrisonburg............................................        253                 9         123               --(8)
  Hopewell................................................         --                56         291               --(8)
                                                                                 ------      ------         --------
        Total.............................................                          164         635            1,632(7)(8)
GEORGIA
  Valdosta................................................         --               338         181            1,289(7)
                                                                                 ------      ------         --------
        Subtotal..........................................                        2,070       1,780         $ 10,981
                                                                                 ------      ------         --------
TOTAL.....................................................                       10,231      19,444         $111,737
                                                                                 ======      ======         ========


                              LOGO SIGN FRANCHISES

     The following table sets forth certain information regarding the Company's logo business operations. As of September 30, 1996, the Company operated 51,140 logo advertising displays.


                                        # LOGO
 YEAR                                 ADVERTISING
AWARDED            FRANCHISE           DISPLAYS
-------     ------------------------  -----------
  1989      Nebraska................       788
  1989      Oklahoma................     1,120
  1990      Utah....................     1,494
  1991      Missouri(9).............     8,254
  1992      Ohio....................     5,686
  1993      Texas...................     2,177
  1993      Mississippi.............     2,866
  1995      Georgia.................     9,240

                                        # LOGO
 YEAR                                 ADVERTISING
AWARDED            FRANCHISE           DISPLAYS
-------     ------------------------  -----------
  1995      Minnesota(10)...........     2,491
  1995      South Carolina..........     1,982
  1996      Virginia................     7,658
  1996      Michigan................     1,376
  1996      Tennessee...............     4,216
  1996      Kansas..................     1,792
  1996      New Jersey(11)..........        --


---------------
 (1) Includes additional or outlying markets served by the office in the applicable market.
 (2) Houma was established as a separate primary market in fiscal 1995, and, therefore, net revenues are not included.

 (3) Indicates the Spring 1996 Arbitron Radio Metro Market ranking within which the office is located, as determined by The Arbitron Company. The Company believes that Metro Market ranking, which ranks, according to population of persons 12 years or older, the largest 263 markets in the U.S., is a standard measure of market size used by the media industry. Where no market ranking is shown, such market is not ranked by Arbitron.
 (4) The two standardized types of industry displays are bulletins and posters. See "Business -- Company Operations." The display count is as of October 31, 1995 pro forma for acquisitions completed within the last twelve months.
 (5) Except as otherwise noted, represents net revenues for fiscal year ended October 31, 1995 attributable to each outdoor advertising market. These revenues, together with logo sign and transit advertising revenues and production revenue, comprise outdoor advertising net revenues shown in the Company's consolidated statements of earnings (loss).
 (6) Reflects net revenues for the most recently completed applicable fiscal year with respect to acquisitions completed by the Company since July 31, 1996. See "The Transactions -- Recent Acquisition Activity -- Completed Acquisitions."

 (7) Represents net revenues for the most recently completed applicable fiscal year attributable to the outdoor advertising market proposed to be acquired by the Company. See "The Transactions -- Recent Acquisition Activity."


 (8) Net revenues for specific markets proposed to be acquired in the state of Virginia are not available.


 (9) Franchise operated by a 66.7% owned partnership.


(10) Franchise operated by a 95.0% owned partnership.


(11) The Company was recently awarded the New Jersey franchise, and, accordingly, no logo signs had been erected as of September 30, 1996.


BUSINESS STRATEGY

  OUTDOOR ADVERTISING

     The Company's overall business strategy is to be the leading provider of outdoor advertising in each of the markets it serves, with an emphasis on markets with a population ranking between 50 and 250. This strategy includes the following elements:

     Operating Strategy


     Small and Medium-Sized Market Focus. The Company's leading position in each of its 36 primary outdoor advertising markets is a result of a successful operating strategy dedicated to growth and acquisitions primarily within the target range of markets having a population ranking between 50 and 250. Management believes that operating in these markets provides certain advantages, including the benefits of a diverse and reliable mix of local advertisers, geographic diversification and an ability to package inventory effectively.


     High Quality Local Sales and Service. The Company identifies and closely monitors the needs of its customers and seeks to provide them with quality advertising products at a lower cost than competitive media. The Company believes it has a reputation for providing excellent customer service and quality outdoor advertising space and displays.


     The Company's 118-person sales force is supported by 36 full-service offices. In each primary market, the Company has recruited and trained a skilled sales force, placing an emphasis on market research and use of artistic creativity. Each salesperson is compensated under a performance-based compensation system and supervised by a local sales manager executing a coordinated marketing plan. Art departments assist local customers in the development and production of creative, effective advertisements. The Company believes repeat sales are evidence that the Company delivers quality products and services.



     Centralized Control/Decentralized Management. Management believes that, in its existing 36 primary markets, the Company is the only full-service outdoor advertising company offering a full complement of outdoor advertising services coupled with local production facilities, management and account executives. Local offices operate in defined geographic areas and function essentially as independent business units, consistent with senior management's philosophy that a decentralized organization is more responsive to particular local market demands.


     The Company maintains centralized accounting and financial control over its local operations, but local managers are responsible for the day-to-day operations in each local market and are compensated according to that market's financial performance. Each local manager reports to one of five regional managers who in turn report to the Company's Chief Executive Officer. Management believes empowering local management and sales personnel to respond to market conditions has been a major factor in the Company's success.

     Effective Inventory Management. The Company believes that the local presence of sales personnel contributes to the Company's ability to increase occupancy rates by attracting and servicing local customers. Additionally, a national sales office at corporate headquarters allows the Company to package inventory effectively to take advantage of national advertising campaigns in the Company's markets. The Company's inventory is managed by state-of-the-art mapping, charting and accounting software.

  GROWTH STRATEGY

     Internal Growth. Within its existing markets, the Company enhances revenue and cash flow growth by employing highly targeted local marketing efforts to improve display occupancy rates and by selectively increasing advertising rates. This strategy is facilitated through its local sales and service offices which allow management to respond quickly to the demands of its local customer base. In addition, the Company routinely invests in upgrading its existing structures and constructing new display faces in order to provide quality service to its current customers and to attract new advertisers.

     Acquisitions. Aggressive internal growth is enhanced by focused acquisitions in small to medium-sized markets, resulting in increased operating efficiencies, greater geographic diversification and increased market penetration. The Company has demonstrated its ability to grow successfully through acquisitions, having completed over 80 acquisitions since 1983. In addition to acquiring positions in new markets, the Company purchases smaller outdoor advertising properties within existing or contiguous markets. Acquisitions offer opportunities for inter-market cross-selling and the opportunity to centralize and combine accounting and administrative functions, thereby achieving economies of scale.

     The table below sets forth certain information regarding acquisitions which the Company has made or has agreed to make subsequent to the fiscal year ended October 31, 1993:

YEAR            MARKET            BULLETINS     POSTERS
----     --------------------     ---------     -------
1994     Panama City, FL             214          317
1994     Daytona Beach, FL(1)         56          349
1994     Shreveport, LA(1)           271          760
1994     Savannah, GA(1)             357          621
1994     Beaumont, TX(1)             202          302
1994     Fort Myers, FL(1)           122          289
1994     Clarksville, TN(1)          112          325
1994     Lakeland, FL(1)             214          357
1994     Augusta, GA                   8           69
1994     Pensacola, FL                49          218
1994     Montgomery, AL               76           33
1994     Beaumont, TX                 40            0
1995     Richmond, VA                184            0
1995     Nashville, TN                 0          254
1995     Nashville, TN               317            0
1995     Roanoke, VA                 129            0
1995     Augusta, GA                  98            0

YEAR            MARKET            BULLETINS     POSTERS
----     --------------------     ---------     -------
1996     Lakeland, FL                249            0
1996     Corpus Christi, TX          195          519
1996     Laredo, TX                   87          373
1996     Panama City, FL              45          164
1996     Fort Walton, FL               6            0
1996     Albany, GA                   14          112
1996     Lakeland, FL                121            0
1996     Roanoke, VA                  50            0
1996     Youngstown, OH(2)           125          534
1996     PA highways(2)(4)           553            0
1996     Valdosta, GA(3)             338          181
1996     Columbia, SC(3)             338          571
1996     Dublin, VA(3)                99          221
1996     Hopewell, VA(3)              56          291
1996     Harrisonburg, VA(3)           9          123
1996     Bluefield, WV(3)            306          281
1996     NC highways(3)(4)           924          112

---------------
(1) Acquired on May 1, 1994 from LHC, which prior to such date was a 49% owned and managed subsidiary of the Company.

(2) Acquired from FKM on November 1, 1996. See "The Transactions -- Completed Acquisitions -- The FKM Acquisition."

(3) Proposed to be acquired from Outdoor East. See "The Transactions -- Recent Acquisition Activity -- The Outdoor East Acquisition."
(4) These acquisitions relate to displays located along interstate highways and other primary roads throughout the states of Pennsylvania and North Carolina and which are not located within one of the Company's existing markets.

     The Company believes that there will be future opportunities for implementing the Company's acquisition strategy given the industry's fragmentation and current consolidation trends. Additionally, the small to medium-sized markets which fit the Company's growth strategy offer a large number of potential acquisition opportunities.

     Logo Signs


     The Company entered the business of logo sign advertising in 1988. The Company is now the largest provider of logo sign services in the United States, having been awarded 16 of the 22 privatized state logo sign franchises awarded to date and having entered into an agreement to acquire two additional franchises. The Company's strategy is to be the leading logo sign provider in the country. The Company was also selected to operate the tourism signing franchise for the province of Ontario, Canada in October 1996. The Company is currently negotiating a definitive agreement with the province with respect to the franchise, which the Company expects will be executed by December 31, 1996.


     Adopting many of the decentralized operational strategies of the outdoor advertising division, the Company's logo sign division maintains contacts and local sales offices in each of the states in which it operates. Relationships with customers are developed and maintained at the state level; accounting, MIS and certain administrative functions are centralized at the Company's headquarters.

     In competing for state-awarded logo sign franchises, the Company seeks to form strategic alliances with premier signing contractors in order to present to state highway departments the combined benefits of entities with substantial local presence and national resources. As the industry leader, the Company has gained significant operating experience and compiled a database of information it believes is unequalled in this industry. The Company shares its knowledge and database information with state highway departments initiating new logo sign programs, and believes this interaction provides significant advantages when seeking new logo sign franchises.

     After securing a franchise, the Company generally contracts with an independent construction firm for the erection and maintenance of the logo sign structures in order to avoid the expense of staffing and maintaining a construction presence. The Company then processes orders for logo sign services through its corporate staff and a small sales force in the state.

     The Company maximizes participation and customer satisfaction through the use of market surveys, coupled with a customer focused sales program to potential logo sign advertisers. Employing these methods, in Mississippi, for example, the revenue from logo sign advertising displays increased from $263,100 for the twelve months prior to the Company receiving the state's logo sign franchise to $621,000 for the twelve months following the Company being awarded such franchise. This revenue increase was the result of a 57% increase in the number of logo advertising displays and an increase in advertising rates during the twelve months following receipt of the franchise.


     The Company believes its market-leading position in the logo sign industry will continue to increase as additional states privatize their logo sign programs and recognize the track record and core competency of the Company in building and servicing logo sign programs. The Company anticipates bidding on the logo sign franchise in an additional state during 1996. The Company plans to pursue additional logo sign franchises, through both new franchise awards and, possibly, the acquisition of other logo sign franchise operators. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government owned and operated programs to privately owned and operated programs. Furthermore, the Company plans to pursue tourism signing programs in Canada and is seeking to expand into other state-authorized signage programs, such as those involving directional signs providing tourist information.


     Transit and Other


     The Company has recently expanded into the transit advertising business through the operation of displays on bus shelters, benches and buses in eight of its 36 primary markets and other markets throughout the state of South Carolina. The Company plans to continue pursuing transit advertising opportunities that arise in its primary markets and to expand into other markets.


     With the growth in wireless communication, particularly the buildout of personal communications services systems following the recent FCC allocation of radio spectrum, the Company is exploring ways to realize additional revenue by contracting with communications providers for use of the Company's billboard structures to attach transmission and reception devices. The Company has agreements with two of the largest potential wireless communication service providers regarding possible future use of its billboards.

COMPANY OPERATIONS

  OUTDOOR ADVERTISING

     Sales and Service


     The Company conducts its outdoor advertising operations through its 36 local offices. Local offices operate in defined geographic areas and function essentially as independent business units, consistent with senior management's philosophy that a decentralized organization is more responsive to particular local market demands and provides greater incentives to employees. The Company's management policy is one of centralized accounting and financial control coupled with decentralized sales and production. Local managers in each of the Company's primary markets are responsible for the day-to-day operations of their outdoor office and are compensated according to the Company's financial performance in that market. Each local manager reports to one of five regional managers who in turn report to the Company's Chief Executive Officer.


     The following is a list of the Company's regional managers and their experience with the Company and in the outdoor advertising industry as of September 30, 1996:

                                                                        YEARS         YEARS
                                                                        WITH            IN
                      NAME                          REGION             COMPANY       INDUSTRY
    ----------------------------------------  -------------------      -------       --------
    Gerald H. Marchand......................  Baton Rouge Region          38            38
    Robert E. Campbell......................  Central Region              24            24
    Phillip C. Durant.......................  Eastern Region              19            21
    Thomas F. Sirmon........................  Mobile Region               17            17
    Myron A. LaBorde........................  Florida Region              25            25


     The Company's regional managers have been with the Company, on average, for 25 years. The Company's local managers have been with the Company, on average, for 11 years and have worked in the industry, on average, for 14 years.


     Inventory

     The Company operates the following types of outdoor advertising displays:

          Bulletins generally are 14 feet high and 48 feet wide (672 square feet) and consist of panels on which advertising copy is displayed. The advertising copy is either handpainted onto the panels at the Company's facilities in accordance with design specifications supplied by the advertiser and attached to the outdoor advertising structure, or printed with computer-generated graphics on a single sheet of vinyl that is "wrapped" around the structure. On occasion, to attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways.

          Standardized posters generally are 12 feet high by 25 feet wide (300 square feet) and are the most common type of billboard. Advertising copy for these posters consists of lithographed or silk-screened paper sheets supplied by the advertiser that are pasted and applied like wallpaper to the face of the display, or single sheets of vinyl with computer-generated advertising copy that are wrapped around the structure. Standardized posters are concentrated on major traffic arteries.

          Junior posters usually are 6 feet high by 12 feet wide (72 square feet). Displays are prepared and mounted in the same manner as standardized posters, except that vinyl sheets are not typically used on junior posters. Most junior posters, because of their smaller size, are concentrated on city streets and target pedestrian traffic.

     For the Company's fiscal year ended October 31, 1995, approximately 55% of the Company's outdoor advertising net revenues were derived from bulletin sales and 45% from poster sales. Over the same period, bulletin and poster occupancy averaged approximately 82% and 77%, respectively. The Company regularly donates unoccupied display space for use by charitable and civic organizations.

     The physical structures are typically owned by the Company and are built on locations the Company either owns or leases. In each local office one employee typically performs site leasing activities for the markets served by that office. See "-- Company Operations -- Facilities."

     Bulletin space is generally sold as individually selected displays which remain in one location, usually an interstate highway or other main road, for the duration of the advertising contract. Bulletins may also be sold as part of a rotary plan where advertising copy is periodically rotated from one location to another within a particular market. Poster space is generally sold in packages called "showings," which comprise a given number of displays in a market area. Posters provide advertisers with access either to a specified percentage of the general population or to a specific targeted audience. Displays making up a showing are placed in well-traveled areas and are distributed so as to reach a wide audience in a particular market.

  Production

     The Company's production staff in each of its existing 35 primary markets performs the full range of activities required to create and install outdoor advertising in all of its markets. Production work includes creating the advertising copy design and layout, painting the design or coordinating its printing and installing the designs on displays. The Company provides its production services to local advertisers and to advertisers that are not represented by advertising agencies, since national advertisers represented by advertising agencies often use preprinted designs that require only installation. The Company's creative and production personnel typically develop new designs or adopt copy from other media for use on billboards. The Company's artists also often assist in the development of marketing presentations, demonstrations and strategies to attract new advertisers.

     With the increased use of vinyl and pre-printed advertising copy furnished to the outdoor advertising company by the advertiser or its agency, outdoor advertising companies require less labor-intensive production work. In addition, increased use of vinyl and preprinted copy is also attracting more customers to the outdoor advertising medium. The Company believes that this trend over time will reduce operating expenses associated with production activities.

  Categories of Business

     The following table sets forth the top ten categories of business from which the Company derived its outdoor advertising revenues for fiscal 1995 and the respective percentages of such revenue. These business categories accounted for approximately 73.6% of the Company's total outdoor advertising net revenues in the fiscal year ended October 31, 1995. No one advertiser accounted for more than 3.0% of the Company's total outdoor advertising net revenues in that period.

                                                                           PERCENTAGE
                                                                         NET ADVERTISING
                                   CATEGORY                                 REVENUES
        ---------------------------------------------------------------  ---------------
        Restaurants....................................................        14.9%
        Retail establishments..........................................        11.4
        Tobacco products...............................................         9.2
        Hotels and motels..............................................         7.3
        Entertainment and sports.......................................         5.9
        Automotive.....................................................         5.9
        Hospitals and medical care.....................................         5.1
        Services.......................................................         4.8
        Media..........................................................         4.6
        Financial institutions.........................................         4.5
                                                                               ----
                  Total................................................        73.6%
                                                                               ====

     Beginning in 1992, the leading tobacco companies substantially reduced their domestic advertising expenditures in response to societal and governmental pressure and other factors. Because tobacco advertisers tend to occupy displays in highly desirable locations, the Company historically has been able to attract substitute advertising for space which has become unoccupied as a result of reduced tobacco product advertisements, and management believes that the Company will continue to be able to attract such substitute advertising should tobacco advertisers further reduce their spending in the future.

     Logo Signs


     The Company is the largest provider of logo sign services in the United States and operates over 22,000 logo sign structures containing over 51,000 logo advertising displays. The Company has been awarded exclusive franchises to erect and operate logo signs in the states of Florida, Georgia, Michigan, Mississippi, Nebraska, New Jersey, Ohio, Oklahoma, South Carolina, Texas, Utah, Virginia, through a 66.7% owned partnership in the state of Missouri and through a 95.0% owned partnership in the state of Minnesota. In addition, the Company has recently acquired the logo sign franchises in Tennessee and Kansas and has entered into an agreement to acquire the logo sign franchises in Kentucky and Nevada. In addition, in October 1996, the Company was also selected to operate the tourism signing franchise for the province of Ontario, Canada.


     State logo sign franchises represent the exclusive contract right to erect and operate logo signs within a state. The term of the contracts vary, but generally range from ten to twenty years, including renewal terms. The logo sign contracts generally provide for termination by the state prior to the end of the term of the franchise, in most cases with compensation to be paid to the Company. Typically, at the end of the term of the franchise, ownership of the structures is transferred to the state without compensation to the Company. None of the Company's logo sign franchises terminates in the next two years and only two are subject to renewal during that period. In one of those cases, the state authority has verbally agreed to the renewal of the term for five years. The Company expects to be able to compete effectively for retention of franchises when their terms expire.

     The Company also designs and produces logo sign plates for customers throughout the country, including for use in states which have not yet privatized their logo sign programs.

EMPLOYEES

     The Company employed approximately 815 persons at September 30, 1996. Of these, 44 were engaged in overall management and general administration at the Company's management headquarters and the remainder were employed in the Company's operating offices. Of these, approximately 110 were direct sales and marketing personnel.

     The Company has three local offices covered by collective bargaining agreements, consisting of painters, billposters and construction personnel. A union is organized in one other local office, but this union is currently operating without a collective bargaining agreement. The Company believes that its relations with its employees, including its 26 unionized employees, are good, and the Company has never experienced a strike or other labor dispute.

     The Company believes its employee retention record evidences its good employee relations. The average tenure for the Company's employees is six years. The Company offers most employees a range of benefits including a profit sharing/401(k) plan and life, health and dental insurance.

FACILITIES

     The Company's 53,500 square foot management headquarters is located in suburban Baton Rouge, Louisiana. The Company occupies approximately 30% of the space in this facility and leases the remaining space. The Company owns 26 local operating facilities with front office administration and sales office space connected to back-shop poster and bulletin production space, and leases an additional 24 operating facilities at an aggregate lease expense in 1995 of approximately $775,000.

     The Company owns approximately 450 parcels of property beneath outdoor structures. As of October 31, 1995, the Company had approximately 12,000 active outdoor site leases accounting for a total annual lease expense of $14.2 million. This amount represented 15.4% of total net outdoor advertising revenues for that period, which is consistent with the Company's historical lease expense experience. The Company's leases are for varying terms ranging from month-to-month to in some cases a term of over ten years, and many provide the Company with renewal options. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. The Company believes that an important part of its management activity is to manage its lease portfolio and negotiate suitable lease renewals and extensions.

COMPETITION

     Outdoor Advertising

     The Company competes in each of its markets with other outdoor advertisers as well as other media, including broadcast and cable television, radio, print media and direct mail marketers. In addition, the Company also competes with a wide variety of out-of-home media, including advertising in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains and buses. Advertisers compare relative costs of available media and cost-per-thousand impressions, particularly when delivering a message to customers with distinct demographic characteristics. In competing with other media, outdoor advertising relies on its relative cost efficiency and its ability to reach a broad segment of the population in a specific market or to target a particular geographic area or population with a particular set of demographic characteristics within that market.

     The outdoor advertising industry is highly fragmented, consisting of several large outdoor advertising and media companies with operations in multiple markets as well as smaller and local companies operating a limited number of structures in single or a few local markets. Although some consolidation has occurred over the past few years, according to the OAAA there are approximately 1,000 companies in the outdoor advertising industry operating approximately 396,000 billboard displays. In several of its markets, the Company encounters direct competition from other major outdoor media companies, including Outdoor Systems, Inc., Eller Media, Inc. (formerly Patrick Media Group) and 3M National Advertising Co. (a division of Minnesota Mining and Manufacturing Company), each of which has a larger national network and greater total resources than the Company. The Company believes that its strong emphasis on sales and customer service and its position as a major provider of advertising services in each of its primary markets enables it to compete effectively with the other outdoor advertising companies, as well as other media, within those markets. See "Risk Factors -- Competition."

     Logo Signs

     The Company faces competition in obtaining new logo sign franchises and in bidding for renewals of expiring franchises. The Company faces competition from four other national providers of logo signs in seeking logo franchises. In addition, local companies within each of the states which solicit bids will compete against the Company in the open-bid process. Competition from these sources is also encountered at the end of each contract period. The Company believes its operations model, which includes local sales offices, comprehensive databases of information and strategic alliances and its knowledge of the industry, should provide a competitive advantage in pursuing future franchises.

     In marketing logo signs to advertisers, the Company competes with other forms of out-of-home advertising. The Company believes, however, that logo sign advertising offers an effective, low-cost directional advertising service, which makes it attractive to potential advertisers.

REGULATION

     Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Federal law, principally the Highway Beautification Act of 1965 (the "HBA") regulates outdoor advertising on federally aided primary and interstate highways. The HBA requires, as a condition to federal highway assistance, states to restrict billboards on such highways to commercial and industrial areas, and requires certain additional size, spacing and other limitations. All states have passed state billboard control statutes and regulations at least as restrictive as the federal requirements, including removal at the owner's expense and without compensation of any illegal signs on such highways. The Company believes that the number of its billboards that may be subject to removal as illegal is immaterial. No state in which the Company operates has banned billboards, but some have adopted standards more restrictive than the federal requirements. Municipal and county governments generally also have sign controls as part of their zoning laws. Some local governments prohibit construction of new billboards and some allow new construction only to replace existing structures, although most allow construction of billboards subject to restrictions on zones, size, spacing and height.

     Federal law does not require removal of existing lawful billboards, but does require payment of compensation if a state or political subdivision compels the removal of a lawful billboard along a federally aided primary or interstate highway. State governments have purchased and removed legal billboards for beautification in the past, using federal funding for transportation enhancement programs, and may do so in the future. Governmental authorities from time to time use the power of eminent domain to remove billboards. Thus far, the Company has been able to obtain satisfactory compensation for any of its billboards purchased or removed as a result of governmental action, although there is no assurance that this will continue to be the case in the future. Local governments do not generally purchase billboards for beautification, but some have attempted to force removal of legal but nonconforming billboards (billboards which conformed with applicable zoning regulations when built but which do not conform to current zoning regulations) after a period of years under a concept called "amortization," by which the governmental body asserts that just compensation is earned by continued operation over time. Although there is some question as to the legality of amortization under federal and many state laws, amortization has been upheld in some instances. The Company generally has been successful in negotiating settlements with applicable localities for billboards required to be removed. Restrictive regulations also limit the Company's ability to rebuild or replace nonconforming billboards.

     In recent years, bills have been introduced in Congress that would affect billboard advertising of tobacco or alcohol products. No bills have become law except those requiring the familiar health hazard warnings appearing on cigarette packages and advertisements. It is uncertain whether such regulation will be enacted in the future, what such regulation might provide or what impact such regulation might have on the Company's business. Federal law generally prevents state or local restrictions on the content of billboard advertisements.

     In August 1996, President Clinton signed an executive order adopting rules proposed by the U.S. Food and Drug Administration regulating the advertising of certain tobacco products. These rules, which will become effective on August 22, 1997, prohibit the placement of tobacco products advertising within 1,000 feet of playgrounds and primary and secondary schools and limit such advertising to a format consisting of black text on a white background. Certain advertising industry and tobacco industry organizations have filed lawsuits challenging these regulations, seeking an injunction to keep them from going into effect. In addition, some members of Congress have indicated that they may sponsor legislation to prevent the regulations from going into effect. If these regulations are not modified or nullified by legislative or judicial action, the Company's outdoor advertising revenues could be adversely affected.

     To date, however, regulations in the Company's markets have not materially adversely affected its operations. However, the outdoor advertising industry is heavily regulated and at various times and in various markets can be expected to be subject to varying degrees of regulatory pressure affecting the operation of advertising displays. Accordingly, although the Company's experience to date is that the regulatory environment can be managed, no assurance can be given that existing or future laws or regulations will not materially and adversely affect the Company.

LITIGATION

     The Company from time to time is involved in litigation in the ordinary course of business, including disputes involving advertising contracts, site leases, employment claims and construction matters. The Company is also involved in routine administrative and judicial proceedings regarding billboard permits, fees and compensation for condemnations. The Company is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company as of October 1, 1996 were as follows:

                                                                              YEARS WITH
             NAME               AGE                    TITLE                  THE COMPANY
------------------------------  ---    -------------------------------------  -----------
Kevin P. Reilly, Jr...........  42     Chairman, President, Chief Executive        18
                                         Officer and Director
Keith A. Istre................  44     Chief Financial Officer, Treasurer          18
                                       and Director
Charles W. Lamar, III.........  48     General Counsel, Secretary and              20
                                       Director
Gerald H. Marchand............  65     Vice President, Regional Manager of         38
                                         Baton Rouge Region, and Director
T. Everett Stewart, Jr........  42     President of Interstate Logos, Inc.,        16
                                       a subsidiary of the Company, and
                                         Director
Robert E. Campbell............  48     Vice President, Regional Manager of         24
                                         Central Region
Phillip C. Durant.............  50     Vice President, Regional Manager of         19
                                         Eastern Region
Myron A. LaBorde..............  47     Vice President, Regional Manager of         25
                                         Florida Region
Thomas F. Sirmon..............  41     Vice President, Regional Manager of         17
                                         Mobile Region
Robert B. Switzer.............  43     Vice President of Operations                20
Dudley W. Coates*.............  65     Director                                    --
Jack S. Rome, Jr.*............  48     Director                                    --
William R. Schmidt*...........  45     Director                                    --

---------------

* Outside directors

     Kevin P. Reilly, Jr. has served as the Company's President and Chief Executive Officer since February 1989 and as a director of the Company since February 1984. Mr. Reilly served as President of the Company's Outdoor Division from 1984 to 1989. Mr. Reilly, an employee of the Company since 1978, has also served as Assistant and General Manager of the Company's Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

     Keith A. Istre has been Chief Financial Officer of the Company since February 1989 and a director of the Company since February 1991. Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in accounting.

     Charles W. Lamar, III joined the Company in 1982 as General Counsel and has been a director of the Company since June 1973. Prior to joining the Company, Mr. Lamar maintained his own law practice and was employed by a law firm in Baton Rouge. Mr. Lamar received a B.A. in Philosophy from Harvard University in 1971, a M.A. in Economics from Tufts University in 1972 and a J.D. from Boston University in 1975.

     Gerald H. Marchand has been Regional Manager of the Baton Rouge Region, which encompasses operations in Louisiana, Mississippi and Texas, since 1988 and a director of the Company since 1978. He began his career with the Company in leasing and went on to become President of the Outdoor Division. He has served as General Manager of the Lake Charles and Mobile operations. Mr. Marchand received a Masters in Education from Louisiana State University in 1955.

     T. Everett Stewart, Jr. has been President of Interstate Logos, Inc. since 1988, and has recently been named a director. He served as Regional Manager of the Company's Baton Rouge Region from 1984 to 1988. Previously, he served the Company as Sales Manager in Montgomery and General Manager of the Monroe and Alexandria operations. Before joining the Company in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and by a United States Senator from the State of Alabama. Mr. Stewart received a B.S. in Finance from Auburn University in 1976.

     Robert E. Campbell has been Regional Manager of the Central Region, which encompasses operations in Alabama, Colorado, Kentucky, Ohio, Texas and Virginia, since 1983. Mr. Campbell served from 1972 to 1983 as Sales Manager of the Company's Mobile operation and as General Manager of the Company's Midland and Mobile operations. Mr. Campbell received a B.A. in Political Science and History from the University of South Alabama in 1971.

     Phillip C. Durant joined the Company in 1974 in Pensacola, Florida and is currently the Regional Manager of the Eastern Region, which encompasses operations in Tennessee and West Virginia. Previously he served as Sales Manager in Pensacola and General Manager of Monroe, Alexandria, Lake Charles and Lafayette, Louisiana and Nashville.

     Myron A. LaBorde joined the Company in 1972 as an account executive in Baton Rouge and is currently the Regional Manager of the Florida Region and General Manager of the Shreveport, Louisiana operation. Previously he served as General Manager of the Company's Lake Charles, Louisiana and Tallahassee, Florida operations. Mr. LaBorde received a degree in Marketing from the University of Southwestern Louisiana.

     Thomas F. Sirmon has served the Company as Regional Manager of the Mobile Region, which encompasses operations in Alabama, Florida and Georgia, since 1990. He began his career with the Company as an Account Executive in the Mobile operation in 1979. In 1981, he was appointed General Manager in Augusta; in 1984, General Manager in Nashville; and in 1988, General Manager in Mobile. Mr. Sirmon received a degree in Marketing from the University of South Alabama in 1978.

     Robert B. Switzer has been Vice President of Operations of the Company since 1984. In 1976, he joined the Company as Posting Superintendent in Mobile and became Operations Manager in Pensacola. Since 1991, he has also served as General Manager of the Pensacola operation and, since 1993, as General Manager of the Fort Walton operation. Mr. Switzer received a B.S. in Zoology from the University of South Florida in 1975.

     Dudley W. Coates has been a director of the Company since 1973. Mr. Coates received a Liberal Arts degree from Yale University in 1953, and, since that time, has been an investment broker with the firm of Legg Mason, Inc.

     Jack S. Rome, Jr. has been a director of the Company since 1974. Since 1988, Mr. Rome has been President of No Fault Industries, Inc., a construction company specializing in outdoor recreational facilities. Mr. Rome has also served as President of Jack Rome, Jr. & Associates, Inc., a management consulting company, since October 1987. Mr. Rome served the Company in various capacities from 1975 to 1986. Mr. Rome received his B.S. in accounting from Southeastern Louisiana University in 1971.

     William R. Schmidt became a director of the Company in 1994. He is an Assistant Vice President for Pacific Mutual Life Insurance Company in its Securities Department, where he has been employed since 1990. He has a B.S. in Finance from Pennsylvania State University and an MBA from the Amos Tuck School of Business at Dartmouth College.

     Kevin P. Reilly, Jr., Charles W. Lamar, III and Robert B. Switzer are cousins.

BOARD COMMITTEES

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries for employees and consultants to the Company, and an Audit Committee, which reviews the results of the Company's audit and other services provided by the Company's independent auditors. The Compensation Committee and the Audit Committee currently consist of Dudley Coates, Jack S. Rome, Jr. and William R. Schmidt. During fiscal year 1995, the Compensation Committee consisted of Jack S. Rome, Jr., Mary Lee Lamar Dixon and Carolyn Sample Abshire, who were directors. Mr. Rome was employed by the Company from 1975 to 1985.

     The Executive Committee, which has authority to operate the affairs of the Company between Board meetings, currently consists of Kevin P. Reilly, Jr., Gerald H. Marchand, Keith A. Istre and Charles W. Lamar, III.

BOARD COMPENSATION

     All directors of the Company hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified. Directors who are not employed by the Company receive a fee of $2,500 for each Board meeting attended and are reimbursed for travel expenses incurred to attend Board meetings. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION


     The following table sets forth certain compensation information for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company for the fiscal year ended October 31, 1995.



                                                      ANNUAL COMPENSATION
                                                     ----------------------         ALL OTHER
         NAME AND PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)     COMPENSATION($)(1)
    --------------------------------------  ----     ---------     --------     ------------------
    Kevin P. Reilly, Jr...................  1995      120,000      200,000             5,500
      President and Chief                   1994      120,000      150,000             5,000
      Executive Officer                     1993      120,000      100,000
    Gerald H. Marchand....................  1995      106,000      156,543            50,000
      Vice President, Regional              1994      106,000      197,443            50,000
      Manager of Baton Rouge Region         1993      106,000       75,000
    Robert E. Campbell....................  1995       90,000       96,984             7,500
      Vice President, Regional              1994       90,000       73,208             7,500
      Manager of Central Region             1993       84,000       61,000
    T. Everett Stewart....................  1995       80,000      116,500             4,500
      President of Interstate Logos, Inc.   1994       80,000       65,000             4,000
                                            1993       80,000       50,000
    Hollis T. Wood(2).....................  1995       90,000       93,862             6,500
      Vice President, Regional              1994       90,000       89,638             6,000
      Manager of Knoxville Region           1993       90,000       40,000


---------------

(1) The reported amounts consist of employer contributions under the Company's deferred compensation plan.


(2) Mr. Wood is no longer employed by the Company.

EMPLOYMENT AGREEMENTS


     The Company does not have employment contracts with any of its officers or employees.

     The Company had a consulting agreement with Kevin P. Reilly, Sr., its former Chairman, which expired on January 15, 1996. Under that agreement, Mr. Reilly, Sr. received $120,000 in annual consulting fees and was eligible for a $100,000 annual bonus, which was paid for the fiscal year ended October 31, 1995. The Company continued to pay Mr. Reilly, Sr. his consulting fee on a month-to-month basis until July 1, 1996. Effective July 1, 1996, the Lamar Texas Limited Partnership, a subsidiary of the Company, and Reilly Consulting Company, L.L.C., of which Mr. Reilly, Sr. is the manager and, with his wife, the sole members, entered into a replacement consulting agreement. This new consulting agreement has a ten year term and provides for a $120,000 annual consulting fee. The agreement contains a non-disclosure provision and a noncompetition restriction which extends for two years beyond the termination of the agreement.

STOCK OPTION PLANS

     The Company's 1996 Equity Incentive Plan (the "1996 Plan") was adopted by the Board of Directors in July 1996. The purpose of the 1996 Plan is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

     The 1996 Plan authorizes the grant of stock options (incentive and nonstatutory), stock appreciation rights ("SARs") and restricted stock to employees and consultants of the Company capable of contributing to the Company's performance. The Company has reserved an aggregate of 2.0 million shares (subject to adjustment for stock splits and similar capital changes) of Class A Common Stock for awards under the 1996 Plan. Stock options and SARs may not be granted at less than fair market value of the Class A Common Stock and not more than 200,000 shares may be granted in any calendar year to any participant. Incentive stock options may be granted only to persons eligible to receive them under the Internal Revenue Code of 1996, as amended. The Company has granted options to purchase approximately 1.2 million shares of Class A Common Stock since the IPO.

     The Board of Directors has appointed the Compensation Committee (the "Committee") to administer the 1996 Plan. Awards under the 1996 Plan contain such terms and conditions not inconsistent with the 1996 Plan as the Committee in its discretion approves. The Committee has discretion to administer the 1996 Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the 1996 Plan. In addition, all questions of interpretation of the 1996 Plan are determined by the Committee.

                              CERTAIN TRANSACTIONS

     The Company has from time to time made various personal loans to the persons listed below. The loans bear interest at a rate equal to 100 basis points above the rate applicable to United States Treasury six-month bills.


                                                 LARGEST OUTSTANDING
                                                    BALANCE SINCE                 APPROXIMATE
                                                  BEGINNING OF LAST        BALANCE OUTSTANDING AS OF
                       NAME                          FISCAL YEAR               OCTOBER 31, 1996
    -------------------------------------------  -------------------       -------------------------
    Jack S. Rome(1)............................       $ 147,230                    $ 123,314
    Robert B. Switzer(2).......................          80,592                       50,592
    Kevin P. Reilly, Sr.(3)(4).................         154,586                       34,030
    T. Everett Stewart, Jr.(1)(2)..............          75,000                       24,638
    Wendell S. Reilly(3).......................         500,000                            0
    Anna Reilly Cullinan(3)....................          80,000                            0
    Gerald H. Marchand(2)......................         175,000                            0
    Kevin P. Reilly, Jr.(1)(2)(3)..............         135,000                            0
    Sean E. Reilly(2)..........................          73,945                            0


---------------

(1) The named individual is a director of the Company.
(2) The named individual is an executive officer of the Company.
(3) Member of the Reilly family.
(4) Kevin P. Reilly, Sr. was President and Chairman of the Board of the Company until January 1992.

     In October 1995 and in March 1996, the Company repurchased 3.6% and 12.9%, respectively, of its then outstanding common stock (1,220,500 and 3,617,884 shares, respectively, after giving effect to the 778.9 for 1 split of the Company's then-existing common stock and recapitalization occurring after such dates) from certain of its existing stockholders for an aggregate purchase price of approximately $4.0 million. The terms of the March 1996 repurchase entitled the selling stockholders to receive additional consideration from the Company in the event that the Company consummated a public offering of its common stock at a higher price within 24 months of the repurchase. In satisfaction of that obligation, upon completion of the IPO in August 1996, the Company paid the selling stockholders an aggregate of $5.0 million in cash from the proceeds of the IPO and issued to them $20.0 million aggregate principal amount of ten-year subordinated notes. Of the total $25.0 million paid on account of the common stock repurchased, $6.3 million was paid to the Company's executive officers, directors, beneficial owners of 5% or more of the Company's common stock and their respective affiliates.

     On December 31, 1995, the Company issued 5,719.49 shares of its Class A Preferred Stock with an aggregate liquidation preference of $3.6 million to certain of its stockholders in exchange for an equal number of shares of its then outstanding common stock. See "Description of Capital Stock -- Class A Preferred Stock." Of the Class A Preferred Stock so issued, 3,134.80 shares were issued to the Reilly Family Limited Partnership, 1,500 shares to Charles W. Lamar, III and 1,084.69 shares to Mary Lee Lamar Dixon and trusts for her children. See "Description of Capital Stock -- Class A Preferred Stock."

     In 1993, the Company acquired LHC shares from certain members of the Reilly family, Charles W. Lamar, III, Mary Lee Lamar Dixon and Robert B. Switzer in exchange for 8.0% of the then outstanding shares of common stock of the Company. In 1994, in connection with the Company's acquisition of the interest in LHC which it did not already own, certain officers and directors of the Company who were stockholders of LHC received approximately $226,000 from the proceeds of the transaction.

     In May 1993, the Company purchased the outstanding stock of Lamar Advertising of Wichita Falls, Inc., which was substantially owned by Kevin P. Reilly, Sr., Kevin P. Reilly, Jr., Charles W. Lamar, III, Gerald H. Marchand and certain of their relatives. The total consideration for the stock purchase was approximately $1.2 million, which approximated the book value of the underlying assets.

     In 1993, the Company purchased a building from a joint venture whose principals included Kevin P. Reilly, Sr., Kevin P. Reilly, Jr., and Charles W. Lamar, III for $740,000.

     The Company has made investments totalling $1.25 million in Wireless One, Inc., a publicly-held company in the wireless cable business, of which Sean E. Reilly, a member of the Reilly family and a former director, is Chief Executive Officer. The current market value of these investments, which are restricted from sale by the Company until October 1997, exceeds the Company's cost.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of the Company's capital stock as of October 1, 1996 (i) by each person known by the Company to own beneficially five percent or more of any class of the Company's capital stock, (ii) by each director of the Company, (iii) by each executive officer of the Company and (iv) by all directors and executive officers as a group. The capital stock of the Company is owned substantially by members of four related families.

                                                    AMOUNT OF                      AMOUNT OF BENEFICIAL
                                               BENEFICIAL OWNERSHIP                 OWNERSHIP AFTER THE
                                               PRIOR TO THE COMMON     SHARES          COMMON STOCK
                                                STOCK OFFERING(1)       BEING           OFFERING(1)
                                               --------------------  OFFERED IN    ---------------------
                                                            PERCENT  THE COMMON                  PERCENT
  DIRECTORS, EXECUTIVE OFFICERS                 NUMBER OF     OF        STOCK       NUMBER OF      OF
       AND 5% STOCKHOLDERS          CLASS(2)     SHARES      CLASS   OFFERING(2)      SHARES      CLASS
---------------------------------  ----------  -----------  -------  -----------   ------------  -------
The Reilly Family Limited              Common   13,791,389   47.90%    335,841       13,455,548   43.41%
  Partnership(3)                    Preferred     3,134.80   54.81%          0         3,134.80   54.81%
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808
Charles W. Lamar, III(4)               Common    4,470,782   15.53%    109,347        4,361,435   14.07%
c/o The Lamar Corporation           Preferred     1,500.00   26.23%          0         1,500.00   26.23%
5551 Corporate Blvd.
Baton Rouge, LA 70808
Mary Lee Lamar Dixon(5)                Common    2,087,444    7.25%     51,055        2,036,389    6.57%
c/o the Lamar Corporation           Preferred     1,084.69   18.96%          0         1,084.69   18.96%
5551 Corporate Blvd.
Baton Rouge, LA 70808
Dudley W. Coates(6)                    Common      163,564        *          0          163,564        *
Phillip C. Durant(7)                   Common       10,000        *          0           10,000        *
Keith A. Istre(6)                      Common       20,625        *          0           20,625        *
Myron LaBorde(7)                       Common       11,000        *          0           11,000        *
Gerald H. Marchand                     Common      155,775        *          0          155,775        *
Jack S. Rome, Jr.                      Common        1,500        *          0            1,500        *
William R. Schmidt                     Common          500        *          0              500        *
Robert S. Switzer(9)                   Common      743,635    2.58%     18,188          725,447    2.34%
Robert E. Campbell(8)                  Common       21,250        *          0           21,250        *
Thomas F. Sirmon(8)                    Common       21,875        *          0           21,875        *
T. Everett Stewart(10)                 Common       25,851        *          0           25,851        *
All Directors and Executive            Common   19,437,746   67.27%    463,376       18,974,370   61.02%
  Officers
  as a Group (13 Persons)(11)       Preferred     4,634.80   81.04%          0         4,634.80   81.04%

---------------
  *  Less than 1%
 (1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.
 (2) Common shares refer to Class A Common Stock, except with respect to shares of the Reilly Family Limited Partnership, which refer to shares of Class B Common Stock. Preferred shares refer to Class A Preferred Stock. Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee (as defined herein), such shares will automatically convert into shares of Class A Common Stock. See "Description of Capital Stock." "Shares Being Offered in the Common Stock Offering" does not include shares that may be sold pursuant to the underwriters' overallotment option.
 (3) These shares are owned by the Reilly Family Limited Partnership. Kevin P. Reilly, Jr. is the managing general partner of the Reilly Family Limited Partnership; Wendell S. Reilly, Sean E. Reilly and Anna R. Cullinan are each general partners; and Kevin P. Reilly, Sr. holds all of the outstanding preferred interests in the partnership.
 (4) Includes shares of Class A Common Stock held in trust for Mr. Lamar's three children, of which Mr. Lamar is considered the beneficial owner. 1,335,775 shares are currently held by such trusts and 17,483 of such shares are being offered in the Common Stock Offering.

 (5) Includes 545,214 shares of Class A Common Stock and 700 shares of Class A Preferred Stock held in a trust, of which LaBanc & Co. is the nominee of the trustee, for the benefit of Mrs. Dixon.
 (6) Consists of shares which are held in trust for Mr. Coates' three children, as to which he disclaims beneficial ownership.
 (7) Includes 10,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of October 1, 1996.
 (8) Includes 20,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of October 1, 1996.
 (9) Includes 76,336 shares of Class A Common Stock held by Mr. Switzer's wife, as to which he disclaims beneficial ownership, and 257,028 shares of Class A Common Stock currently held by Mr. Switzer as custodian for his three children. 2,797 shares of Class A Common Stock held for each child (8,392 shares in the aggregate) are being offered in the Common Stock Offering.
(10) Includes 19,600 shares of Class A Common Stock subject to stock options exercisable within 60 days of October 1, 1996.
(11) Includes 99,600 shares of Class A Common Stock subject to stock options exercisable within 60 days of October 1, 1996. Also includes 1,499,339 shares of Class A Common Stock held in trust for the benefit of the children of directors and officers of the Company, 76,336 shares of Class A Common Stock held by the wife of an officer of the Company, and 257,028 shares of Class A Common Stock held by an officer of the Company as custodian for his three children.

     Kevin P. Reilly, Jr. is the Managing General Partner of the Reilly Family Limited Partnership, owner of all of the issued and outstanding Class B Common Stock of the Company. The other general partners of the partnership, Mr. Reilly's three siblings, may by unanimous vote, remove Mr. Reilly and replace him with one of his siblings.

                              DESCRIPTION OF NOTES

     The Notes will be issued under an Indenture, dated as of             , 1996
(the "Indenture") among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of the terms therein. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain capitalized terms are set forth under "-- Certain Definitions" or as otherwise defined throughout this description. For purposes of this description, references to the "Company" include only the Company and not its Subsidiaries.

GENERAL

     The Notes will be limited in aggregate principal amount to $225 million. The Notes will be general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company, pari passu in right of payment with all future senior subordinated indebtedness of the Company and senior in right of payment to any existing or future subordinated indebtedness of the Company.

     The Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on             , 2006. The Notes will bear interest
at a rate of      % per annum from the date of original issuance until maturity.
Interest is payable semi-annually in arrears on           and
commencing             , 1997, to holders of record of the Notes at the close of
business on the immediately preceding           , and           , respectively.

     The Notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in
part, at any time on or after             , 2001 at the following redemption
prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the
twelve-month period beginning on             , of each year listed below:

                YEAR                                                PERCENTAGE
                ----                                                ----------
                2001..............................................         %
                2002..............................................         %
                2003..............................................         %
                2004 and thereafter...............................         %

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to $75 million aggregate principal amount of Notes at any time and from time to
time prior to             , 1999 at a redemption price equal to      % of the
aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $150 million aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION

     The indebtedness represented by the Notes, including principal, premium, if any, and interest, will be, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. As of July 31, 1996, after giving pro forma effect to the Transactions and the IPO and the application of the net proceeds therefrom, the principal amount of outstanding Senior Indebtedness of the Company, on a consolidated basis, would have been approximately $7.9 million. The Company will have the ability to incur additional Senior Indebtedness under either the Existing Credit Agreement or the New Credit Agreement and will be permitted to incur additional Senior Indebtedness under the Indenture.

     The Indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or (ii) in the event of default in the payment of any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the representative of the holders of such Designated Senior Indebtedness (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall, unless a Payment Default exists, be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice, if the representative of the holders of Designated Senior Indebtedness that gave such Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness), shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full in cash before the holders of Notes are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the holders of Notes or the Trustee on behalf of the holders of Notes would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

     Each Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

GUARANTEES

     The Notes are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantors, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See "Risk Factors -- Dependence on Cash Flow from Subsidiaries; Fraudulent Conveyance Concerns."

     Upon (i) the release or payment in full of any Indebtedness of such Guarantor representing a guarantee of Indebtedness of the Company and the release of all Liens on the property and assets of such Guarantor relating to any such Indebtedness or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company which is otherwise in compliance with the Indenture (and providing that the guarantee and Liens referred to in the foregoing clause (i) are also released at such time), such Guarantor shall be deemed released from all its obligations under the Indenture and its Guarantee.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants.

  Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless (a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than (i) 6.50 to 1 if such Indebtedness is incurred or Preferred Stock is issued, as the case may be, on or prior to
            , 1999, (ii) 6.25 to 1 if such Indebtedness is incurred or Preferred
Stock is issued, as the case may be, after             , 1999 and on or prior to
            , 2001 and (iii) 6.00 to 1 if such Indebtedness is incurred or Preferred Stock is issued, as the case may be, thereafter, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary of the Company pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

     Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the

     Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) $25 million plus (4) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person. For purposes of determining under this clause
     (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the Board of Directors reasonably and in good faith.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated or pari passu Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock; provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the preceding paragraph, (iii) the redemption or retirement of Indebtedness of the Company subordinated or pari passu in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is, with respect to any such subordinated Indebtedness, contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, with respect to any such pari passu Indebtedness, pari passu or subordinated in right of payment to the Notes and, with respect to any such subordinated or pari passu Indebtedness, (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the preceding paragraph, (iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by the Company's or the Restricted Subsidiaries' officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $1 million, and (v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $20 million; provided, however, that the Company or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $10 million if the Company is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Additional Indebtedness" covenant; provided, further, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) and (v) shall be included in the calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any of the Restricted Subsidiaries to directly or indirectly incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any of the Subsidiary Guarantors, as the case may be, and (ii) senior in right of payment to the Notes or any of the Guarantees, as the case may be.

  Limitations on Liens

     The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property, assets, income or profit of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired) unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of the Restricted Subsidiaries own a minority interest) or holder of 5% or more of the Company's Common Stock (each of the foregoing, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million the Company must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with this "Limitation on Transactions with Affiliates" covenant. In any Affiliate Transaction with a value in excess of $5 million the Company must obtain a written opinion that such Affiliate Transaction complies with this "Limitation on Transactions with Affiliates" from an independent investment banking firm of nationally recognized standing.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments", (ii) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries or (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and any employment and consulting arrangements entered into by the Company or any Restricted Subsidiary with their executives or consultants in the ordinary course of business.

  Guarantees of Certain Indebtedness

     The Company will not permit any of the Restricted Subsidiaries (other than the Guarantors) to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary or (b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee under the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock,
(b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make loans or advances to the Company or any Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, (e) grant liens or security interests on the assets of the Company or the Restricted Subsidiaries in favor of the holders of the Notes, or (f) guarantee the Notes or any renewals or refinancings thereof, except for Permitted Dividend Encumbrances.

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"), provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which the Company and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Restricted Subsidiary which are converted into cash within 180 days of such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; provided, further, that the Company or such Restricted Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to permanently prepay, repay or purchase existing Senior Indebtedness (or Purchase Money Indebtedness that ranks pari passu in right of payment with the Notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a lien granted pursuant to clause (v) of the definition of Permitted Liens) within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and the Restricted Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess

Proceeds Offer"); provided, however, that the Company may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the Notes (a "Pari Passu Excess Proceeds Offer") and to the extent the Company so elects to make a Pari Passu Excess Proceeds Offer, Notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such Notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, the Company may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness pro rata share of such Available Asset Sale Proceeds, the Company shall use such remaining Available Asset Sale Proceeds to purchase any Notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, exceeds the Notes' pro rata share of such Available Asset Sale Proceeds, then Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

  Limitation on Issuances and Sales of Preferred Stock by Restricted
Subsidiaries

     The Company (a) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company or as permitted by the first paragraph of "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries") and
(b) will not permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of the Company owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture or (y) to the extent mandated by applicable law, directors' qualifying shares or investments by foreign nationals.

  Line of Business

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

  Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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

  Reports to Holders

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission, holders of the Notes and prospective holders of the Notes.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Senior Credit Facility and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Company's obligations under the Senior Credit Facility will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the Notes. Consequently, the subordination provisions of the Indenture will have the effect of precluding the purchase of the Notes by the Company in the event of a Change of Control, absent consent of the lenders under the Senior Credit Facility or repayment of all amounts outstanding thereunder (although the failure by the Company to comply with its obligations in the event of a Change of Control will constitute a default under the Notes). There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Senior Credit Facility or to fund the purchase of any Notes upon a Change of Control.

     The Indenture will provide that, (A) if the Company or any Restricted Subsidiary has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be, or the Company or any Restricted Subsidiary has issued any Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company or such Restricted Subsidiary shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company or any Restricted Subsidiary will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary and the Company will not issue Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto
(a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect and (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (a) default in payment of any principal of, or premium, if any, on the Notes;

          (b) default for 30 days in payment of any interest on the Notes;

          (c) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million (not covered by insurance) shall be rendered against the Company or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (f) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture, provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if any Event of Default shall have occurred and be continuing (other than as specified in clause
(f)), the Notes shall not become due and payable until the earlier to occur of
(x) five business days following the delivery of a written notice of such acceleration of the Notes to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted for payment on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture some of which are described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and
(ii) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, (vii) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers or
(viii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.


DEPOSITORY



     Upon issuance, all Notes will be represented by one or more fully registered Global Notes. Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as depository (the "Depository"), and registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or to another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.



     The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").



     Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Depository. The ownership interest of each actual purchaser of a Note (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.



     So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders of Notes or an owner of a beneficial interest in a Global Note desires to give or take any action which the holder of a Note is entitled to give or take under the Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



     Payment of the principal of, premium, if any, and interest on Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the holder of the Global Note or Global Notes representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depository, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.



     If (x) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Company within 60 days after the Company is so informed in writing or becomes aware of the same, or (y) an Event of Default has occurred and is continuing, the Global Notes will be exchanged for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.



     No service charge will be made for the registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Principal of, premium, if any, and interest on definitive Notes (if issued) will be payable and such Notes may be surrendered for registration of transfer or exchange at the office or agency of the Company maintained for such purpose in The City of New York, located initially at the corporate trust office of the Trustee. At the option of the Company, payment of interest on definitive Notes (if issued) may be made by check mailed to the addresses of the persons entitled thereto as they appear on the securities register.



SAME-DAY SETTLEMENT AND PAYMENT



     Settlement for the Notes will be made by the Underwriters in immediately available funds. All payments of principal of, premium, if any and interest on the Notes will be made by the Company in immediately available funds, so long as the Notes are maintained in book-entry form and the procedures of the Depository permit such payments to be made in immediately available funds.


CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Advertising Displays" mean all posters, signs (including logo sign structures), billboards and other outdoor advertising displays and related contracts and sites therefor owned or leased (as lessee) by the Company and the Restricted Subsidiaries.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $1,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof or (c) any other assets or property of the Company or of any Restricted Subsidiary, (whether real or personal property). For purposes of this definition, the term "Asset Sale" shall not include any sale, transfer or other disposition that is governed by and made in accordance with the provisions described under "Merger, Consolidation or Sale of Assets" or any sale, transfer or other disposition to the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power with respect to the total Voting Stock of the Company; provided, however, that the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other person or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the Company's then effective combined tax rate, to the extent paid; provided, however, that "Consolidated Interest Expense" shall exclude the amortization of deferred financing fees.

     "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
(a) the Net Income of any Person (the "other Person") in which the Company or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, except that to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary's Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Company or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Consolidated Net Tangible Assets" means the book value of the assets of the Company and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" and (ii) as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus
(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for the Company and its Restricted Subsidiaries determined in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Maturity Date" shall be the date fixed in the Indenture for the final payment of principal on the Notes.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantee" means each guarantee of the Notes by each Guarantor.

     "Guaranteed Permitted Unrestricted Subsidiary Obligations" shall have the meaning set forth in the definition of "Investments."

     "Guarantor" means each Subsidiary of the Company in existence on the Issue Date (other than Missouri Logos, a partnership) and each Restricted Subsidiary which thereafter guarantees payment of the Notes pursuant to the covenant described under "Guarantees of Certain Indebtedness".

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any banker's acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations; provided, however, that, except for purposes of this clause (vii), obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of the Company or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of the Indenture. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, (x) directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person and (y) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by the Company or a Restricted Subsidiary or otherwise is recourse to or obligates the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof ("Guaranteed Permitted Unrestricted Subsidiary Obligations"). Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Junior Security" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness of the Company or any Guarantor, as the case may be, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event issued pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness of the Company or Guarantor, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

     "Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding amount of (x) Indebtedness of the Company and the Restricted Subsidiaries and (y) except to the extent included in the previous clause (x), Preferred Stock of the Company's Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Company's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

     "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock or Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Company or any of the Restricted Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Company or such Restricted

Subsidiary; provided that the aggregate fair market value (as determined in good faith by the board of directors of the Company) of the Advertising Display or Displays being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Company) of the Advertising Display or Displays received by the Company or such Restricted Subsidiary in such exchange.

     "Permitted Dividend Encumbrances" means encumbrances or restrictions (a) existing on the Issue Date, (b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any of the other Restricted Subsidiaries, (c) arising under Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness, (d) arising under Refinancing Indebtedness; provided that the terms and conditions of any such restrictions are no less favorable to the Holders of Notes than those under the Indebtedness being refinanced, (e) customary provisions restricting the assignment of any contract or interest of the Company or any Restricted Subsidiary, (f) existing under an agreement relating to SBA Indebtedness, (g) existing under an agreement relating to any Permitted Lien referred to in clause (v) of the definition of Permitted Liens provided that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien and having an aggregate fair market value equal to the Indebtedness secured thereby, (h) imposed by applicable law and (i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of such Restricted Subsidiary, provided such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement.

     "Permitted Holders" means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust, to the extent it is for the benefit of any of the foregoing or (z) any Person, entity or group of Persons controlled by any of the foregoing.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company and Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $400 million less the aggregate amount of all permanent repayments thereunder made in accordance with "Limitation on Certain Asset Sales" and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Company or any Restricted Subsidiary to acquire or lease property in the ordinary course of business, provided that (a) the aggregate amount of such Purchase Money Indebtedness and Capital Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of the Company's Consolidated Net Tangible Assets at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligation or (x) $10 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

          (vi) Interest Rate Protection Agreements and any guarantees thereof;

          (vii) additional Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor not to exceed $25 million in principal amount outstanding at any time; and

          (viii) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (a) Investments by the Company or by a Restricted Subsidiary in the Company or a Restricted Subsidiary which is a Guarantor;

          (b) Temporary Cash Investments;

          (c) Investments by the Company or by a Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary which is a Guarantor; and

          (d) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Certain Asset Sales."


     "Permitted Liens" means (i) Liens existing on the Issue Date, (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary or at the time such corporation is merged into the Company or any of the Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary or merging into the Company or any of the Restricted Subsidiaries,
(iii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,
(iv) Liens in favor of the Company or any of the Restricted Subsidiaries, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any property other than such item of property and any improvements on such item,
(vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and secure obligations with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (viii) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that any such Lien does not extend to any property other than that subject to the underlying lease, (ix) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness, (x) Permitted Dividend Encumbrances and (xi) Liens securing Indebtedness in an aggregate principal amount not to exceed $1,000,000 outstanding at any time.


     "Permitted Unrestricted Subsidiary Obligations" shall have the meaning specified in the definition of "Unrestricted Subsidiary."

     "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) under GAAP.

     "Public Equity Offerings" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of
(i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of the Indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Restricted Subsidiary), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated or pari passu in right of payment to the Notes, (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The board of directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of the Company as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant and no Default or Event of Default shall have occurred and be continuing.

     "SBA Indebtedness" means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program, provided that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.


     "Senior Credit Facility" means the Credit Agreements dated as of May 19, 1993, as amended to date, and December 22, 1995, as amended to date, respectively, among the Company, the guarantor parties thereto, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.


     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations owed to lenders under the Senior Credit Facility, (b) all obligations with respect to any Interest Rate Agreement, (c) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other current or future Indebtedness which does not provide that it is to rank pari passu with or subordinate to the Notes and the Guarantees and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (ii) Indebtedness represented by the Notes and the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) Indebtedness represented by Disqualified Capital Stock or (vi) that portion of any Indebtedness which is incurred in violation of the Indenture, provided, however, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to the first or second paragraph of "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries"), such Indebtedness shall not be deemed to have been incurred in violation of the Indenture if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture (but nothing in this clause (vi) shall preclude the existence of any Default or Events of Default in the event that such Indebtedness is in fact incurred in violation of the Indenture).

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held, directly or indirectly by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

     "Temporary Cash Investments" or "cash equivalents" mean (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of the Company, but only so long as (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangement and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations")) (A) is guaranteed by the Company or any Restricted Subsidiary, (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof, (ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(iii) no Default or Event of Default shall have occurred and be continuing. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of directors of the Company) and any such designation shall be permitted only if it complies with the provisions of "Limitation on Restricted Payments". The Trustee shall be given prompt notice by the Company of each resolution adopted by the board of directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 50,000,000 shares of Class A Common Stock, $0.001 par value per share, 25,000,000 shares of Class B Common Stock, $0.001 par value per share, 10,000 shares of Class A Preferred Stock, $638 par value per share, and 1,000,000 additional shares of Preferred Stock, the terms and provisions of which may be designated by the Board of Directors in the future. The following summary of the Company's capital stock is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws (the "By-Laws"), each of which is incorporated by reference into the registration statement of which this Prospectus is a part.

COMMON STOCK

     Following the Common Stock Offering, 17,539,031 shares of Class A Common Stock will be issued and outstanding and 13,455,548 shares of Class B Common Stock will be issued and outstanding. See "Capitalization."

     Except for voting rights, the rights of the holders of the Class A Common Stock and the Class B Common Stock are substantially identical. The holders of the Class A Common Stock and the holders of the Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of the Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share, on all matters on which the holders of Common Stock are entitled to vote. Each share of Class B Common Stock is convertible at the option of its holder into one share of Class A Common Stock at any time. In addition, each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon the sale or other transfer of such share of Class B Common Stock to a person who, or entity which, is not a Permitted Transferee. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i),
(ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and (iv) above.

     All of the outstanding shares of Common Stock are, and all of the shares of Class A Common Stock sold in the Common Stock Offering will be, when issued and paid for, fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefor, subject to the restrictions set forth in the Company's existing and future debt instruments. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of Common Stock unless simultaneously the same dividend is declared or paid on each share of the other class of Common Stock, provided that, in the event of stock dividends, holders of a specific class of Common Stock shall be entitled to receive only additional shares of such class.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve any amendment to the Certificate of Incorporation that would increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely. The Certificate of Incorporation provides that no such separate class vote shall be available for increases or decreases in the number of authorized shares of Class A Common Stock.

     The Common Stock is redeemable in the manner and on the conditions permitted under Delaware law and as may be authorized by the Board of Directors. Holders of Common Stock have no preemptive rights.

CLASS A PREFERRED STOCK

     All outstanding shares of the Company's Class A Preferred Stock are fully paid and nonassessable. For information regarding ownership of the issued and outstanding shares of Class A Preferred Stock, see "Principal Stockholders."

     Rank. The Class A Preferred Stock, with respect to dividends and upon liquidation, ranks senior to Class A and Class B Common Stock.

     Dividends. Holders of shares of Class A Preferred Stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, cash dividends at a rate of $15.95 per share per quarter. Dividends accrue and are cumulative from the date of the issuance of shares. As of the date of this Prospectus, all accrued dividends have been paid. The Company intends to continue paying dividends on the Class A Preferred Stock.

     Dissolution or Liquidation. In the case of voluntary or involuntary dissolution or liquidation of the Company, subject to the rights of holders of any additional Preferred Stock issued in the future, the holders of the Class A Preferred Stock are entitled to receive out of the assets of the Company the sum of the par value of the Class A Preferred Stock ($638 per share) and any accrued and unpaid dividends thereon before any payment may be made or any assets distributed to the holders of Common Stock. Upon any distribution or liquidation, whether voluntary or involuntary, if the assets distributed among the holders of the Class A Preferred Stock are insufficient to permit the payment to a stockholder of the full preferential amounts, subject to the rights of holders of any additional Preferred Stock issued in the future, the entire assets of the Company to be distributed will be distributed ratably among the holders of the Class A Preferred Stock and, after payment of such preferential amounts and any preferential amounts due holders of additional Preferred Stock, if any, the holders of Common Stock will be entitled to receive ratably all the remaining assets. A merger or consolidation of the Company with or into any other corporation or corporations, will not, however, be deemed to be a dissolution or liquidation.

     Voting Rights. Holders of Class A Preferred Stock have no voting rights with respect to general corporate matters except as provided by law. Under Delaware law, holders of the Class A Preferred Stock are entitled to vote as a class upon any proposed amendment, whether or not entitled to vote thereon by the Certificate of Incorporation, if such amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

ADDITIONAL PREFERRED STOCK

     Additional Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Certificate of Incorporation, including those regarding the rights of the holders of Class A Preferred Stock, and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences, and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, sinking fund provisions, redemption prices conversion rights and liquidation preferences of the shares constituting any class or series of this additional Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of additional Preferred Stock of any class or series.

     One of the effects of undesignated additional Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of additional Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, additional Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following is a description of the principal agreements governing the indebtedness of the Company and the terms of the principal agreements that would be entered into in connection with the Transactions. The following summaries are qualified in their entirety by reference to the credit and security agreements and indenture to which each summary relates, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. Defined terms used below and not defined in the applicable subsection have meanings set forth in the respective agreements.

EXISTING CREDIT AGREEMENT

     The Company expects to replace the Existing Credit Agreement with the New Credit Agreement. If the New Credit Agreement is not executed, the Existing Credit Agreement will remain in effect.


     Primary Facility and New Logo Facility. The Company presently has two syndicated bank credit facilities under the Existing Credit Agreement, both of which are agented by The Chase Manhattan Bank: (i) a revolving credit facility (the "Primary Facility") providing for a reducing revolving credit facility with a maximum borrowing availability of $50 million and (ii) a revolving credit facility (the "New Logo Facility") with a maximum borrowing availability of $15 million. The proceeds of the Primary Facility may be used for general corporate purposes, including working capital requirements of the Company and its subsidiaries in the outdoor advertising and logo sign business created prior to October 31, 1995. The proceeds of the New Logo Facility may be used for start-up and construction costs in connection with the logo sign business of subsidiaries created after October 31, 1995 (the "New Logo Subsidiaries"). The Primary Facility and New Logo Facility are collectively referred to herein as the "Existing Credit Agreement."


     Interest. Borrowings under the Existing Credit Agreement bear interest computed as a margin over either Chase's "Base Rate" or the London Interbank Offered Rate (the "LIBOR Rate"). The margins range from 0 to 75 basis points and from 125 (100, upon execution of the Proposed Amendment) to 200 basis points over the Base Rate and LIBOR Rate, respectively, depending on the Company's current leverage ratio, as such ratio is defined under the subheading "Covenants."


     Reductions in Commitments; Amortization. The Primary Facility and the New Logo Facility, both of which mature October 31, 2001 (a recent amendment shortens the maturity of the Primary Facility to April 30, 1997), provide for reductions in revolving credit commitments and amortization of term loans as follows:


                                                                                     NEW LOGO FACILITY
                                              REVOLVING CREDIT       TERM LOAN       REVOLVING CREDIT
                  FISCAL YEAR                    REDUCTION        AMORTIZATION(1)      REDUCTION(2)
    ----------------------------------------  ----------------    ---------------    -----------------
    1996 (after 4/30/96)....................              --        $ 1,000,000                  --
    1997....................................              --        $ 4,000,000         $ 2,000,000
    1998....................................              --        $ 8,000,000         $ 3,000,000
    1999....................................    $  3,000,000        $11,000,000         $ 4,000,000
    2000....................................    $  5,000,000        $12,000,000         $ 6,000,000
    2001....................................    $ 12,000,000        $ 2,250,000                  --

---------------


(1) A recent amendment eliminates revolving credit commitment reductions for the Primary Facility.

(2) The term loan amortizes quarterly, and the New Logo Facility revolving credit commitment is reduced quarterly.

     Guarantees; Security. The obligations of the Company under the Primary Facility are guaranteed by all of the Company's Restricted Subsidiaries with the exception of Missouri Logos, a partnership, and, subject to the approval of the Primary Facility Banks, any joint ventures that may be formed hereafter between Restricted Logo Subsidiaries and entities not affiliated or related to the Company or any Restricted Subsidiary. The obligations under the Primary Facility and the guarantees in respect thereto are secured, on an equal and ratable basis with the subsidiary guarantees and Company obligations in respect of the Existing Notes, by a pledge of the capital stock of all of the Company's Restricted Subsidiaries with the exception of the New Logo Subsidiaries.

     The obligations of the Company under the New Logo Facility are guaranteed by the New Logo Subsidiaries. Such obligations and guarantees are secured by a pledge of the capital stock, and security interest in the assets, of the New Logo Subsidiaries.

     Covenants. The Existing Credit Agreement places certain restrictions upon the ability of the Company and its Restricted Subsidiaries that are parties thereto to, among other things, (i) incur indebtedness, (ii) incur liens or guarantee obligations, (iii) declare dividends and make other distributions,
(iv) make investments and enter into joint ventures, (v) make capital expenditures, (vi) dispose of assets and (vii) engage in transactions with affiliates except on an arms-length basis. In addition, the Existing Credit Agreement requires the Company and its Restricted Subsidiaries which are parties thereto to maintain (a) a minimum leverage ratio, defined as Total Debt to Operating Cash Flow, of between 4.5 to 1 and 3.0 to 1 under the Primary Facility and from 6.0 to 1 and 4.0 to 1 under the New Logo Facility; (b) an interest coverage ratio, defined as pro forma Operating Cash Flow for the period of 12 months most recently ended to total accrued cash interest expense for such period, of at least 2.0 to 1; and (c) a fixed charge coverage ratio, defined as pro forma Operating Cash Flow for the period of 12 months most recently ended to total projected payments of principal and interest on debt to be made in the succeeding four fiscal quarters plus (i) capital expenditures (excluding logo contract expenditures) and (ii) income and franchise tax payments and stock dividends and redemptions during such period, of at least 1.1 to 1.

     Change of Control. A change of control of the Company constitutes an event of default, permitting the banks under the Existing Credit Agreement to accelerate the indebtedness and terminate the Existing Credit Facilities. Such a change in control would occur if Kevin P. Reilly, Sr. and his immediate family (including grandchildren) and certain entities under their control cease to own at least 20% of the total amount of voting stock of the Company.

NEW CREDIT AGREEMENT

     The Company expects to enter into the New Credit Agreement with a syndicate of financial institutions and the agent under the Existing Credit Agreement providing the Company with a committed reducing revolving credit facility in the amount of $225 million and a $75 million incremental facility funded at the discretion of the lenders. The New Credit Agreement would replace the Existing Credit Agreement and substantially increase the Company's borrowing availability. There can be no assurance, however, that the New Credit Agreement will be entered into.

     The New Credit Agreement is expected to bear interest computed as a margin over "Base Rate" or the LIBOR Rate, with the loan commitment reducing over a period from 1999 to 2003. The obligations of the Company under the New Credit Facility are expected to be guaranteed by its subsidiaries and secured by a pledge of the capital stock of the Company's subsidiaries in a manner similar to the Existing Credit Agreement. The New Credit Agreement will also have restrictive covenants covering similar matters as the Existing Credit Agreement and a change of control event of default comparable to that under the Existing Credit Agreement.

EXISTING NOTES


     On October 17, 1996, the Company commenced a cash tender offer for all of the Existing Notes and a solicitation of consents to (i) eliminate substantially all of the restrictive covenants described below (other than a less restrictive covenant with respect to the incurrence of indebtedness) and the change of control repurchase option described below, (ii) release the security for the Existing Notes and (iii) release the Subsidiary Guarantors from their obligations as guarantors of the Existing Notes. See "The Transactions -- The Tender Offer." Consummation of the Tender Offer is subject to the valid tender of a majority in principal amount of the outstanding Existing Notes and certain other conditions. As of November 19, 1996, the holders representing over a majority in principal amount of the Existing Notes have validly tendered their Existing Notes and delivered their consents. Any Existing Notes not validly tendered and accepted for payment pursuant to the Tender Offer will remain outstanding. The terms and conditions of the Existing Notes are set forth below.


     General. On May 15, 1993, the Company issued the $100 million aggregate principal amount of 11% Senior Secured Notes due May 15, 2003 pursuant to an indenture between the Company, as issuer, its Restricted Subsidiaries, as "Subsidiary Guarantors," and State Street Bank and Trust Company, as Trustee. The Existing Notes are senior secured obligations of the Company and Restricted Subsidiaries ranking pari passu with all present and future indebtedness of the Company and the Subsidiary Guarantors that by its terms is not subordinated to the obligations represented by the Existing Notes. Upon consummation of the Tender Offer, the Subsidiary Guarantors will be released from their obligations as guarantors.

     Interest. The Existing Notes bear interest at 11% per annum. Interest is payable semi-annually on each May 15 and November 15.

     Security. The Existing Notes and the Guarantees in respect thereof are secured, on an equal and ratable basis with the Company obligations and subsidiary guarantees in respect of the Primary Facility, by a pledge of the capital stock of all the Company's Restricted Subsidiaries with the exception of the New Logo Subsidiaries. Upon consummation of the Tender Offer all of the foregoing security will be released and any remaining Existing Notes not validly tendered and accepted for payment in the Tender Offer will be unsecured obligations of the Company.

     Redemption. The securities may be redeemed at the election of the Company, as a whole or from time-to-time in part, at any time after May 15, 1998 at redemption prices declining from 105.5% of the principal amount for the twelve months after May 15, 1998 to 102.75% of such amount for the twelve months after May 15, 1999, and thereafter at a redemption price equal to 100.0% of such principal amount, plus in each case accrued in unpaid interest to the applicable redemption date.

     Covenants. The Existing Note Indenture places certain restrictions on the ability of the Company and its Restricted Subsidiaries to (i) incur liens or guaranty obligations, (ii) make restricted payments (dividends, redemptions and certain other payments), (iii) engage in transactions with affiliates except on an arms-length basis, (iv) dispose of assets and (v) enter into mergers, consolidations or acquisitions. Upon consummation of the Tender Offer the foregoing covenants will be eliminated and the existing indebtedness covenant will be replaced with a covenant that would restrict the Company from incurring any indebtedness unless the ratio of the Company's consolidated indebtedness to consolidated operating cash flow would be less than 7.5 to 1.

     Change of Control. Upon a Change of Control (as defined below), each holder of an Existing Note may require the Company to repurchase all or portions of such holder's Existing Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. A "Change of Control" occurs if (a) any person or group, other than stockholders of the Company as of May 15, 1993 and related and affiliated persons ("Permitted Holder") beneficially owns at least 30% of the aggregate voting power of all classes of voting stock of the Company or (b) any person or group other than Permitted Holders succeed in electing a majority of the Board of Directors of the Company. Upon consummation of the Tender Offer the foregoing Change of Control provision will be eliminated.

SUBORDINATED NOTES


     The Company will have outstanding three classes of subordinated notes: (i) 8% Series A Unsecured Subordinated Discount Debentures due 2001 ($2.3 million outstanding at October 31, 1996); (ii) 10% to 12% Series A Unsecured Subordinated Debentures due 1996 and 1997 ($0.2 million outstanding at October 31, 1996); and (iii) ten-year subordinated notes ($19.7 million outstanding at October 31, 1996). The Series A debentures referred to in clauses (i) and (ii) of the preceding sentence were issued in consideration of stock redemptions occurring in 1993 and 1994. The ten-year subordinated notes referred to in clause (iii) were issued as a portion of the consideration paid on account of stock redemptions occurring in October 1995 and March 1996, bear interest at an annual rate of 8% and amortize monthly until their maturity in 2006. See "Certain Transactions."

                                  UNDERWRITING

     Upon the terms and subject to the conditions stated in an underwriting
agreement dated             , 1996 (the "Underwriting Agreement"), each of the
underwriters named below (the "Underwriters") has agreed to purchase, and the Company has agreed to sell to each such Underwriter, the principal amount of Notes set forth opposite the name of such Underwriter below.

                                    NAME                                   PRINCIPAL AMOUNT
    ---------------------------------------------------------------------  ----------------
    Smith Barney Inc. ...................................................
    Chase Securities Inc. ...............................................
    CIBC Wood Gundy Securities Corp. ....................................
                                                                             ------------
              Total......................................................    $225,000,000
                                                                             ============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes offered hereby if any are taken.

     The Underwriters have advised the Company that they propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that
represents a concession not in excess of      % of the public offering price of
the Notes. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of      % of the public offering price of the Notes to
certain other dealers. After this Offering, the public offering price and such concessions may be changed from time to time by the Underwriters.


     The Notes are a new issue of securities with no established trading market. Although the Notes have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, there is no assurance that an active trading market for the Notes will develop. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the Underwriters are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See "Risk Factors -- Absence of Public Market for the Notes."



     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.



     Smith Barney Inc. is acting as underwriter in connection with the Common Stock Offering and is the dealer manager for the Tender Offer. Chase Securities Inc. is an affiliate of The Chase Manhattan Bank, which is agent bank and a lender to the Company under the Existing Credit Facility and which proposes to act as agent bank and a lender to the Company under the New Credit Facility. The Chase Manhattan Bank will receive its proportionate share of any repayment by the Company of amounts outstanding under the Existing Credit Facility from the proceeds of this Offering.


                             CERTAIN LEGAL MATTERS


     Certain legal matters with respect to the legality of the Notes offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. In rendering their opinion, Palmer & Dodge LLP will rely on the opinion of Chadbourne & Parke LLP with respect to matters of New York law and on the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, LLP, Baton Rouge, Louisiana, with respect to certain matters relating to the Guarantors. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Chadbourne & Parke LLP, New York, New York. In rendering their opinions on the validity of the Notes and the Guarantees, counsel for the Company and the Underwriters will express no opinion as to federal or state laws relating to fraudulent transfers.

                                    EXPERTS

     The consolidated financial statements of Lamar Advertising Company and Subsidiaries as of October 31, 1994 and 1995, and for each of the years in the three-year period ended October 31, 1995, included in this Prospectus and Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Outdoor East, L.P. as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of FKM Advertising Co., Inc., as of December 31, 1994 and 1995 and for the years then ended, have been included herein and in the registration statement in reliance upon the report of McGrail, Merkel, Quinn and Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company files reports and other information with the Commission pursuant to the informational requirements of the Exchange Act.

     The Company has filed with the Commission a Registration Statement (which term shall include all amendments thereto) on Form S-3 under the Securities Act with respect to the Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Notes. Such reports, the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the prescribed fee. Such reports and other information can also be reviewed through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended October 31, 1995, as amended by Amendments No. 1 and 2 thereto on Form 10-K/A, filed with the Commission on January 26, 1996, March 28, 1996 and August 1, 1996, respectively; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996, as amended by Amendment No. 1 thereto on Form 10-Q/A, filed with the Commission on March 15, 1996 and May 20, 1996, respectively; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, filed with the Commission on June 13, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996, filed with the Commission on September 12, 1996; (v) the Company's Current Reports on Form 8-K dated October 17, 1996 and November 1, 1996, filed with the Commission on October 25, 1996 and November 15, 1996, respectively; (vi) the description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 7, 1996, as amended by Form 8-A/A, filed with Commission on July 31, 1996; and (vii) the description of the Notes contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 4, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this Offering made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to the executive offices of the Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Investor Relations, telephone (504) 926-1000.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        -----
LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
Independent Auditors' Report..........................................................  F-2
Consolidated Balance Sheets as of October 31, 1994 and 1995, and July 31, 1996 pro
  forma and actual (unaudited)........................................................  F-3
Consolidated Statements of Earnings (Loss) for the years ended October 31, 1993, 1994 and 1995, and the nine months ended July 31, 1995 and 1996 (unaudited)..............  F-4
Consolidated Statements of Stockholders' Deficit for the years ended October 31, 1993,
  1994 and 1995 and the nine months ended July 31, 1996 (unaudited)...................  F-5
Consolidated Statements of Cash Flows for the years ended October 31, 1993, 1994 and
  1995 and the nine months ended July 31, 1995 and 1996 (unaudited)...................  F-6
Notes to Consolidated Financial Statements............................................  F-7
FKM ADVERTISING CO. INC.
Independent Auditor's Report..........................................................  F-19
Balance Sheets as of December 31, 1994 and 1995, and September 30, 1996 (unaudited)...  F-20
Statements of Operations for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996 (unaudited)................................  F-21
Statements of Changes in Stockholders' Equity for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996 (unaudited).........  F-22
Statements of Cash Flows for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996 (unaudited)................................  F-23
Notes to Financial Statements.........................................................  F-24
OUTDOOR EAST, L.P.
Independent Auditors' Report..........................................................  F-33
Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996 (unaudited)....  F-34
Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996 (unaudited)...........................  F-35
Statements of Partners' Deficit for the years ended December 31, 1993, 1994 and 1995, and the nine months ended September 30, 1996 (unaudited)............................  F-36
Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 (unaudited)....................................  F-37
Notes to Financial Statements.........................................................  F-38

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Lamar Advertising Company:

     We have audited the accompanying consolidated balance sheets of Lamar Advertising Company and subsidiaries as of October 31, 1994 and 1995, and the related consolidated statements of earnings (loss), stockholders' deficit and cash flows for each of the years in the three-year period ended October 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Advertising Company and subsidiaries as of October 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1995, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

New Orleans, Louisiana
January 12, 1996, except as to notes 12 and 14, which are as of October 17, 1996

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                                      JULY 31, 1996
                                                               OCTOBER 31         ---------------------
                                                          --------------------                PRO FORMA
                                                            1994        1995       ACTUAL     (NOTE 14)
                                                          --------    --------    --------    ---------
                                                                                       (UNAUDITED)
    Current assets:
      Cash and cash equivalents.........................  $  8,016    $  5,886    $  1,965    $  1,965
      Receivables (note 3):
        Trade accounts, less allowance for doubtful
          accounts of $1,046 (unaudited) in 1996 and
          $551 in 1995 and 1994.........................     9,963      10,741      14,527      14,527
        Affiliates, related parties and employees.......       560         583         531         531
        Other...........................................        68         109         433         433
                                                          --------    --------    --------    --------
                                                            10,591      11,433      15,491      15,491
      Prepaid expenses..................................     1,200       1,247       1,112       1,112
      Other current assets..............................     1,287       1,266       1,793       1,793
                                                          --------    --------    --------    --------
             Total current assets.......................    21,094      19,832      20,361      20,361
                                                          --------    --------    --------    --------
    Property, plant and equipment (note 4)..............   159,707     168,402     189,115     189,115
      Less accumulated depreciation and amortization....   (70,884)    (77,524)    (83,930)    (83,930)
                                                          --------    --------    --------    --------
                                                            88,823      90,878     105,185     105,185
                                                          --------    --------    --------    --------
    Intangible assets (note 5)..........................    14,062      13,406      16,891      16,891
    Receivables -- noncurrent (note 3)..................       751         918         751         751
    Deferred taxes (note 10)............................     2,650       5,951       3,680       3,680
    Other assets........................................     2,628       2,900       3,399       3,399
                                                          --------    --------    --------    --------
             Total assets...............................  $130,008    $133,885    $150,267    $150,267
                                                          ========    ========    ========    ========
                                   LIABILITIES AND STOCKHOLDERS' DEFICIT
    Current liabilities:
      Trade accounts payable............................     1,123       2,435       3,115       3,115
      Current maturities of long-term debt (note 9).....     7,054       3,479       5,326       7,326
      Accrued expenses (note 8).........................     9,647       9,733       5,575      10,575
      Deferred income...................................     1,579       2,448       4,866       4,866
                                                          --------    --------    --------    --------
             Total current liabilities..................    19,403      18,095      18,882      25,882
    Long-term debt (note 9).............................   146,875     142,572     154,681     172,681
    Deferred income.....................................       668         749         779         779
    Other liabilities...................................       414         623       1,214       1,214
                                                          --------    --------    --------    --------
                                                           167,360     162,039     175,556     200,556
                                                          --------    --------    --------    --------
    Stockholders' equity (deficit) (note 12):
      Class A preferred stock, par value $638, $63.80
        cumulative, 10,000 shares authorized, 5,719.49
        (unaudited) shares issued and outstanding in
        1996............................................  $     --    $     --       3,649       3,649
      Class A common stock, par value $.001, 50,000,000
        shares authorized, 10,180,483 (unaudited),
        15,657,623 and 16,504,263 shares issued and
        outstanding in 1996, 1995 and 1994,
        respectively....................................        17          16          10          10
      Class B common stock, par value $.001, 25,000,000
        shares authorized, 14,301,537 (unaudited),
        16,897,379 and 17,271,240 shares issued and
        outstanding in 1996, 1995 and 1994,
        respectively....................................        17          17          14          14
      Accumulated deficit...............................   (37,386)    (28,187)    (28,962)    (53,962)
                                                          --------    --------    --------    --------
             Stockholders' equity (deficit).............   (37,352)    (28,154)    (25,289)    (50,289)
    Commitments and contingencies (notes 7 and 13)
                                                          --------    --------    --------    --------
             Total liabilities and stockholders'
               deficit..................................  $130,008    $133,885    $150,267    $150,267
                                                          ========    ========    ========    ========

          See accompanying notes to consolidated financial statements.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     NINE MONTHS ENDED
                                                    YEARS ENDED OCTOBER 31,              JULY 31,
                                              ------------------------------------   -----------------
                                                 1993          1994         1995      1995      1996
                                              -----------   -----------   --------   -------   -------
                                                                                        (UNAUDITED)
Revenues:
  Outdoor advertising, net..................    $65,365       $83,627     $101,871   $76,295   $87,647
  Management fees from related and
     affiliated parties.....................        595           334           31        23        45
  Rental income.............................        564           512          506       408       473
                                                -------       -------     --------   -------   -------
                                                 66,524        84,473      102,408    76,726    88,165
                                                -------       -------     --------   -------   -------
Operating expenses:
  Direct advertising expenses...............     23,830        28,959       34,386    26,564    30,969
  General and administrative expenses.......     19,504        24,239       27,057    20,636    22,842
  Depreciation and amortization.............      8,924        11,352       14,090     9,954    10,568
                                                -------       -------     --------   -------   -------
                                                 52,258        64,550       75,533    57,154    64,379
                                                -------       -------     --------   -------   -------
          Operating income..................     14,266        19,923       26,875    19,572    23,786
                                                -------       -------     --------   -------   -------
Other expense (income):
  Interest income...........................       (218)         (194)        (199)     (133)     (140)
  Interest expense..........................     11,502        13,599       15,783    11,948    11,957
  Loss on disposition of assets.............        729           675        2,328     1,004       818
  Other expenses............................        576           616          655       684       254
                                                -------       -------     --------   -------   -------
                                                 12,589        14,696       18,567    13,503    12,889
                                                -------       -------     --------   -------   -------
          Earnings before income taxes and
            extraordinary item..............      1,677         5,227        8,308     6,069    10,897
Income tax expense (benefit) -- (note 10)...        476        (2,072)      (2,390)   (2,480)    4,420
                                                -------       -------     --------   -------   -------
          Earnings before extraordinary
            item............................      1,201         7,299       10,698     8,549     6,477
                                                -------       -------     --------   -------   -------
Extraordinary loss on debt extinguishment,
  net of income tax benefit of $98 (note
  9)........................................     (1,854)           --           --        --        --
                                                -------       -------     --------   -------   -------
          Net earnings (loss)...............       (653)        7,299       10,698     8,549     6,477
Preferred stock dividends...................         --            --           --        --       274
                                                -------       -------     --------   -------   -------
Net earnings (loss) applicable to common
  stock.....................................    $  (653)      $ 7,299     $ 10,698   $ 8,549   $ 6,203
                                                =======       =======     ========   =======   =======
Earnings per common share before
  extraordinary item........................    $   .03       $   .21     $    .32   $   .26   $   .23
                                                =======       =======     ========   =======   =======
Net earnings (loss) per common share........    $  (.02)      $   .21     $    .32   $   .26   $   .23
                                                =======       =======     ========   =======   =======

          See accompanying notes to consolidated financial statements.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    CLASS A    CLASS A   CLASS B   ADDITIONAL
                                                   PREFERRED   COMMON    COMMON     PAID-IN     ACCUMULATED
                                                     STOCK      STOCK     STOCK     CAPITAL       DEFICIT      TOTAL
                                                   ---------   -------   -------   ----------   -----------   --------
Balance, October 31, 1992........................   $    --      $19       $15       $  403      $ (42,307)   $(41,870)
  Shares issued..................................        --        1         2          627             --         630
  Redemption of 1,690,163 shares of common
     stock.......................................        --       (2)       --         (899)            --        (901)
  Net loss.......................................        --       --        --           --           (653)       (653)
  Dividends ($.01 per share).....................        --       --        --           --           (455)       (455)
                                                     ------      ---       ---       ------      ---------    --------
Balance, October 31, 1993........................        --       18        17          131        (43,415)    (43,249)
  Redemption of 1,327,985 shares of common
     stock.......................................        --       (1)       --         (131)          (771)       (903)
  Net earnings...................................        --       --        --           --          7,299       7,299
  Dividends ($.01 per share).....................        --       --        --           --           (499)       (499)
                                                     ------      ---       ---       ------      ---------    --------
Balance, October 31, 1994........................        --       17        17           --        (37,386)    (37,352)
  Redemption of 1,220,500 shares of common
     stock.......................................        --       (1)       --           --           (999)     (1,000)
  Net earnings...................................        --       --        --           --         10,698      10,698
  Dividends ($.01 per share).....................        --       --        --           --           (500)       (500)
                                                     ------      ---       ---       ------      ---------    --------
Balance, October 31, 1995........................        --       16        17           --        (28,187)    (28,154)
  Conversion of 4,454,779 shares of common stock
     to 5,719 shares preferred stock
     (unaudited).................................     3,649       (2)       (2)          --         (3,645)         --
  Redemption of 3,618,203 shares of common stock,
     (unaudited).................................        --       (4)       (1)          --         (2,958)     (2,963)
  Net earnings (unaudited).......................        --       --        --           --          6,477       6,477
  Dividends ($.004 per common share at January
     1996, $.005 per common share at April 1996,
     $15.95 per preferred
     share) -- (unaudited).......................        --       --        --           --           (649)       (649)
                                                     ------      ---       ---       ------      ---------    --------
Balance, July 31, 1996, (unaudited)..............   $ 3,649      $10       $14       $   --      $ (28,962)   $(25,289)
                                                     ======      ===       ===       ======      =========    ========

          See accompanying notes to consolidated financial statements.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         NINE MONTHS ENDED
                                                        YEARS ENDED OCTOBER 31,               JULY 31,
                                                    --------------------------------    --------------------
                                                      1993        1994        1995        1995        1996
                                                    --------    --------    --------    --------    --------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net earnings (loss)............................   $   (653)   $  7,299    $ 10,698    $  8,549    $  6,477
  Adjustments to reconcile net earnings (loss) to
    net cash provided by operating activities:
    Depreciation and amortization................      8,924      11,352      14,090       9,954      10,568
    Loss on disposition of assets................        729         675       2,328       1,004         818
    Deferred taxes...............................         --      (2,650)     (3,301)     (3,312)      2,271
    Provision for doubtful accounts..............        471         508         502         330         550
    Changes in operating assets and liabilities:
      Increase in receivables....................     (1,998)     (1,391)     (1,344)     (2,062)     (3,988)
      (Increase) decrease in prepaid expenses....          4        (321)        (47)       (198)         97
      (Increase) decrease in other assets........         34      (1,640)       (418)       (965)       (282)
      Increase (decrease) in trade accounts
         payable.................................       (502)        (69)      1,312         384         680
      Increase (decrease) in accrued expenses....      4,817       1,356          86      (3,475)     (4,157)
      Increase (decrease) in deferred income.....        596        (113)        950         517       2,448
      Increase (decrease) in other liabilities...        (11)        208         209          26         113
                                                    --------    --------    --------    --------    --------
      Net cash provided by operating
         activities..............................     12,411      15,214      25,065      10,752      15,595
                                                    --------    --------    --------    --------    --------
Cash flows from investing activities:
  Capital expenditures...........................     (7,550)    (13,357)    (14,046)     (8,780)    (17,653)
  Purchase of new markets........................         --     (40,482)     (2,885)     (2,353)     (9,445)
  Proceeds from sale of property and equipment...        396         733         717         629         500
  Purchase of intangible assets..................     (2,352)       (463)     (1,603)       (545)     (1,525)
  Investments in and advances to affiliated
    companies....................................       (558)         --          --          --          --
  Increase in notes receivable...................         --          --          --          --        (675)
                                                    --------    --------    --------    --------    --------
      Net cash used in investing activities......    (10,064)    (53,569)    (17,817)    (11,049)    (28,798)
                                                    --------    --------    --------    --------    --------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......    105,611      44,515          --          --      15,500
  Principal payments on long-term debt...........    (97,453)     (5,966)     (7,878)     (5,376)     (2,605)
  Redemption of common stock.....................       (901)       (903)     (1,000)         --      (2,964)
  Dividends......................................       (455)       (499)       (500)       (375)       (649)
                                                    --------    --------    --------    --------    --------
      Net cash provided by (used in) financing
         activities..............................      6,802      37,147      (9,378)     (5,751)      9,282
                                                    --------    --------    --------    --------    --------
      Net increase (decrease) in cash and cash
         equivalents.............................      9,149      (1,208)     (2,130)     (6,048)     (3,921)
      Cash and cash equivalents at beginning of
         year....................................         75       9,224       8,016       8,016       5,886
                                                    --------    --------    --------    --------    --------
      Cash and cash equivalents at end of year...   $  9,224    $  8,016    $  5,886    $  1,968    $  1,965
                                                    ========    ========    ========    ========    ========
Supplemental disclosures of cash flow
  information:
  Cash paid for interest.........................   $  6,994    $ 13,461    $ 15,825    $ 14,728    $ 14,744
                                                    ========    ========    ========    ========    ========
  Cash paid for income taxes.....................   $    295    $    267    $  1,028    $    803    $  1,991
                                                    ========    ========    ========    ========    ========

          See accompanying notes to consolidated financial statements.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                        OCTOBER 31, 1993, 1994 AND 1995
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

(1) SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include Lamar Advertising Company, its wholly-owned subsidiaries, Lamar Holding Company (LHC) and The Lamar Corporation (TLC), their majority-owned subsidiaries and Interstate Logos, Inc., a subsidiary of both LAC and TLC (collectively, the Company or LAC). All intercompany transactions and balances have been eliminated. Prior to May 1994, the Company owned 49.36% of the outstanding stock of LHC, which investment was accounted for by the equity method. On May 10, 1994, LAC acquired substantially all of the assets of LHC. The proceeds from the sale of its assets were used by LHC to repay existing debt and redeem all of its shareholders other than LAC, resulting in LHC becoming a wholly-owned subsidiary of LAC. The acquisition has been accounted for using the purchase method of accounting.

  (b) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets.

  (c) Intangible Assets

     Debt issuance costs are deferred and amortized over the terms of the related credit facilities using the interest method. Other intangible assets are initially recorded at cost and amortized using the straight-line method over the assets' estimated useful lives, generally from 5 to 10 years.

  (d) Deferred Income

     Deferred income consists principally of advertising revenue received in advance and gains resulting from the sale of certain assets to related parties. Deferred advertising revenue is recognized in income as services are provided over the term of the contract. Deferred gains are recognized in income in the consolidated financial statements at the time the assets are sold to an unrelated party or otherwise disposed of.

  (e) Revenue Recognition

     The Company recognizes revenue from outdoor and logo sign advertising contracts, net of agency commissions, on an accrual basis ratably over the term of the contracts, as advertising services are provided.

  (f) Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

  (g) Earnings Per Share

     Earnings per common share are computed by dividing net earnings applicable to common stock by the weighted average number of common shares outstanding during each period presented. (35,470,837 shares, 35,089,188 shares and 33,772,107 shares, respectively for the years ended October 31, 1993, 1994 and 1995 and 33,775,222 shares and 27,068,544 shares for the nine-month periods ended July 31, 1995 and 1996 respectively.) Such amounts have been adjusted to reflect the approximate 778.9-for-1 stock split and the concurrent exchanges of shares in a recapitalization that occurred in connection with the Offering referred to in Note 14.

  (h) Cash and Cash Equivalents

     The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

  (i) Reclassification of Prior Year Amounts

     Certain amounts in the prior year's consolidated financial statements have been reclassified to conform with the current year presentation. These reclassifications had no effect on previously reported net earnings.

  (j) Unaudited Interim Financial Statements

     The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations of the Company.

(2) NONCASH FINANCING AND INVESTING ACTIVITIES

     A summary of significant noncash financing and investing activities follows:

                                                                                NINE MONTHS
                                                                                   ENDED
                                                                                  JULY 31,
                                                                              ----------------
                                                   1993     1994     1995      1995      1996
                                                  ------    ----    ------    ------    ------
                                                                                (UNAUDITED)
    Noncash dispositions of assets..............  $  336    $445    $3,788    $3,788    $   --
    Noncash acquisitions of assets..............   1,817      --     4,341     4,341     1,113
    Common stock issued in exchange for
      investment in affiliate...................     630      --        --        --        --
    Noncash issuance of preferred stock in
      exchange for common stock.................      --      --        --        --     3,649

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

(3) RECEIVABLES

     The following is a summary of accounts and notes receivable as of October
31:

                                                          1994                     1995
                                                  ---------------------    ---------------------
                                                  CURRENT    NONCURRENT    CURRENT    NONCURRENT
                                                  -------    ----------    -------    ----------
    Trade accounts receivable, net..............  $ 9,963       $ --       $10,741       $ --
    Related parties.............................      291         --           452         --
    Employees, other than related parties.......      269         --           131         --
    Other.......................................       68        751           109        918
                                                  -------       ----       -------       ----
                                                  $10,591       $751       $11,433       $918
                                                  =======       ====       =======       ====

(4) PROPERTY, PLANT AND EQUIPMENT

     Major categories of property, plant and equipment at October 31, 1994 and 1995 are as follows:

                                                            ESTIMATED
                                                           LIFE (YEARS)      1994        1995
                                                           ------------    --------    --------
    Land.................................................      -           $  7,739    $  7,826
    Building and improvements............................    10-32           15,132      15,553
    Advertising structures...............................     15            123,592     131,071
    Automotive and other equipment.......................     3-7            13,244      13,952
                                                                           --------    --------
                                                                           $159,707    $168,402
                                                                           ========    ========

(5) INTANGIBLE ASSETS

     The following is a summary of intangible assets at October 31:

                                                            ESTIMATED
                                                           LIFE (YEARS)      1994        1995
                                                           ------------     -------     -------
    Debt issuance costs..................................        10         $ 3,604     $ 3,180
    Customer lists and unexpired contracts...............         7           7,581       7,103
    Non-compete agreements...............................      7-15           1,296       1,036
    Organization costs...................................         5             219         673
    Loan fees............................................      7-10           1,027       1,051
    Other................................................      7-10             335         363
                                                                            -------     -------
                                                                            $14,062     $13,406
                                                                            =======     =======
    Cost.................................................                    18,870      20,473
    Accumulated amortization.............................                     4,808       7,067
                                                                            -------     -------
              Net intangible assets......................                   $14,062     $13,406
                                                                            =======     =======

(6) LAMAR HOLDINGS CORPORATION

     Prior to May 1994, the Company owned 49.36% of the common stock of LHC. LHC was founded in 1989 by TLC, members of its management and certain institutional investors to provide outdoor advertising services in markets other than those served by TLC.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     Effective May 1, 1994, LAC acquired substantially all of the assets and assumed certain liabilities of LHC for a purchase price of $43,500. The proceeds from the sale of its assets were used by LHC to repay existing debt and redeem all of its shareholders other than LAC, resulting in LHC becoming a wholly-owned subsidiary of LAC. The acquisition has been accounted for as a purchase and accordingly, the purchase price attributable to shareholders other than LAC (50.64%) has been allocated to the assets acquired based on their fair values. The results of operations of LHC have been included in LAC's consolidated financial statements from May 1, 1994.

     The following unaudited pro forma financial information presents the combined results of operations of LAC and LHC as if the acquisition had occurred as of the beginning of 1993 and 1994, after giving effect to certain adjustments, including additional depreciation expense, increased interest expense on debt related to the acquisition, and related income tax effects. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the companies constituted a single entity during such period.

                                                                           YEAR ENDED
                                                                           OCTOBER 31,
                                                                       -------------------
                                                                        1993        1994
                                                                       -------     -------
                                                                           (UNAUDITED)
    Revenues.........................................................  $81,303     $92,480
                                                                       =======     =======
    Net income (loss) before extraordinary item......................  $(1,856)    $ 6,265
                                                                       =======     =======
    Net income (loss)................................................  $(3,710)    $ 6,265
                                                                       =======     =======
    Earnings (loss) per share before extraordinary item..............  $  (.05)    $   .18
                                                                       =======     =======
    Earnings (loss) per share........................................  $  (.10)    $   .18
                                                                       =======     =======

(7) LEASES

     The Company is party to various operating leases for production facilities and sites upon which advertising structures are built. The leases expire at various dates, generally during the next five years, and have varying options to renew and to cancel. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of October 31:

            1996.....................................................    $10,546
            1997.....................................................      8,654
            1998.....................................................      7,172
            1999.....................................................      5,857
            2000.....................................................      4,486

     Rental expense related to the Company's operating leases was $10,983, $14,999 and $17,053 for the years ended October 31, 1993, 1994 and 1995, respectively.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     The Company leases a portion of its corporate office building to tenants under operating leases. The following is a summary of property held for lease at October 31:

                                                                        1994        1995
                                                                       -------     -------
    Land...........................................................    $    47     $    53
    Buildings......................................................      2,454       1,892
    Less accumulated depreciation..................................     (1,754)     (1,124)
                                                                       -------     -------
                                                                       $   747     $   821
                                                                       =======     =======

     Minimum future rental income for noncancelable leases in effect as of October 31, 1995 is as follows:

            Year ending October 31:
                  1996....................................................  $224
                  1997....................................................   152
                  1998....................................................   115
                  1999....................................................    99
                  2000....................................................    97
                                                                            ====

(8) ACCRUED EXPENSES

     The following is a summary of accrued expenses at October 31:

                                                                          1994       1995
                                                                         ------     ------
    Payroll............................................................  $2,084     $2,134
    Interest...........................................................   5,442      5,400
    Insurance benefits.................................................   1,374      1,457
    Other..............................................................     747        742
                                                                         ------     ------
                                                                         $9,647     $9,733
                                                                         ======     ======

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

(9) LONG-TERM DEBT

     Long-term debt consists of the following at October 31 and July 31, 1996:

                                                                                   JULY 31,
                                                                                     1996
                                                            1994        1995      -----------
                                                          --------    --------    (UNAUDITED)
    Senior Secured Notes................................  $100,000    $100,000     $  100,000
    Note payable to a bank group........................    43,000      39,250         37,750
    1993 Series A Line of Credit, payable to bank.......     2,000          --          6,000
    1995 Series B Line of Credit, payable to bank.......        --          --          9,500
    8% Series A unsecured subordinated discount
      debentures, maturing through 2001 (11.5% effective
      yield)............................................     3,095       2,706          2,409
    5% to 10% notes payable to banks and others with
      varying maturities secured by plant and
      equipment.........................................     4,960       3,713          3,974
    10% to 12% Series A unsecured subordinated
      debentures maturing in 1996 and 1997..............       372         372            372
    Other notes with various rates and terms............       502          10              2
                                                          --------    --------       --------
                                                           153,929     146,051        160,007
    Less current maturities.............................    (7,054)     (3,479)        (5,326)
                                                          --------    --------       --------
    Long term debt, excluding current maturities........  $146,875    $142,572     $  154,681
                                                          ========    ========       ========

     Long term debt matures as follows:

            1996......................................................  $  3,479
            1997......................................................     5,465
            1998......................................................     9,235
            1999......................................................    12,154
            2000......................................................    12,516
            Later years...............................................   103,202
                                                                        --------
                                                                        $146,051
                                                                        ========

     The Senior Secured Notes were issued on May 19, 1993. The notes bear interest at 11% payable semiannually. The notes mature in 2003 and are subject to redemption at the option of the Company at any time on or after May 15, 1998. There is no sinking fund obligation associated with the notes. The notes rank senior in right of payment to all subordinated debt of the Company and pari passu in right of payment with all unsubordinated borrowings of the Company and are unconditionally guaranteed by certain subsidiaries of the Company. The notes are secured by a pledge of the capital stock of all of the Subsidiary Guarantors, subject to certain provisions. Additionally, the Company is obligated to pledge the capital stock and obtain the guarantee of all future restricted subsidiaries as security.

     A portion of the proceeds from the Senior Secured Notes was used to extinguish existing variable and fixed rate debt prior to maturity. In connection with the extinguishment, the Company incurred a loss of approximately $1,900 which has been reflected as an extraordinary item in the accompanying consolidated financial statements. The per share amount of the aggregate loss net of related income tax effect is $0.05 for the year ended October 31, 1993.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     The indenture contains certain restrictive financial covenants, including the following:

     - Limitation on outstanding debt of the Company and any of its restricted subsidiaries;

     - Limitation of the payment of cash dividends and other restricted payments;

     - Limitation on sale and leaseback transactions, and

     - Limitation on sales or disposals of assets.

     The Company was in compliance with such covenants as of October 31, 1995.

     On May 19, 1993, the Company also entered into a Bank Credit Agreement which provided an $8,000 term loan and a $20,000 working capital line of credit. The term loan will amortize over four years beginning in 1995 and the availability under the revolving credit facility will be reduced over a three-year period beginning in 1995 until the facility terminates in 1998. The term loan and the revolving credit facility are secured by a pledge of the capital stock of all of the Company's present subsidiaries. During 1994, the Company executed certain amendments to the Bank Credit Agreement, including increasing of the term loan to $43,000. During 1995, the Company executed additional amendments to the Bank Credit Agreement, including a change in the Commitment to reduce the revolving line of credit over a three-year period beginning in 1999 until the facility terminates in 2001. As of October 31, 1995, the balance of the term loan was $39,250 with an interest rate of 8.09%. The Bank Credit Agreement contains certain restrictive financial covenants, including the following:

     - Maintaining specific ratios of cash flow to debt service and total debt;

     - Limitation of the payment of dividends;

     - Limitation on investments and joint ventures,

     - Limitation on capital expenditures, and

     - Limitation on sales or disposals of assets.

     The Company was in compliance with such covenants as of October 31, 1995.

     The 8% Series A, unsecured subordinated debentures with an original face amount of $4,844 were issued in 1986 at a discount of $986, which is being amortized over the life of the debentures. The total unamortized discount was $314 and $238 at October 31, 1994 and 1995, respectively.

(10) INCOME TAXES

     LAC files a consolidated federal income tax return which includes all of its qualifying subsidiaries.

     Total income tax expense (benefit) for the years ended October 31, 1993, 1994 and 1995 is allocated as follows:

                                                               1993      1994        1995
                                                               ----     -------     -------
    Income from continuing operations........................  $476     $(2,072)    $(2,390)
    Extraordinary item.......................................   (98)         --          --
                                                               ----     -------     -------
                                                               $378     $(2,072)    $(2,390)
                                                               ====     =======     =======

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     Income tax expense (benefit) attributable to continuing operations for the years ended October 31, 1993, 1994 and 1995 consists of:

                                                             CURRENT     DEFERRED      TOTAL
                                                             -------     --------     -------
    1993:
      U.S. federal.........................................     155            --         155
      State and local......................................     321            --         321
                                                              -----      --------     -------
                                                              $ 476      $     --     $   476
                                                              =====      ========     =======
    1994:
      U.S. federal.........................................     165        (2,650)     (2,485)
      State and local......................................     413            --         413
                                                              -----      --------     -------
                                                              $ 578      $ (2,650)    $(2,072)
                                                              =====      ========     =======
    1995:
      U.S. federal.........................................   $ 290      $ (3,301)    $(3,011)
      State and local......................................     621            --         621
                                                              -----      --------     -------
                                                              $ 911      $ (3,301)    $(2,390)
                                                              =====      ========     =======

     Income taxes attributable to continuing operations in 1994 and 1995 include adjustments to the beginning-of-the-year valuation allowance on the Company's deferred tax assets in the amount of $3,882 and $5,939, respectively. The improved business conditions and resulting profitability has resulted in a change in management's judgment regarding the realizability of the deferred tax assets.

     Income tax expense (benefit) for 1993, 1994 and 1995, differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as follows:

                                                                1993      1994       1995
                                                                -----    -------    -------
    Computed "expected" tax expense...........................  $ 570    $ 1,777    $ 2,825
    Increase (reduction) in income taxes resulting from:
         Change in beginning of the year balance of the
           valuation allowance for deferred tax assets........   (217)    (3,882)    (5,939)
         State and local income taxes, net of federal income
           tax benefit........................................    214        273        410
         Other differences, net...............................    (91)      (240)       314
                                                                -----    -------    -------
              Actual income tax expense (benefit).............  $ 476    $(2,072)   $(2,390)
                                                                =====    =======    =======

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at October 31, 1994 and 1995 are presented below:

                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Plant and equipment, principally due to differences in
         depreciation................................................  $(5,411)    $(4,656)
      Intangibles, due to differences in amortizable lives...........     (569)       (594)
                                                                       -------     -------
              Deferred tax liabilities...............................  $(5,980)    $(5,250)
                                                                       =======     =======
    Deferred tax assets:
      Receivables, principally due to allowance for doubtful accounts
         and accounts written off....................................  $   187     $   193
      Plant and equipment, due to additional costs capitalized for
         tax purposes pursuant to the Tax Reform Act of 1986.........      641         764
      Plant and equipment, due to basis differences on acquisitions
         of assets...................................................    4,276       4,064
      Investment in affiliates and plant and equipment due to gains previously recognized for tax purposes and deferred for
         financial reporting purposes................................    1,357       1,719
      Net operating loss carryforwards...............................    6,512       2,262
      Investment tax credit carryforwards............................      982         929
      Other, net.....................................................      614       1,270
                                                                       -------     -------
              Gross deferred tax assets..............................   14,569      11,201
      Less valuation allowance.......................................   (5,939)         --
                                                                       -------     -------
              Deferred tax assets....................................  $ 8,630     $11,201
                                                                       =======     =======
              Net deferred taxes.....................................  $ 2,650     $ 5,951
                                                                       =======     =======

     The valuation allowance for deferred tax assets as of November 1, 1993 was $9,821.

     For federal income tax purposes, the following carryforwards are available as of October 31, 1995:

                                                                                 EXPIRATION
                                                                                 -----------
    Net operating loss..............................................  $6,465       2003-2005
    Investment credit...............................................     929       1995-2001
    Alternative minimum tax credit..................................     660      Indefinite

(11) OTHER RELATED PARTY TRANSACTIONS

     Affiliates, as used within these statements, are companies which are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     The Company receives income and incurs costs in transactions with related parties and affiliates. The following is a summary of such transactions for the years ending October 31:

                                                                    1993     1994     1995
                                                                    ----     ----     ----
    Revenues:
      Management fee income.......................................  $595     $334     $ 31
      Rental income...............................................   209       --       --
      Interest income.............................................    75       59        8
      Production of logo plates...................................   341      143      143
    Expenses:
      Interest expense............................................   390      308      296
      Rent expense................................................   143       71       --

     The Company is a party to a consulting agreement with a shareholder and former Chairman of the Board of the Company. The agreement, which expires in 1996, provides for annual payments of $120 and an annual bonus of up to $100. The Company incurred consulting expense of $120 under this agreement in 1993, 1994 and 1995. Additionally, the Company paid consulting fees of $110 to this individual in 1995.

     As of October 31, 1994 and 1995, debentures totaling $3,600 and $2,950, respectively, are owned by shareholders, directors and employees.

     During 1993, the Company purchased all outstanding stock of Lamar Advertising of Wichita Falls, Inc., a company which, at the time of the acquisition, was owned by certain stockholders of LAC. The total consideration was approximately $1,200, which approximated the book value of the underlying assets.

     During 1993, a subsidiary of the Company purchased a building from a joint venture whose principals included the former Chairman of the Board and two officers of the Company for a price of approximately $740. Additionally in 1993, this subsidiary purchased two buildings from a director of the Company for approximately $530.

(12) COMMON STOCK

     The rights of Class A and Class B common stock (as in effect on October 31, 1995) are equal in all respects, except holders of Class A common stock shall have preemptive rights with respect to Class A common stock and Class B is non-voting. In connection with the Initial Public Offering (the "IPO") referred to in Note 14, the Company effected a recapitalization consisting of an approximate 778.9-for-1 stock split and an exchange of common stock for new Class A and Class B common stock which are equal in all respects, except holders of Class B common stock have ten votes per share and holders of Class A common stock have one vote per share. Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees. All share information has been adjusted to reflect the recapitalization.

(13) COMMITMENTS AND OTHER CONTINGENCIES

     The Company sponsors a partially self-insured group health insurance program. Coverage is available to all employees who work in excess of 30 hours per week. The Company is obligated to pay all claims under the program which are in excess of premiums, up to program limits of $150 per employee, per claim, per year. The Company has purchased third-party insurance coverage for claims in excess of this amount. The Company is

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses including a provision for losses incurred but not reported, are included in accrued expenses in the accompanying consolidated financial statements. The Company maintains a $1,000 letter of credit with a bank to meet requirements of the Company's workers' compensation insurance carrier. The Company also maintains a $375 letter of credit with an insurance company to partially collateralize a surety bond for a logo company.

     The Company established The Lamar Corporation Savings and Profit Sharing Plan effective January 1, 1988. Participants include all employees who have completed one year of service and are at least 21 years of age. The Company matches 50% of employees' contributions up to 5% of related compensation. Employees can contribute up to 15% of compensation. Full vesting on the Company's matched contributions occurs after five years. The Company contributed $313, $230 and $512 for the years ended October 31, 1993, 1994 and 1995, respectively.

     On November 1, 1993, LAC established The Lamar Corporation, Its Affiliates and Subsidiaries Deferred Compensation Plan (the Plan) for the benefit of certain of its senior management who meet specified age and years of service criteria. Employees who have attained the age of 30 and have a minimum of 10 years of service are eligible for annual contributions to the Plan generally ranging from $3 to $8, depending on the employee's length of service. LAC's contributions to the Plan will be maintained in a "rabbi" trust and, accordingly, the assets and liabilities of the Plan will be reflected in the balance sheet of LAC. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee's deferred compensation account. The Company has contributed $101, $442 and $240 to the Plan during 1993, 1994 and 1995, respectively. Contributions to the Plan are discretionary and are determined by the Board of Directors.

     The Company is the subject of litigation arising during the normal course of business. In the opinion of management and general counsel of the Company, those claims will not have a material impact on the financial position, results of operations or liquidity of the Company.

(14) SUBSEQUENT EVENTS (UNAUDITED)

     On December 30, 1995, the Certificate of Incorporation of the Company was amended to authorize 10,000 shares of Class A preferred stock with a par value of $638 per share and no voting rights. The Class A preferred stock are cumulative and are priority to Class A and Class B common stock dividends at the rate of $15.95 per share per quarter.

     As of December 30, 1995, 4,454,397 shares of Class A common stock with a $.001 per share par value were converted into 5,719.49 shares of Class A preferred stock with a $638 per share par value. This conversion resulted in a $3,600 charge to accumulated deficit.

     On March 1, 1996, 3,463,666 shares of Class A common stock and 154,218 shares of Class B common stock, $.001 par value, were redeemed at a price of $0.82 per share. This redemption resulted in a $3,000 charge to accumulated deficit. In connection with the redemption, the Company agreed, contingent upon completion of the IPO referred to below, to pay additional consideration of $1.38 per share in cash and $5.52 per share in ten-year subordinated notes, which resulted in an additional charge to stockholders' equity of $25,000. The accompanying pro forma financial information gives effect to the additional consideration paid upon completion of the IPO, but does not give effect to the IPO proceeds.

                           LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    (INFORMATION AS OF JULY 31, 1996 AND FOR
           THE NINE MONTHS ENDED JULY 31, 1995 AND 1996 IS UNAUDITED)

     Subsequent to April 30, 1996, the Company advanced $450 to a stockholder. The loan was paid on or before October 31, 1996.

     Effective July 1, 1996, the Company entered into a consulting agreement with an affiliate of a shareholder and former Chairman of the Board of the Company to replace the expiring consulting agreement discussed in Note 11. The agreement provides for a $120 annual consulting fee for a term of ten years.

     In August, 1996, the Company consummated an initial public offering of 4,294,041 shares of Class A Common Stock, $.001 par value per share. In connection with the IPO, the Company effected the recapitalization referred to in Note 12.

     Also in connection with the IPO, the Company adopted the 1996 Equity Incentive Plan (the "1996 Plan"). The purpose of the 1996 Plan is to attract and retain key employees and consultants of the Company. The 1996 Plan authorizes the grant of stock options, stock appreciation rights and restricted stock to employees and consultants of the Company capable of contributing to the Company's performance. The Company has reserved an aggregate of 2,000,000 shares of Class A Common Stock for awards under the 1996 Plan.

     In September, 1996 the Company agreed to acquire all of the outstanding capital stock of FKM for a cash purchase price of $40.0 million and substantially all of the assets of Outdoor East for a cash purchase price of approximately $60.0 million. These acquisitions will be accounted for under the purchase method of accounting.

     On October 8, 1996, the Board of Directors of the Company authorized a Note Offering of $225 million aggregate principal amount of Notes that would be subordinate to amounts borrowed under the New Credit Agreement. The Board of Directors also authorized the offering of up to $100 million of Class A $.001 par value Common Stock. The filings will be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

     On October 17, 1996, the Company commenced a tender offer for all of its $100,000 outstanding 11% Senior Secured Notes Due May 15, 2003, together with a consent solicitation to effect certain amendments to the indenture under which the Notes were issued and the related pledge agreement. The tender offer is expected to be financed through the New Credit Agreement.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
FKM Advertising Co., Inc.
Allentown, Pennsylvania

     We have audited the accompanying balance sheets of FKM Advertising Co., Inc. as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FKM Advertising Co., Inc. as of December 31, 1994 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

MCGRAIL, MERKEL, QUINN & ASSOCIATES

Scranton, Pennsylvania
March 14, 1996

                           FKM ADVERTISING CO., INC.

                                 BALANCE SHEETS
         DECEMBER 31, 1994 AND 1995, AND SEPTEMBER 30, 1996 (UNAUDITED)

                                     ASSETS

                                                                                                          SEPTEMBER 30,
                                                                                                              1996
                                                                               1994           1995        -------------
                                                                            -----------    -----------     (UNAUDITED)
Current assets
  Cash..................................................................... $    27,483    $   164,643     $    80,631
  Accounts receivable, net of an allowance for doubtful accounts of $55,000 in 1994 and $33,500 in 1995 and $69,900 in 1996
    (unaudited)............................................................     317,039        686,350         593,700
  Note receivable -- shareholder...........................................      63,072         69,296          73,704
  Prepaid expenses.........................................................     399,215        469,262         554,336
  Other current assets.....................................................      23,100         41,150          66,015
                                                                            -----------    -----------     -----------
        Total current assets...............................................     829,909      1,430,701       1,368,386
                                                                            -----------    -----------     -----------
Property and equipment
  Land.....................................................................      26,413        126,413         144,763
  Buildings................................................................          --        175,000         175,000
  Advertising structures...................................................   5,160,587      7,785,370       8,090,801
  Furniture and fixtures...................................................      54,648         56,640          84,502
  Equipment................................................................     118,752        403,785         467,917
  Vehicles.................................................................     101,764        118,142         118,142
                                                                            -----------    -----------     -----------
                                                                              5,462,164      8,665,350       9,081,125
  Less: Accumulated depreciation...........................................   1,021,410      1,379,025       1,872,442
                                                                            -----------    -----------     -----------
        Net property and equipment.........................................   4,440,754      7,286,325       7,208,683
                                                                            -----------    -----------     -----------
Other assets
  Deposits.................................................................       6,400          8,400           7,400
  Deferred taxes...........................................................   1,369,940      1,562,383       1,682,383
  Intangibles, net of amortization.........................................   4,860,953     10,114,870       8,675,513
                                                                            -----------    -----------     -----------
        Total other assets.................................................   6,237,293     11,685,653      10,365,296
                                                                            -----------    -----------     -----------
        Total assets....................................................... $11,507,956    $20,402,679     $18,942,365
                                                                            ===========    ===========     ===========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt........................................ $ 1,451,989    $ 1,214,613     $ 1,489,788
  Accounts payable.........................................................      87,612        159,912          37,917
  Accrued severance expense................................................      28,846             --              --
  Accrued interest expense.................................................          --         88,743         174,209
  Accrued expenses -- other................................................     160,072        276,477         156,132
  Deferred revenue.........................................................      10,311          9,435          17,672
                                                                            -----------    -----------     -----------
        Total current liabilities..........................................   1,738,830      1,749,180       1,875,718
                                                                            -----------    -----------     -----------
Other liabilities
  Long-term accrued expenses...............................................     142,713             --               -
  Long-term debt, net of current portion...................................   7,257,867     16,812,828      15,747,553
                                                                            -----------    -----------     -----------
        Total other liabilities............................................   7,400,580     16,812,828      15,747,553
                                                                            -----------    -----------     -----------
        Total liabilities..................................................   9,139,410     18,562,008      17,623,271
                                                                            -----------    -----------     -----------
Stockholders' equity
  Preferred stock, $0.01 par value, 619,972 shares authorized, issued and
    outstanding............................................................       6,200          6,200           6,200
  Common stock -- Class A, $0.01 par value, 1,000,132 shares authorized, shares issued -- 220,160 in 1994, 270,160 in 1995 and 270,160 in 1996
    (unaudited)............................................................       2,202          2,702           2,702
  Common stock -- Class B, $0.01 par value, 170,000 shares authorized, shares issued -- 160,000 in 1994, 110,000 in 1995 and 110,000 in 1996
    (unaudited)............................................................       1,600          1,100           1,100
  Additional paid-in capital...............................................   4,992,036      4,992,036       4,992,036
  Additional paid-in capital from the sale of treasury stock...............      16,140         16,140          16,140
  Deficit..................................................................  (2,644,532)    (3,172,407)     (3,693,984)
  Treasury stock -- 30,000 shares of common -- Class B, at cost............      (5,100)        (5,100)         (5,100)
                                                                            -----------    -----------     -----------
        Total stockholders' equity.........................................   2,368,546      1,840,671       1,319,094
                                                                            -----------    -----------     -----------
        Total liabilities and stockholders' equity......................... $11,507,956    $20,402,679     $18,942,365
                                                                            ===========    ===========     ===========

   The accompanying notes are an integral part of these Financial Statements.

                           FKM ADVERTISING CO., INC.

                            STATEMENTS OF OPERATIONS
       YEARS ENDED DECEMBER 31, 1994 AND 1995, AND THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)

                                                                        FOR THE YEARS ENDED         NINE MONTHS ENDED
                                                                           DECEMBER 31,               SEPTEMBER 30,
                                                                      -----------------------   -------------------------
                                                                         1994         1995         1995           1996
                                                                      ----------   ----------   ----------     ----------
                                                                                                       (UNAUDITED)
Revenue
  Billboard rentals, net............................................  $4,702,698   $4,955,918   $3,503,686     $5,924,160
  Interest income...................................................          --       11,735        7,204         19,961
  Other income......................................................       2,115       44,753       39,498         79,680
                                                                      ----------   ----------   ----------     ----------
        Total revenue...............................................   4,704,813    5,012,406    3,550,388      6,023,801
                                                                      ----------   ----------   ----------     ----------
Costs and expenses
  Production........................................................     742,801      909,560      619,827      1,087,111
  Lease expense.....................................................     538,481      603,452      423,180        656,790
  Sales and marketing...............................................     405,918      359,062      253,495        482,291
  General and administrative........................................     891,906      759,707      584,723        869,633
                                                                      ----------   ----------   ----------     ----------
        Total costs and expenses....................................   2,579,106    2,631,781    1,881,225      3,095,825
                                                                      ----------   ----------   ----------     ----------
        Income from operations before depreciation and
          amortization..............................................   2,125,707    2,380,625    1,669,163      2,927,976
                                                                      ----------   ----------   ----------     ----------
Depreciation and amortization
  Depreciation......................................................     385,441      430,922      289,944        493,417
  Amortization......................................................   2,032,353    1,391,606    1,054,106      1,481,574
                                                                      ----------   ----------   ----------     ----------
        Total depreciation and amortization.........................   2,417,794    1,822,528    1,344,050      1,974,991
                                                                      ----------   ----------   ----------     ----------
        (Loss) income from operations...............................    (292,087)     558,097      325,113        952,985
                                                                      ----------   ----------   ----------     ----------
Other expenses
  Employee severance expense........................................       8,654          577          577             --
  Interest expense..................................................     868,561    1,038,807      663,170      1,588,947
  Commitment fees...................................................       4,285        6,270        1,575          5,615
  Loss on sale and disposal of fixed assets.........................       4,434      232,761      228,602             --
                                                                      ----------   ----------   ----------     ----------
        Total other expenses........................................     885,934    1,278,415      893,924      1,594,562
                                                                      ----------   ----------   ----------     ----------
        Net loss before income tax benefit..........................  (1,178,021)    (720,318)    (568,811)      (641,577)
Income tax benefit..................................................     439,969      192,443      155,000        120,000
                                                                      ----------   ----------   ----------     ----------
        Net loss....................................................  $ (738,052)  $ (527,875)    (413,811)      (521,577)
                                                                      ==========   ==========   ==========     ==========
        Net loss per common share...................................  $    (1.94)  $    (1.39)  $    (1.09)    $    (1.37)
                                                                      ==========   ==========   ==========     ==========

   The accompanying notes are an integral part of these Financial Statements.

                           FKM ADVERTISING CO., INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
          YEARS ENDED DECEMBER 31, 1994 AND 1995, AND THE NINE MONTHS
                      ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                                              ADDITIONAL
                                             COMMON   COMMON                   PAID-IN
                                             STOCK    STOCK    ADDITIONAL    CAPITAL FROM
                                 PREFERRED   CLASS    CLASS     PAID-IN      THE SALE OF                   TREASURY
                                   STOCK       A        B       CAPITAL     TREASURY STOCK     DEFICIT       STOCK       TOTAL
                                 ---------   ------   ------   ----------   --------------   -----------   ---------   ----------
Balance at December 31, 1993...   $ 6,200    $2,102   $1,700   $4,992,036      $     --      $(1,865,405)  $      --   $3,136,633
Purchase of stock:
  Preferred stock (15,517
    shares)....................        --       --       --            --            --               --    (144,576)    (144,576)
  Common stock -- Class A
    (5,260 shares).............        --       --       --            --            --               --     (20,024)     (20,024)
  Common stock -- Class B
    (120,000 shares)...........        --       --       --            --            --               --     (20,400)     (20,400)
Stock issued:
  Preferred stock (15,517
    shares)....................        --       --       --            --            --          (37,083)    144,576      107,493
  Common stock -- Class A
    (5,260 shares).............        --       --       --            --            --           (3,992)     20,024       16,032
  Common stock -- Class B
    (90,000 shares)............        --       --       --            --        16,140               --      15,300       31,440
Conversion of 10,000 shares of
  common stock -- Class B to
  Class A......................        --      100     (100 )          --            --               --          --           --
Net loss, 1994.................        --       --       --            --            --         (738,052)         --     (738,052)
                                  -------    ------   ------   ----------      --------      -----------   ---------   ----------
Balance at December 31, 1994...     6,200    2,202    1,600     4,992,036        16,140       (2,644,532)     (5,100)   2,368,546
Conversion of 50,000 shares of
  common stock -- Class B to
  Class A......................        --      500     (500 )          --            --               --          --           --
Net loss, 1995.................        --       --       --            --            --         (527,875)         --     (527,875)
                                  -------    ------   ------   ----------      --------      -----------   ---------   ----------
Balance at December 31, 1995...   $ 6,200    $2,702   $1,100   $4,992,036      $ 16,140      $(3,172,407)  $  (5,100)  $1,840,671
Net loss (unaudited)...........        --       --       --            --            --         (521,577)         --     (521,577)
                                  -------    ------   ------   ----------      --------      -----------   ---------   ----------
Balance at September 30, 1996
  (unaudited)..................   $ 6,200    $2,702   $1,100   $4,992,036      $ 16,140      $(3,693,984)  $  (5,100)  $1,319,094
                                  =======    ======   ======   ==========      ========      ===========   =========   ==========

   The accompanying notes are an integral part of these Financial Statements.

                           FKM ADVERTISING CO., INC.

                            STATEMENTS OF CASH FLOWS
          YEARS ENDED DECEMBER 31, 1994 AND 1995, AND THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)

                                                                               NINE MONTHS ENDED
                                                YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                -------------------------   -----------------------
                                                   1994          1995          1995         1996
                                                ----------   ------------   ----------   ----------
                                                                                  (UNAUDITED)
Operating activities
  Net loss....................................  $ (738,052)  $   (527,875)  $ (413,811)  $ (521,577)
  Adjustments to reconcile net loss to net
     cash provided by operating activities:
     Depreciation and amortization............   2,417,794      1,822,528    1,344,050    1,974,991
     Deferred taxes...........................    (439,969)      (192,443)    (155,000)    (120,000)
     Bad debt expense.........................     138,714         98,010       98,010       89,353
     Loss on sale and disposal of fixed
       assets.................................       4,434        232,761      228,602           --
     (Increase) decrease in:
       Accounts receivable....................     170,324       (467,321)      24,394        3,297
       Notes receivable -- shareholder........      (1,272)        (6,224)      (4,287)      (4,408)
       Prepaid expenses.......................     (93,863)       (70,047)     (56,984)     (85,074)
       Other current assets...................       8,503        (18,050)       5,208      (24,865)
       Deposits...............................       2,980         (2,000)          --        1,000
     Increase (decrease) in:
       Accounts payable.......................      15,017         72,300      (34,207)    (121,995)
       Accrued severance expense..............    (126,443)       (28,846)     (28,846)          --
       Accrued expenses.......................     153,316         62,435      (17,891)     (34,879)
       Deferred revenue.......................         980           (876)     (10,311)       8,237
                                                ----------   ------------   ----------   ----------
          Net cash provided by operating
            activities........................   1,512,463        974,352      978,927    1,164,080
                                                ==========   ============   ==========   ==========
Investing activities
  Acquisition costs...........................          --     (6,025,667)     (83,073)     (42,218)
  Loan costs..................................    (393,306)      (619,856)          --           --
  Purchase of fixed assets....................    (285,532)    (3,509,254)    (313,944)    (415,774)
  Proceeds from sale of fixed assets..........      12,500             --           --           --
                                                ----------   ------------   ----------   ----------
          Net cash used by investing
            activities........................    (666,338)   (10,154,777)    (397,017)    (457,992)
                                                ----------   ------------   ----------   ----------
Financing activities
  Loan proceeds...............................      30,000     10,469,559           --       22,355
  Payments of principal.......................    (846,900)    (1,151,974)    (298,512)    (812,455)
  Acquisition of treasury stock...............    (185,000)            --           --           --
  Issuance of stock...........................     154,965             --           --           --
                                                ----------   ------------   ----------   ----------
          Net cash (used) provided by
            financing activities..............    (846,935)     9,317,585     (298,512)    (790,100)
                                                ----------   ------------   ----------   ----------
          Net (decrease) increase in cash.....        (810)       137,160      283,398      (84,012)
Cash, beginning of year.......................      28,293         27,483       27,483      164,643
                                                ----------   ------------   ----------   ----------
Cash, end of year.............................  $   27,483   $    164,643   $  310,881   $   80,631
                                                ==========   ============   ==========   ==========

   The accompanying notes are an integral part of these Financial Statements.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Business

     FKM Advertising Co., Inc. ("FKM") is a Delaware Corporation engaged in the outdoor advertising business. The Company is located in Allentown, Pennsylvania and Youngstown, Ohio. Advertising structures are primarily located in Pennsylvania and Ohio.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Outdoor advertising revenues are recorded in the month the billboard is displayed, based on the terms of the contract. The date the billboard is actually displayed may vary slightly from the contract date due to scheduling and other concerns. These variances do not materially affect revenue.

  Allowance for Doubtful Accounts

     The allowance for doubtful accounts is the amount that, in management's judgment, is sufficient to absorb any anticipated losses related to the accounts receivable.

  Property and Equipment

     Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

  Earnings Per Share

     Earnings per common share are computed by dividing net earnings applicable to common stock by the weighted average number of common shares outstanding during each period presented (380,160 shares for all periods presented).

  Intangible Assets and Deferred Costs

     The amounts representing the excess of the purchase price over the fair value of the identifiable assets acquired ("Goodwill") has been recorded as an intangible asset and is being amortized over a period of fifteen to forty years using the straight-line method.

     Lease rights represent the fair value at acquisition of below market rate leases assumed in connection with the acquisition referred to above. These lease rights are being amortized over the average remaining terms of the respective leases.

     Prepaid advertising contracts represent the estimated fair value of contracts existing at the date of acquisition. The contract values are being amortized over their remaining lives.

     Costs incurred by FKM in securing financing agreements have been recorded as an asset and amortized over the terms of the agreements using the straight-line method.

  Income Taxes

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) effective January 1, 1993. SFAS 109 requires an asset and liability approach for accounting and reporting for income taxes.

     Deferred taxes are the result of accounting for certain items differently for financial reporting purposes than for income tax purposes. These temporary differences primarily relate to the Company's net operating loss carryover for Federal income tax purposes, the allowance for doubtful accounts, depreciation and employee severance expense.

  Cash Flow Disclosures

     The Company has defined cash as only those amounts included under the Balance Sheet caption "Cash".

     The Company paid interest amounting to $784,499 and $942,458 for the years ended 1994 and 1995, respectively.

     The Company paid no income taxes for the years ended December 31, 1994 and 1995.

  Prepaid Expenses

     The Company prepays certain costs for land leases and painting of displays at the inception of the advertising contracts. These costs are deferred and amortized on a straight-line basis over the period that coincides with the recognition of income. This period is generally twelve months for land leases and painting.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1995 presentation.

  Unaudited Interim Financial Statements

     The unaudited interim financial statements include all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations of the Company.

NOTE 2 -- ACQUISITIONS

     On November 15, 1995, the Company acquired certain assets of Naegele Outdoor Advertising and Genesis Outdoor Advertising, both located in Youngstown, Ohio, (the Naegele and Genesis acquisitions) for $8,565,000.

     The acquisitions were accounted for as purchases, and the operations are included in the accompanying financial statements subsequent to the acquisition date.

     The aggregate purchase price of the two acquisitions was allocated to the assets acquired based upon the fair values at the date of acquisition. The excess of purchase price over the fair value of assets acquired is recorded as goodwill and is being amortized over fifteen years using the straight-line method.

     Also, in connection with the Naegele acquisition, the Company acquired real estate on which potential environmental concerns were identified. The areas of environmental concern were identified prior to the acquisition date and the Company has been indemnified against the cost of any environmental remediation that may be required.

NOTE 3 -- CASH

     The current asset caption "Cash" at December 31, 1995 consisted of the following:

    Mahoning National Bank....................................................  $125,785
    Ambassador Bank...........................................................    38,383
    ABN*AMRO Bank N.V. .......................................................        75
    Petty cash................................................................       400
                                                                                --------
                                                                                $164,643
                                                                                ========

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for renewals or betterments are capitalized. Depreciation is computed using the straight-line method over the useful lives of the assets.

     At December 31, 1994 and 1995, property and equipment consisted of the following:

                                                                                  COST
                                                    ESTIMATED USEFUL    ------------------------
                     DESCRIPTION                         LIVES             1994          1995
    ----------------------------------------------  ----------------    ----------    ----------
    Land..........................................       --             $   26,413    $  126,413
    Buildings.....................................       40 years               --       175,000
    Advertising structures........................       15 years        5,160,587     7,785,370
    Furniture and fixtures........................     5-10 years           54,648        56,640
    Equipment.....................................     3- 5 years          118,752       403,785
    Vehicles......................................     3- 5 years          101,764       118,142
                                                                        ----------    ----------
                                                                         5,462,164     8,665,350
    Less: Accumulated depreciation................                       1,021,410     1,379,025
                                                                        ----------    ----------
                                                                        $4,440,754    $7,286,325
                                                                        ==========    ==========

     Depreciation expense amounted to $385,441 and $430,922 for the years ended December 31, 1994 and 1995, respectively.

     During the current year, management disposed of advertising structures that were no longer in service. The cost of the structures was $273,755 and the resulting loss amounted to $232,761.

NOTE 5 -- INTANGIBLE ASSETS

     Intangible assets at December 31, 1994 and 1995 consisted of the following:

                                                  ESTIMATED USEFUL
                    DESCRIPTION                        LIVES             1994           1995
    --------------------------------------------  ----------------    -----------    -----------
    Lease rights................................       7 years        $ 2,500,000    $ 2,745,000
    Organization costs..........................       5 years            918,409        918,409
    Noncompetition agreements...................       5 years          3,600,000      4,158,775
    Loan costs..................................      10 years            330,050        330,050
    Loan costs -- amendments....................   74-93 months           403,039      1,022,896
    Interest cap................................      30 months            44,550         44,550
    Prepaid advertising contracts...............      30 months         2,700,000      2,700,000
    Prepaid contracts and permits...............      15 years                 --      1,990,021
    Goodwill....................................   15-40 years          1,055,577      4,287,448
                                                                      -----------    -----------
                                                                       11,551,625     18,197,149
    Less: Accumulated amortization..............                        6,690,672      8,082,279
                                                                      -----------    -----------
                                                                      $ 4,860,953    $10,114,870
                                                                      ===========    ===========

     Amortization expense amounted to $2,032,353 and $1,391,606 for the years ended December 31, 1994 and 1995, respectively.

NOTE 6 -- LONG-TERM DEBT

     Long-term debt at December 31, 1994 and 1995 consisted of the following:

     SENIOR DEBT


                                                                                  SEPTEMBER 31,
                                                        1994          1995            1996
                                                     ----------    -----------    -------------
                                                                                   (UNAUDITED)
    ABN*AMRO BANK N.V.
    Term loan payable. Interest is payable monthly
      at the Bank's base rate plus 1 7/8%. Refer
      below for principal payments and additional
      information. ...............................   $8,519,000    $13,500,000     $ 12,700,000
    Revolving note payable. Interest is payable
      monthly at the Bank's base rate plus 1 7/8%
      and all principal is due on December 31,
      2001. The maximum borrowing is
      $1,500,000. ................................      150,000      1,000,000        1,000,000
    Acquisition loan payable. Interest is payable
      monthly at the Bank's base rate plus 1 7/8%
      and all principal is due on December 31,
      2001. The maximum borrowing is
      $1,000,000. ................................           --             --               --
                                                     ----------    -----------     ------------
                                                      8,669,000     14,500,000       13,700,000
                                                     ==========    ===========     ============
    SUBORDINATED DEBT
    CASCADE COMMUNICATIONS VENTURES, L.P.
    Promissory loan dated November 15, 1995.
      Interest is payable at a rate of 18%. All
      principal is due on June 30, 2002...........           --      1,750,000        1,750,000
    COAST MEZZANINE INVESTMENTS, LTD.
    Promissory loan dated November 15, 1995.
      Interest is payable at a rate of 18%. All
      principal is due on June 30, 2002. .........   $       --    $ 1,750,000     $  1,750,000
                                                     ----------    -----------     ------------
                                                             --      3,500,000        3,500,000
                                                     ----------    -----------     ------------
    INSTALLMENT DEBT
    Note payable at 8.75%, payable in 36
      installments of $952 per month, including
      principal and interest, secured by a
      vehicle, maturing June, 1997. ..............       25,536         15,976            8,197
    Note payable at 7.75%, payable in 60
      installments of $409 per month, including
      principal and interest, secured by a
      vehicle, maturing July 1998. ...............       15,320         11,465            8,369
    Note payable in 24 monthly installments of
      $1,111 per month, including principal and
      interest, secured by equipment, maturing
      July, 1998. ................................           --             --           20,775
                                                     ----------    -----------     ------------
                                                         40,856         27,441           37,341
                                                     ----------    -----------     ------------
    Total long-term debt..........................    8,709,856     18,027,441       17,237,341
    Less: Current portion.........................    1,451,989      1,214,613        1,489,788
                                                     ----------    -----------     ------------
              Total long-term debt, net of current
                portion...........................   $7,257,867    $16,812,828     $ 15,747,553
                                                     ==========    ===========     ============

     Maturities of long-term debt are as follows:

YEARS ENDING DECEMBER 31,
-------------------------
      1996.............................................  $ 1,214,613
      1997.............................................    1,610,034
      1998.............................................    2,002,794
      1999.............................................    2,600,000
      2000.............................................    3,000,000
      Thereafter.......................................    7,600,000
                                                         -----------
                                                         $18,027,441
                                                         ===========

     In addition to the above scheduled repayments, the Company is required to make principal payments in the amount of varying percents of excess cash flow. Excess cash flow is defined by the agreement, and the payment is due on April 15th of the following year. For the year ended December 31, 1994, additional principal was due of $238,558 and is reflected in the current portion of long-term debt. There is no excess cash flow payment due for the year ended December 31, 1995.

     According to the amended and restated Loan Agreement dated November 15, 1995, prepayment of loan principal equal to the percentage of the Company's excess cash flow for the immediately preceding calendar year commences in 1997 for the calendar year ended December 31, 1996.

     SENIOR DEBT

     ABN*AMRO BANK N.V.

     To finance the acquisition of its original operating assets, the Company entered into a loan agreement with ABN*AMRO Bank N.V. dated January 17, 1992 (the "ABN Agreement"). The ABN Agreement provided a total loan facility of $12,000,000 of which $11,000,000 represented a term loan and $1,000,000 represented a revolving line of credit. The ABN Agreement was amended pursuant to the first and second amendments dated March 31, 1994 and 1993, respectively. The Amendments primarily changed certain financial covenants, extended the maturity date and amortization of the term loan and provided for the payment of a fee to the Bank for its agreement to the second amendment.

     During the current year, the Bank agreed to extend additional credit to the Company for the purpose of making the acquisition referred to in Note 2, to fund future acquisitions and for other purposes specifically permitted by the Agreement. The additional credit was made available through an amendment to and a restatement of the original loan agreement. The amended and restated loan agreement is dated November 15, 1995.

     Under the terms of this credit agreement, the Bank has committed to advance to the Company the aggregate sum of up to $16,000,000. This commitment includes a term loan commitment of $13,500,000, a revolver loan commitment of $1,500,000 and an acquisition loan commitment of $1,000,000.

     Interest on the term loan and revolving line of credit is based on the Bank's prime rate plus 1 7/8 percent and is payable monthly. Interest on the term loan is also subject to the interest rate swap agreement entered into by the Company and ABN*AMRO Bank N.V. on March 31, 1994. All unpaid principal and interest is due on the maturity date of the above loans, December 31, 2001.

     Covenants contained in the ABN Agreement, which among other things, restrict the Company from incurring additional debt or capitalized lease obligations in excess of $200,000 and indebtedness not to exceed $250,000 for the purpose of acquiring motor vehicles at any one time while the loans are outstanding; investing in certain types of securities and granting any security interest in its assets other than permitted liens. The Agreement restricts declaring or paying any dividends and issuing, distributing, redeeming, repurchasing, acquiring or selling any stock or debt securities (except under certain circumstances). The Agreement also restricts sales and purchases of assets, mergers, and consolidations. Also, the Company must meet certain financial ratios relating to cash flows and the relationship of debt to cash flows. In addition, the Company will be in default of the Agreement if revenue from the advertisement of alcohol and tobacco products is greater than five percent of gross revenue.

     The borrowings under the Agreement are collateralized by the assets, the capital stock, existing or subsequently acquired assets, including patents, trademarks, copyrights and licenses, and leases of the Company. In addition, the Company must maintain life insurance of $2,000,000 on the President of the Company. The insurance policy is assigned to ABN*AMRO and serves as additional collateral.

     SUBORDINATED DEBT

     The proceeds of the subordinated debt listed above was used solely to partially finance the Naegele and Genesis acquisitions of November 15, 1995.

     The principal balance of the subordinated loans is due and payable on the maturity date, June 30, 2002. Interest accrues on the outstanding principal balance, including all accrued interest added to the principal of the loans, at a simple interest rate per annum of 18%. Beginning January 1, 1996 and on the first day of each calendar quarter until the maturity date, interest is due and payable at a simple interest rate of 12.5% from the Agreement date through and including December 31, 1996, and at a simple interest rate of 15.5% for the period from and after January 1, 1997. Accrued interest, which is not payable quarterly, shall be added to the outstanding principal amount of the subordinate loans and is compounded quarterly until paid.

     Under the terms of the subordinated agreements, the Company must comply with all of the covenants (affirmative and negative) as set forth in the Senior Loan Agreement. Also, if the subordinated loans are accelerated at any time prior to the third anniversary of the agreement dates, the present value of the sum of all the interest that would accrue from the acceleration date through and including the third anniversary date becomes due along with the outstanding principal and any accrued interest.

NOTE 7 -- REDEEMABLE PREFERRED STOCK

     Preferred Stock -- Series A -- The holders of the outstanding Series A Preferred Stock shall be entitled to receive cumulative dividends at an annual rate of fifteen percent of the original issue price of $7.00 or $1.05 per share. Dividends shall accrue from day-to-day on each share from the date of issuance of each share whether or not earned or declared. Holders of Series A Preferred Stock can convert their shares at any time into Class A Common Stock on a share-for-share basis. Upon any conversion of Series A Preferred Stock to Class A Common Stock all accrued and unpaid cumulative dividends shall be forfeited. At December 31, 1994 and 1995, dividends on Preferred Stock were in arrears by $1,924,375 and $2,575,345, respectively.

     The Series A Preferred Stock holders have participation rights in any dividend other than a stock dividend declared and paid on Common Stock of the Company.

     Beginning in 1997, Series A Preferred Stock holders have the right to redeem their shares based on an optional redemption schedule. The redemption price shall be the greater of the fair market value per share or $7.00 per share plus all unaccrued and unpaid cumulative dividends.

     Also, upon any event of default, Series A Preferred Stockholders can redeem all shares outstanding at the redemption price, even prior to the redemption date of January 1, 1997, at the redemption price.

NOTE 8 -- COMMON STOCK AND WARRANTS

     Class A Shares -- Of the authorized shares of Class A Common Stock, 619,972 shares are reserved for the conversion of the Preferred Stock to Class A Common Stock and 170,000 shares for the conversion of the Class B Common Stock into Class A Common Stock of the Company.

     Class B Shares -- Certain stockholders of the Company to whom shares of Class B Common Stock have been issued will vest their rights in these shares over the next four years, based upon the Company's ability to achieve various performance goals and/or the passage of time.

     Treasury Stock -- The purchase of the Company's Common Stock is recorded at cost. At the date of subsequent reissue, the treasury stock account is reduced by the cost of such stock on the first-in -- first-out basis.

     Warrants -- Cascade Communications Ventures, L.P. and Coast Mezzanine Investments, Ltd., the subordinated lenders referred to in Note 2, were issued stock purchase warrants during the current year. Effective November 15, 1995, each Company is entitled to purchase 25,530 shares of Class A Common Stock at an exercise price of $.02 per share. The exercise period terminates on June 30, 2002. Among other things, the warrant agreements restrict stockholders' equity transactions that would dilute the value of their warrants.

NOTE 9 -- DEFINED CONTRIBUTION PLAN

     The Company sponsors a defined contribution profit sharing plan. The plan was established by adopting a New England Mutual Life Company 401(k) prototype plan. It covers all eligible employees.

     The Company contributes to the plan an amount equal to fifty percent of the participant's salary reduction contributions for the plan year. Employer matching contributions are further limited to five percent of the participants compensation. Matching contributions for the current year amounted to $12,753. For the year ended December 31, 1994, matching contributions amounted to $9,639.

     Profit sharing contributions are made by the Company at the discretion of the Board of Directors. For the years ended December 31, 1994 and 1995, discretionary contributions of $15,000 were made.

NOTE 10 -- INCOME TAXES

     The Company has approximately $4,808,000 of net operating losses available for Federal income tax purposes which begin to expire in 2007. The Commonwealth of Pennsylvania provides for the carryover of operating losses up to a maximum of $1,000,000 per year. Current operating loss carryovers are available through 1997.

     The income tax benefits are comprised of the following for the years ended December 31,

                                                                       1994         1995
                                                                     --------     --------
    Current payable
      Federal......................................................  $     --     $     --
      State........................................................        --           --
    Deferred benefit (provision)
      Federal......................................................   359,165      131,941
      State........................................................    80,804       60,502
                                                                     --------     --------
              Income tax benefit...................................  $439,969     $192,443
                                                                     ========     ========

     The components of the deferred income tax benefit, which result from temporary differences, are as follows:

                                                                       1994         1995
                                                                     --------     --------
    Net operating loss (NOL).......................................  $550,909     $243,715
    Allowance for doubtful accounts................................   (90,040)      (7,327)
    Depreciation...................................................   (49,524)     (32,796)
    Employee severance expense.....................................   (42,991)      (9,809)
    Contribution carryover.........................................     3,619          355
    Adjustment for enacted changes in state tax laws...............    67,996       (1,695)
                                                                     --------     --------
              Total................................................  $439,969     $192,443
                                                                     ========     ========

     A reconciliation of income taxes at statutory rates to applicable income taxes reported in the statement of operations and deficit is as follows:

                                                                       1994         1995
                                                                     --------     --------
    Benefit at the expected statutory rates........................  $485,975     $292,403
    NOL carryover unallowable for state tax purposes...............   (93,372)     (19,797)
    Adjustment for enacted changes in state tax laws...............    67,996       (1,695)
    Non-deductible expenses for tax purposes.......................   (13,889)     (13,954)
      Other reductions, net........................................    (6,741)     (64,514)
                                                                     --------     --------
              Total................................................  $439,969     $192,443
                                                                     ========     ========

     Significant components of the Company's deferred tax assets and liabilities are as follows for the years ended December 31,

                                                                     1994           1995
                                                                  ----------     ----------
    Deferred tax assets:
      Net operating loss (NOL)..................................  $1,481,522     $1,948,867
      Allowance for doubtful accounts...........................      22,603         12,847
      Employee severance expense................................      12,908             --
      Contribution carryover....................................       4,019          4,325
                                                                  ----------     ----------
              Total deferred tax assets.........................   1,521,052      1,966,039
              Less valuation allowance..........................     (58,051)      (278,935)
                                                                  ----------     ----------
                                                                   1,463,001      1,687,104
    Deferred tax liability -- depreciation......................     (93,061)      (124,721)
                                                                  ----------     ----------
    Net deferred tax asset......................................  $1,369,940     $1,562,383
                                                                  ==========     ==========

NOTE 11 -- RELATED PARTY TRANSACTIONS

     The Company has entered into the following related party transactions:

     NOTE RECEIVABLE -- SHAREHOLDER

     The Corporation made a loan to a shareholder in the amount of $61,243. Interest accrues at a rate equal to the variable interest rate which is charged to the Company under the ABN*AMRO Bank N.V. Loan Agreement. Principal and interest is payable on demand. If no demand is made, the shareholder shall pay the amount of unpaid principal and accrued interest as of July 31, 1997, plus interest thereon, in eight equal quarterly installments commencing August 1, 1997.

     CONSULTING AGREEMENT

     Brush, Johnsen & Fretty, Inc., is providing the Company with certain consulting and investment banking services pursuant to an Agreement dated January 17, 1992. The principals of Brush, Johnsen & Fretty, Inc., are also shareholders in FKM. The Agreement terminates on January 16, 1999.

     EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement dated May 18, 1994 with a shareholder of the Company. Under the Agreement, the shareholder was employed as President of the Company. The Agreement primarily provides for an annual salary, benefits and a performance bonus arrangement. Additional non-cash compensation in the form of the Company's Class B Common Stock was also provided to the President under the terms of the Agreement.

     ABN*AMRO BANK

     In connection with the second amendment to the loan agreement referred to in Note 5, the Company agreed to pay the Bank a fee equal to $206,880. On the amendment date, $25,860 was paid in cash and $181,020 was deferred and terms of repayment agreed upon. In accordance with section 2.4(d) of the amendment, the Bank opted to purchase shares of the Company's stock for $154,965 through the partial liquidation of the deferred fee.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

  Leases

     The Company's advertising structures are located on properties leased from others. The Company also leases its corporate office and plant. Some of the land leases for advertising structures contain renewal options with varying terms and escalation clauses which provide, primarily on a yearly basis, for increased rental. The corporate office and plant lease has a five year term with one five year renewal term available. For the years ended December 31, 1994 and 1995, rent expense was $564,262 and $642,344, respectively. Future office and plant minimum rentals at December 31, 1995 are as follows:

DECEMBER 31,                                             AMOUNT
------------                                             -------
   1996................................................  $38,400
                                                         =======

NOTE 13 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1995, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying Balance Sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Outdoor East, L.P.:

     We have audited the accompanying balance sheets of Outdoor East, L.P. as of December 31, 1994 and 1995, and the related statements of operations, partners' deficit, and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outdoor East, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

March 1, 1996, except for note 8 which
is as of June 13, 1996

                               OUTDOOR EAST, L.P.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,
                                                       ---------------------------     SEPTEMBER
                                                           1994           1995         30, 1996
                                                       ------------    -----------    -----------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................  $    251,659        485,383      1,026,360
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
       $52,221 and $25,914 at December 31, 1995 and
       1994, respectively, and $48,444 at September
       30, 1996......................................     1,655,990      1,840,843      1,836,483
     Other...........................................       130,978         79,814        114,017
  Prepaid expenses...................................       874,889        649,083        853,126
                                                       ------------     ----------     ----------
          Total current assets.......................     2,913,516      3,055,123      3,829,986
Property and equipment, at cost, net of accumulated
  depreciation (note 2)..............................    17,368,265     16,197,181     15,565,545
Intangible assets, net of accumulated amortization:
  Site lease rights..................................     1,710,467      1,213,698        857,740
  Goodwill...........................................     1,878,216      1,743,641      1,644,397
  Deferred financing costs and other (note 9)........       214,589        152,923      1,717,172
                                                       ------------     ----------     ----------
                                                          3,803,272      3,110,262      4,219,309
Other assets (note 9)................................            --             --        775,472
                                                       ------------     ----------     ----------
                                                       $ 24,085,053     22,362,566     24,390,312
                                                       ============     ==========     ==========
                                LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
  Current portion of long-term debt (notes 3 and
     9)..............................................  $    655,588     21,990,932        866,667
  Current portion of notes payable to general
     partner.........................................        37,072         45,627             --
  Note payable (notes 4 and 9).......................       445,000        445,000             --
  Accounts payable:
     Trade...........................................       873,935        430,022        458,092
     General partner (note 5)........................        18,142             --             --
  Accrued interest payable...........................       157,418        159,017        522,062
  Other accrued liabilities..........................       172,499        128,419        177,220
  Deferred revenue...................................       485,854        483,957             --
                                                       ------------     ----------     ----------
          Total current liabilities..................     2,845,508     23,682,974      2,024,041
Long-term debt, less current portion (notes 3 and
  9).................................................    22,990,501        998,212     22,942,937
Notes payable to general partner (notes 5 and 9).....     1,227,377      1,183,273             --
                                                       ------------     ----------     ----------
          Total liabilities..........................    27,063,386     25,864,459     24,966,978
Partners' deficit:
  Partners' capital contributions....................    23,183,150     23,662,316     28,202,316
  Accumulated deficit................................   (26,161,483)   (27,164,209)   (28,778,982)
                                                       ------------     ----------     ----------
          Total partners' deficit....................    (2,978,333)    (3,501,893)      (576,666)
                                                       ------------     ----------     ----------
  Commitments and contingencies (notes 3, 6, 7 and 9)
                                                       $ 24,085,053     22,362,566     24,390,312
                                                       ============     ==========     ==========

                See accompanying notes to financial statements.

                               OUTDOOR EAST, L.P.

                            STATEMENTS OF OPERATIONS

                                                                                 NINE MONTHS ENDED
                                          YEARS ENDED DECEMBER 31,                 SEPTEMBER 30,
                                   ---------------------------------------    -----------------------
                                      1993           1994          1995         1995          1996
                                   -----------    ----------    ----------    ---------    ----------
                                                                                    (UNAUDITED)
Revenue:
  Advertising....................  $ 9,792,960    10,554,742    10,981,093    8,152,417     8,684,455
  Other..........................      359,515       809,276       526,440      343,113       545,212
                                   -----------    ----------    ----------    ---------    ----------
                                    10,152,475    11,364,018    11,507,533    8,495,530     9,229,667
                                   -----------    ----------    ----------    ---------    ----------
Operating expenses:
  Technical services.............    3,659,296     4,085,795     3,883,507    2,945,813     3,004,028
  Selling, general and
     administrative..............    3,324,964     3,835,728     3,548,336    2,737,045     2,698,636
  Executive recruiting and
     severance...................      131,913       163,595            --           --            --
  Management fees to general
     partner (note 5)............      457,000       249,996            --           --            --
  Depreciation and
     amortization................    3,543,531     3,222,131     2,674,826    1,925,540     2,191,614
                                   -----------    ----------    ----------    ---------    ----------
                                    11,116,704    11,557,245    10,106,669    7,608,398     7,894,278
  Operating income (loss)........     (964,229)     (193,227)    1,400,864      887,132     1,335,389
                                   -----------    ----------    ----------    ---------    ----------
Other expenses:
  Interest expense...............    2,102,307     2,073,420     2,059,741    1,547,883     2,159,701
  Loss on sale of assets.........      190,189        12,027            --           --            --
  Other (note 9).................       59,942       342,045       343,849      148,901       790,461
                                   -----------    ----------    ----------    ---------    ----------
          Net income (loss)......  $(3,316,667)   (2,620,719)   (1,002,726)    (809,652)   (1,614,773)
                                   ===========    ==========    ==========    =========    ==========

                See accompanying notes to financial statements.

                               OUTDOOR EAST, L.P.

                        STATEMENTS OF PARTNERS' DEFICIT

                                                         PARTNERS'
                                                          CAPITAL        ACCUMULATED
                                                       CONTRIBUTIONS       DEFICIT         TOTAL
                                                       -------------     -----------     ----------
Balances, January 1, 1993............................   $ 16,233,150     (20,224,097)    (3,990,947)
  Capital contributions..............................      6,000,000              --      6,000,000
  Net loss...........................................             --      (3,316,667)    (3,316,667)
                                                        ------------     -----------     ----------
Balances, December 31, 1993..........................   $ 22,233,150     (23,540,764)    (1,307,614)
  Capital contributions..............................        950,000              --        950,000
  Net loss...........................................             --      (2,620,719)    (2,620,719)
                                                        ------------     -----------     ----------
Balances, December 31, 1994..........................   $ 23,183,150     (26,161,483)    (2,978,333)
  Capital contributions..............................        479,166              --        479,166
  Net loss...........................................             --      (1,002,726)    (1,002,726)
                                                        ------------     -----------     ----------
Balances, December 31, 1995..........................   $ 23,662,316     (27,164,209)    (3,501,893)
  Capital contributions (Note 9).....................      4,540,000              --      4,540,000
  Net loss...........................................             --      (1,614,773)    (1,614,773)
                                                        ------------     -----------     ----------
Balances, September 30, 1996 (unaudited).............   $ 28,202,316     (28,778,982)      (576,666)
                                                        ============     ===========     ==========

                See accompanying notes to financial statements.

                               OUTDOOR EAST, L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                              NINE MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                ---------------------------------------    ------------------------
                                                   1993           1994          1995         1995          1996
                                                -----------    ----------    ----------    ---------    -----------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................... $(3,316,667)   (2,620,719)   (1,002,726)    (809,652)    (1,614,773)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization.............   3,543,531     3,225,367     2,674,826    1,925,540      2,191,614
     Gain (loss) on sale of assets.............     (19,921)       12,027            --           --             --
     Loss on disposition of assets.............     261,644            --            --           --             --
     Changes in operating assets and
       liabilities:
       Decrease (increase) accounts receivable,
          prepaid expenses and other assets....    (353,900)     (315,127)       92,117       30,149       (259,359)
       (Decrease) increase in accounts payable,
          accrued interest payable, other
          accrued liabilities, and deferred
          revenue..............................     317,646      (427,469)     (515,633)    (415,765)       (44,041)
                                                -----------    ----------    ----------    ---------    -----------
          Net cash provided by (used in)
            operating activities...............     432,333      (125,921)    1,248,584      730,272        273,441
                                                -----------    ----------    ----------    ---------    -----------
Cash flows from investing activities:
  Purchases of property and equipment..........  (2,281,251)     (475,240)     (810,732)    (607,046)      (783,580)
  Proceeds from sale of assets.................      27,204            --            --           --             --
                                                -----------    ----------    ----------    ---------    -----------
          Net cash used in investing
            activities.........................  (2,254,047)     (475,240)     (810,732)    (607,046)      (783,580)
                                                -----------    ----------    ----------    ---------    -----------
Cash flows from financing activities:
  Capital contributions........................   6,000,000       950,000       479,166      479,166      4,540,000
  Proceeds from notes payable..................     213,144        73,600            --           --     22,750,000
  Repayments of notes payable and long-term
     debt......................................  (3,970,883)     (494,378)     (683,294)    (509,675)   (23,603,440)
  Cash deposited in escrow.....................          --            --            --           --       (750,000)
  Payment of debt issuance costs...............    (280,645)           --            --           --     (1,885,444)
                                                -----------    ----------    ----------    ---------    -----------
          Net cash provided by (used in)
            financing activities...............   1,961,616       529,222      (204,128)     (30,509)     1,051,116
                                                -----------    ----------    ----------    ---------    -----------
          Net increase (decrease) in cash and
            cash equivalents...................     139,902       (71,939)      233,724       92,717        540,977
Cash and cash equivalents at beginning of
  year.........................................     183,696       323,598       251,659      251,659        485,383
                                                -----------    ----------    ----------    ---------    -----------
Cash and cash equivalents at end of year....... $   323,598       251,659       485,383      344,376      1,026,360
                                                ===========    ==========    ==========    =========    ===========
Supplemental cash flow information:
  Cash paid for interest....................... $ 2,274,370     2,083,743     2,067,342    1,559,241      1,796,710
                                                ===========    ==========    ==========    =========    ===========
Issuance of Note Payable for purchase of fixed
  assets (note 6).............................. $        --       445,000            --           --             --
                                                ===========    ==========    ==========    =========    ===========

                See accompanying notes to financial statements.

                               OUTDOOR EAST, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Outdoor East, L.P. (the Partnership) is a Delaware limited partnership which acquires, operates and develops outdoor advertising businesses throughout the Southeast United States. The managing general partner of the Partnership is First Carolina Communications, Inc. (FCCI).

     The balance sheet as of September 30, 1996, and the statements of operations, partners' equity, and cash flows for the nine months ended September 30, 1995 and 1996 have been prepared by the Partnership without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position, results of operations and cash flows as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, have been included.

  (b) Allocation of Profits and Losses

     The Partnership agreement generally provides for the allocation of profits and losses among the partners in proportion to their respective capital contributions. Profits and losses are allocated to the partners in the following percentages: 19.8% to the general partner and 80.2% to the limited partners.

  (c) Cash Equivalents

     For purposes of the statements or cash flows, the Partnership considers investments with original maturities of three months or less to be cash equivalents.

  (d) Revenue Recognition

     The Partnership recognizes advertising revenue as the services are provided. The revenue is recorded net of advertising agency commission expense. Allowances for doubtful accounts are provided based on estimated losses.

  (e) Property and Equipment

     Property and equipment are recorded at cost and depreciation is computed using various accelerated methods over the estimated useful lives of the assets as follows: buildings and improvements -- 31.5 years; sign structures -- 15 years; vehicles, shop equipment, leasehold improvements, and office furniture and equipment -- 5 to 7 years. Maintenance and repairs are expensed as incurred; and property additions, renewals and improvements are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized.

  (f) Intangible Assets

     The Partnership's display structures are generally located on leased sites under long-term operating leases providing for monthly rental payments over the term of the lease, which generally range from 5 to 15 years. The estimated fair value of leases in place (arising from favorable terms) obtained in business combinations is allocated to site lease rights and amortized using the straight-line method over the weighted average remaining life of the leases. Additionally, direct costs associated with obtaining new site leases are capitalized and amortized over a period of five years. Accumulated amortization of site lease rights was approximately $5,299,000 and $5,808,000 at December 31, 1994 and 1995, respectively, and $6,164,000 at September 30, 1996 (unaudited).

                               OUTDOOR EAST, L.P.

     Goodwill arising from business combinations is amortized using the straight-line method over a period of 20 years. Accumulated amortization of goodwill was approximately $765,000 and $896,000 at December 31, 1994 and 1995, respectively, and $1,002,000 at September 30, 1996 (unaudited).

     Direct costs associated with obtaining long-term debt are deferred and amortized using the straight-line method over the term of the loan agreement. Accumulated amortization of deferred finance costs was approximately $189,000 and $239,000 at December 31, 1994 and 1995, respectively, and $407,000 at September 30, 1996 (unaudited).

  (g) Income Taxes

     The Partnership's profits and losses are reported directly by the partners for income tax purposes. Accordingly, the Partnership is not liable for federal or state income taxes.

  (h) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:


                                                                                  SEPTEMBER 30,
                                                     1994            1995            1996
                                                  -----------     -----------     -----------
                                                                                  (UNAUDITED)
    Land........................................  $   131,173         131,173         131,173
    Buildings and leasehold improvements........    1,191,124       1,205,286       1,218,028
    Sign structures.............................   25,453,180      26,162,278      26,760,672
    Vehicles....................................    1,138,059       1,239,132       1,265,351
    Shop equipment..............................      183,766         206,401         221,355
    Office furniture and equipment..............      696,006         876,849       1,008,052
    Construction in progress....................      217,079              --              --
                                                  -----------     -----------     -----------
                                                   29,010,387      29,821,119      30,604,631
    Accumulated depreciation....................  (11,642,122)    (13,623,938)    (15,039,086)
                                                  -----------     -----------     -----------
                                                  $17,368,265      16,197,181      15,565,545
                                                  ===========     ===========     ===========

                               OUTDOOR EAST, L.P.

     Depreciation expense for the years ended December 31, 1995 and 1994 was approximately $2,059,000 and $1,985,000, respectively, and $1,415,000 at September 30, 1996 (unaudited).

(3) LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                  SEPTEMBER 30,
                                                                                      1996
                                                     1994            1995         -------------
                                                  -----------     -----------      (UNAUDITED)
    Term loan facility, secured by pledged
      assets and partnership interests, with
      interest payable quarterly at LIBOR plus
      3.25%.....................................  $        --              --        22,500,000
    Revolving line of credit, secured by pledged
      assets and partnership interests, with
      interest payable at LIBOR plus 3.25%......           --              --           250,000
    Bank credit facility, secured by pledge of
      assets, partnership interests and partial
      guarantee of majority limited partner,
      with interest payable quarterly at
      7 7/8%....................................   22,370,000      21,870,000                --
    Note payable, secured by standby letter of
      credit, payable in 120 monthly
      installments of $6,250 plus interest at
      10%, final installment of $750,000 due
      June 1, 1999..............................    1,081,250       1,006,250           950,000
    Other.......................................      194,839         112,894           109,604
                                                  -----------     -----------        ----------
                                                  23,646,089..     22,989,144        23,809,604
    Less current portion........................     (655,588)    (21,990,932)         (866,667)
                                                  -----------     -----------        ----------
                                                  $22,990,501         998,212        22,942,937
                                                  ===========     ===========        ==========

     The bank credit facility is payable in graduated quarterly installments through December 31, 1999. The Bank Credit Facility Agreement (the "Agreement") contains restrictive covenants which include the maintenance of certain financial ratios.

     Effective March 28, 1994, the Agreement was amended to waive certain debt covenant violations and defaults and to revise certain provisions which, among other things, restrict capital expenditures and management fees. Effective June 15, 1995, the Agreement was further amended to revise certain covenants and to prohibit payment of management fees to FCCI.

     The Partnership failed to meet certain covenant requirements which has placed the Partnership in technical default. Consequently, the Partnership has classified the entire outstanding balance of the bank credit facility as a current liability as of December 31, 1995.

     Scheduled maturities of long-term debt are as follows:

                1996............................................  $21,990,932
                1997............................................      106,386
                1998............................................      100,932
                1999............................................      790,894
                                                                  -----------
                                                                  $22,989,144
                                                                  ===========

                               OUTDOOR EAST, L.P.

     The Partnership has an open letter of credit with an available balance of $1,175,000. The Partnership pays an annual fee of 1.5% of the available balance.

     See note 9.

(4) NOTE PAYABLE

     In 1994, the Partnership acquired $445,000 of signboards from Lamar Advertising, Inc., a Georgia based company in exchange for the issuance of a note payable. The note is dated September 30, 1994 and calls for interest at 9%, payable monthly. The note is due in full on May 1, 1996. See note 9.

(5) RELATED PARTY TRANSACTIONS

     FCCI provides management services to the Partnership. During 1994, the Partnership paid $249,996 in management fees. As is required by a covenant in the Partnership's Bank Credit Facility Agreement, the Partnership did not pay management fees to FCCI during 1995.

     Accounts payable -- general partner primarily represents unpaid management fees due to FCCI, and are noninterest bearing.

     Notes payable to general partner represent unsecured advances from FCCI, which bear interest at 7 7/8%, payable in graduated quarterly installments. Any unpaid principal and interest is due in full on March 31, 2000. See note 9.

(6) COMMITMENTS

     In the normal course of business, the Partnership maintains long-term operating leases for land site locations. The aggregate future minimum lease payments required under noncancelable operating leases as of December 31, 1995 were as follows:

                1996.............................................  $  429,421
                1997.............................................     389,410
                1998.............................................     330,445
                1999.............................................     271,513
                2000.............................................     199,795
                Thereafter.......................................     988,271
                                                                   ----------
                                                                   $2,608,855
                                                                   ==========

     Total site lease expense was approximately $1,467,000, $1,559,000 and $1,615,000, respectively, for the years ended December 31, 1993, 1994 and 1995 and approximately $1,218,000 for the nine months ended September 30, 1996 (unaudited).

(7) LITIGATION

     On December 19, 1995, COA, Inc., formerly known as Columbia Outdoor Advertising, Inc. filed suit against Outdoor South, L.P. in the Court of Common Pleas of Richland County, South Carolina. Outdoor South, L.P. was formerly an affiliate of the Company and ceased to exist on October 25, 1990 in a transaction in which the Company succeeded to Outdoor South, L.P.'s assets and liabilities. The suit alleges that Outdoor South, L.P. is indebted to the plaintiff in the amount of $101,707 arising out of Outdoor South, L.P.'s acquisition of the assets of COA, Inc. in 1990. An answer denying liability has been filed in this action and no further proceedings have yet occurred. No charge has been made to the Company's income related to this litigation.

                               OUTDOOR EAST, L.P.

(8) LIQUIDITY

     The Partnership had a negative working capital balance of $20,627,851 as of December 31, 1995 as a result of its classifying the outstanding balance of the Bank Credit Facility as a current liability. The Partnership was in technical default of the Bank Credit Facility Agreement, since it failed to meet certain covenant requirements contained therein.

     On June 13, 1996, the Partnership signed a new Bank Credit Facility (the "Facility"). The Facility is comprised of a Term Loan Facility ( the "Term Loan") for $22.5 million and a Revolving Line of Credit (the "LOC") for up to $7.5 million. Quarterly installment payments on the Term Loan will commence on June 30, 1997. Outstanding balances under the LOC will be due on June 30, 2003, the Facility's termination date. Borrowings under the Facility are secured by the assets of the Partnership and partnership interests. Covenants under the Facility require the Partnership to maintain certain debt to cash flow ratios. The Partnership has placed $750,000 of the proceeds in escrow as provided for in the Facility. The escrow balance has been recorded in other non-current assets in the accompanying September 30, 1996 balance sheet. The remaining proceeds from the Facility were used to pay-off the Partnership's existing Bank Credit Facility, the note payable to Lamar Advertising, Inc., and for general purposes. In addition, the lenders and others invested $4,540,000 in the Partnership.

(9) SUBSEQUENT EVENTS (UNAUDITED)

     In October 1996, the Partnership signed an agreement for the sale of the assets and liabilities of the Partnership to Lamar Advertising, Inc.

     Through September 30, 1996, the Partnership has recorded approximately $716,000 of cost associated with an initial potential sale and reorganization of the Partnership as other expenses.

      [PHOTOGRAPH OF POSTER, BULLETIN, HIGHWAY LOGO SIGN AND BUS SHELTER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
            Prospectus Summary....................     3
            Risk Factors..........................    13
            The Transactions......................    19
            Use of Proceeds.......................    22
            Capitalization........................    23
            Selected Consolidated Historical and
              Pro Forma Financial and Operating
              Data................................    24
            Management's Discussion and Analysis
              of Financial Condition and Results
              of Operations.......................    35
            Business..............................    42
            Management............................    56
            Certain Transactions..................    60
            Principal Stockholders................    61
            Description of Notes..................    63
            Description of Capital Stock..........    87
            Description of Other Indebtedness.....    89
            Underwriting..........................    93
            Certain Legal Matters.................    93
            Experts...............................    94
            Additional Information................    94
            Incorporation of Certain Documents by
              Reference...........................    94
            Index to Consolidated Historical and
              Pro Forma Financial Statements......   F-1


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $225,000,000

                                  [LAMAR LOGO]

                          % SENIOR SUBORDINATED NOTES DUE 2006

                                  ------------

                                   PROSPECTUS

                                           , 1996

                                  ------------

                               SMITH BARNEY INC.

                             CHASE SECURITIES INC.

                        CIBC WOOD GUNDY SECURITIES CORP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses of issuance and distribution of the Notes registered hereunder on Form S-3 other than underwriting discounts and commissions:


    SEC registration fee....................................................  $ 68,181.82
    New York Stock Exchange registration fee................................    11,250.00
    NASD filing fee.........................................................    23,000.00
    Blue Sky fees and expenses..............................................     5,000.00
    Printing and engraving expenses.........................................   250,000.00
    Accounting fees and expenses............................................    45,000.00
    Legal fees and expenses.................................................   125,000.00
    Trustee fees............................................................     5,000.00
    Miscellaneous expenses..................................................    17,568.18
                                                                              -----------
              Total.........................................................  $550,000.00
                                                                              ===========



     All of the above figures, except the SEC registration fee, the New York Stock Exchange registration fee and NASD filing fee, are estimates.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law grants Lamar the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Lamar, or is or was serving at the request of Lamar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lamar, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of Lamar where the person involved is adjudged to be liable to Lamar except to the extent approved by a court.

     Lamar's By-laws provide that any person who is made a party to any action or proceeding because such person is or was a director or officer of Lamar will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgement or the shareholders or directors of Lamar has not acted, with willful or intentional misconduct. The indemnification provided for in Lamar's By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

     Lamar's Certificate of Incorporation (the "Certificate") provides that directors of Lamar will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to Lamar or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.


     The Company carries Directors' and Officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company.

ITEM 16. EXHIBITS


   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
         1.1         -- Form of Underwriting Agreement. Filed herewith.
         3.1         -- Amended and Restated Certificate of Incorporation of the Registrant.
                        Previously filed as Exhibit 3.1 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
         3.2         -- By-Laws of the Registrant, as amended. Previously filed as Exhibit
                        3.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        333-05479), and incorporated herein by reference.
         4.1         -- Specimen certificate for the shares of Class A Common Stock of the
                        Registrant. Previously filed as Exhibit 4.1 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-05479), and
                        incorporated herein by reference.
         4.2         -- Senior Secured Note dated May 19, 1993. Previously filed as Exhibit
                        4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.3         -- Subsidiary Guarantees dated May 19, 1993. Previously filed as Exhibit
                        4.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.4         -- Indenture dated May 15, 1993. Previously filed as Exhibit 4.3 to the
                        Registrant's Registration Statement on Form S-1 (File No. 33-59624),
                        and incorporated herein by reference.
         4.5         -- First Supplemental Indenture dated July 30, 1996. Previously filed as
                        Exhibit 4.5 to the Registrant's Registration Statement on Form S-1
                        (File No. 333-05479), and incorporated herein by reference.
         4.6         -- Form of Second Supplemental Indenture in the form of an Amended and
                        Restated Indenture dated November 8, 1996. Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 15, 1996
                        (File No. 0-20833), and incorporated herein by reference.
         4.7         -- Notice of Trustee dated November 8, 1996 with respect to the release of the security interest in the Trustee on behalf of the holders of the Company's Senior Secured Notes. Filed as Exhibit 4.2 to the
                        Company's Current Report on Form 8-K filed on November 15, 1996
                        (Filed No. 0-20833), and incorporated herein by reference.
         4.8         -- Pledge Agreement dated May 19, 1993. Previously filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.9         -- Amendment to Pledge Agreement dated July 30, 1996. Previously filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-1
                        (File No. 333-05479), and incorporated herein by reference.
         4.10        -- Form of Subordinated Note. Previously filed as Exhibit 4.8 to the
                        Registrant's Registration Statement on Form S-1 (File No. 333-05479),
                        and incorporated herein by reference.
         4.11        -- Form of Indenture dated as of November   , 1996 relating to the
                        Registrant's Senior Subordinated Notes. Filed herewith.
         4.12        -- Form of Senior Subordinated Note. Filed herewith.
         5.1         -- Opinion of Palmer & Dodge LLP. Filed herewith.
         5.2         -- Opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, LLP.
                        Filed herewith.
         5.3         -- Opinion of Chadbourne & Parke LLP. Filed herewith.
        10.1         -- Bank Credit Agreement between the Registrant and The Chase Manhattan
                        Bank (National Association) dated May 19, 1993. Previously filed as
                        Exhibit 10.1 to the Registrant's Registration Statement on Form S-1
                        (File No. 33-59624), and incorporated herein by reference.

   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.2         -- Consultation Agreement dated July 1, 1996 between the Lamar Texas
                        Limited Partnership and the Reilly Consulting Company, LLC., of which
                        Kevin P. Reilly, Sr. is the manager. Previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        333-05479), and incorporated herein by reference.
        10.3         -- Indenture dated as of September 24, 1986 relating to the Registrant's
                        8% Unsecured Subordinated Debentures. Previously filed as Exhibit
                        10.4 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
        10.4         -- The Lamar Savings and Profit Sharing Plan Trust. Previously filed as
                        Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.5         -- Amendment and Waiver to the Bank Credit Agreement between the
                        Registrant and the Chase Manhattan Bank, dated September 30, 1993.
                        Previously filed as Exhibit 10.6 to the Registrant's Annual Report on
                        Form 10-K for the fiscal year ended October 31, 1995 (File No.
                        33-59624), and incorporated herein by reference.
        10.6         -- Second Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated January 1, 1994. Previously filed as Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for
                        the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.7         -- Third Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated May 10, 1994. Previously filed as
                        Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.8         -- Fourth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 31, 1994. Previously filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K
                        for the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.9         -- Fifth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 15, 1995. Previously filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K
                        for the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.10        -- Sixth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated July 12, 1996. Previously filed as Exhibit 10.10 to the Registrant's Registration Statement on Form
                        S-1 (File No. 333-05479), and incorporated herein by reference.
        10.11        -- Trust under The Lamar Corporation, its Affiliates and Subsidiaries
                        Deferred Compensation Plan dated October 3, 1993. Previously filed as
                        Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.12        -- Bank Credit Agreement between the Registrant and the Chase Manhattan
                        Bank (National Association) dated December 22, 1995. Previously filed as Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for
                        the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.13        -- Amendment No. 1 to Bank Credit Agreement between the Registrant and the Chase Manhattan Bank (National Association) dated July 12, 1996.
                        Previously filed as Exhibit 10.13 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
        10.14        -- 1996 Equity Incentive Plan. Previously filed as Exhibit 10.14 to the
                        Registrant's Registration Statement on Form S-1 (File No. 333-05479),
                        and incorporated herein by reference.
        10.15        -- Seventh Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 31, 1996. Filed herewith.
        10.16        -- Contract to Sell and Purchase, dated as of October 9, 1996, between the Registrant and Outdoor East L.P. Previously filed as Exhibit
                        10.16 to the Registrant's Registration Statement on Form S-3 (File
                        No. 333-14677), and incorporated herein by reference.

   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.17        -- Stock Purchase Agreement, dated as of September 25, 1996, between the
                        Registrant and the shareholders of FKM Advertising, Inc. To be filed by amendment. Previously filed as Exhibit 10.17 to the Registrant's
                        Registration Statement on Form S-3 (File No. 333-14677), and
                        incorporated herein by reference.
        23.1         -- Consent of KPMG Peat Marwick LLP, independent accountants of Lamar
                        Advertising Company. Filed herewith.
        23.2         -- Consent of KPMG Peat Marwick LLP, independent accountants of Outdoor
                        East, L.P. Filed herewith.
        23.3         -- Consent of McGrail, Merkel, Quinn and Associates, independent accountants of FKM Advertising Co., Inc. Filed herewith.
        23.4         -- Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
        23.5         -- Consent of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, LLP
                        (included in Exhibit 5.2).
        23.6         -- Consent of Chadbourne & Parke LLP (included in Exhibit 5.3).
        24.1         -- Power of Attorney (included in the signature page to the initial filing of this Registration Statement).
        25.1         -- Statement of Eligibility of Trustee on Form T-1 of State Street Bank
                        and Trust Company. Previously filed as the same numbered exhibit to
                        Amendment No. 1 to this Registration Statement.


ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING COMPANY

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
       /s/  KEVIN P. REILLY, JR.               Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

         /s/  DUDLEY W. COATES                 Director                       November 19, 1996
---------------------------------------------
              Dudley W. Coates

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                               Director
---------------------------------------------
              Jack S. Rome, Jr.

                                               Director
---------------------------------------------
             William R. Schmidt

      /s/  T. EVERETT STEWART, JR.             Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            GEORGIA LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
      /s/  T. EVERETT STEWART, JR.             Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

       /s/  KEVIN P. REILLY, JR.               Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            INTERSTATE LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            KANSAS LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING OF COLORADO
                                            SPRINGS, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING OF JACKSON, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING OF MOBILE, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING OF SOUTH
                                            GEORGIA, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR ADVERTISING OF SOUTH
                                            MISSISSIPPI, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.

                                            LAMAR ADVERTISING OF TALLAHASSEE,
                                            INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.



                                           LAMAR ADVERTISING OF
                                           YOUNGSTOWN, INC.



                                               /s/  KEVIN P. REILLY, JR.
                                           -------------------------------------
                                                    Kevin P. Reilly, Jr.
                                           President and Chief Executive Officer



                               POWER OF ATTORNEY



     We, the undersigned officers and directors of Lamar Advertising of Jackson, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr., Keith A. Istre, Ben R. Miller, Jr. and Stanley Keller, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
       /s/  KEVIN P. REILLY, JR.               Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

      /s/  T. EVERETT STEWART, JR.             Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR AIR, LLC

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
       /s/  KEVIN P. REILLY, JR.               Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

      /s/  T. EVERETT STEWART, JR.             Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR PENSACOLA TRANSIT, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
       /s/  KEVIN P. REILLY, JR.               Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

      /s/  T. EVERETT STEWART, JR.             Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR TENNESSEE LIMITED
                                            PARTNER, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
       /s/  KEVIN P. REILLY, JR.               Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

          /s/  KEITH A. ISTRE                  Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

         /s/  CHARLES W. LAMAR                 Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

        /s/  GERALD H. MARCHAND                Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

      /s/  T. EVERETT STEWART, JR.             Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR TENNESSEE LIMITED
                                            PARTNERSHIP

                                            By:      THE LAMAR CORPORATION
                                            ------------------------------------
                                                      its General Partner

                                            By:   /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR TENNESSEE LIMITED
                                            PARTNERSHIP II

                                            By:      THE LAMAR CORPORATION
                                            ------------------------------------
                                                      its General Partner

                                            By:  /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR TEXAS GENERAL PARTNER, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            LAMAR TEXAS LIMITED PARTNERSHIP

                                            By: LAMAR TEXAS GENERAL PARTNER,
                                               INC., its General Partner

                                            By:   /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            MICHIGAN LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            MINNESOTA LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            MINNESOTA LOGOS, A PARTNERSHIP

                                            By:      MINNESOTA LOGOS, INC.,
                                               its General Partner

                                               By:  /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            MISSISSIPPI LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            MISSOURI LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            NEBRASKA LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            NEW JERSEY LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            OHIO LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            OKLAHOMA LOGO SIGNS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            SOUTH CAROLINA LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            TENNESSEE LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            TEXAS LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            THE LAMAR CORPORATION

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  DUDLEY W. COATES              Director                       November 19, 1996
---------------------------------------------
              Dudley W. Coates

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                               Director
---------------------------------------------
              Jack S. Rome, Jr.

                                               Director
---------------------------------------------
             William R. Schmidt

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            TLC PROPERTIES, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            TLC PROPERTIES II, INC.

                                               /s/  KEVIN P. REILLY, JR.
                                          ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
          /s/  KEVIN P. REILLY, JR.            Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
            Kevin P. Reilly, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

        /s/  T. EVERETT STEWART, JR.           Director                       November 19, 1996
---------------------------------------------
           T. Everett Stewart, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            UTAH LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 19, 1996.


                                            VIRGINIA LOGOS, INC.

                                             /s/  T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                               President and Chief Executive
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE                      DATE
---------------------------------------------  ----------------------------   ------------------
        /s/  T. EVERETT STEWART, JR.           Director and Principal         November 19, 1996
---------------------------------------------    Executive Officer
           T. Everett Stewart, Jr.

             /s/  KEITH A. ISTRE               Director and Principal         November 19, 1996
---------------------------------------------    Financial and Accounting
               Keith A. Istre                    Officer

          /s/  KEVIN P. REILLY, JR.            Director                       November 19, 1996
---------------------------------------------
            Kevin P. Reilly, Jr.

            /s/  CHARLES W. LAMAR              Director                       November 19, 1996
---------------------------------------------
              Charles W. Lamar

           /s/  GERALD H. MARCHAND             Director                       November 19, 1996
---------------------------------------------
             Gerald H. Marchand

                               INDEX TO EXHIBITS



   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
         1.1         -- Form of Underwriting Agreement. Filed herewith.
         3.1         -- Amended and Restated Certificate of Incorporation of the Registrant.
                        Previously filed as Exhibit 3.1 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
         3.2         -- By-Laws of the Registrant, as amended. Previously filed as Exhibit
                        3.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        333-05479), and incorporated herein by reference.
         4.1         -- Specimen certificate for the shares of Class A Common Stock of the
                        Registrant. Previously filed as Exhibit 4.1 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-05479), and
                        incorporated herein by reference.
         4.2         -- Senior Secured Note dated May 19, 1993. Previously filed as Exhibit
                        4.1 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.3         -- Subsidiary Guarantees dated May 19, 1993. Previously filed as Exhibit
                        4.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.4         -- Indenture dated May 15, 1993. Previously filed as Exhibit 4.3 to the
                        Registrant's Registration Statement on Form S-1 (File No. 33-59624),
                        and incorporated herein by reference.
         4.5         -- First Supplemental Indenture dated July 30, 1996. Previously filed as
                        Exhibit 4.5 to the Registrant's Registration Statement on Form S-1
                        (File No. 333-05479), and incorporated herein by reference.
         4.6         -- Form of Second Supplemental Indenture in the form of an Amended and
                        Restated Indenture dated November 8, 1996. Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 15, 1996
                        (File No. 0-20833), and incorporated herein by reference.
         4.7         -- Notice of Trustee dated November 8, 1996 with respect to the release of the security interest in the Trustee on behalf of the holders of the Company's Senior Secured Notes. Filed as Exhibit 4.2 to the
                        Company's Current Report on Form 8-K filed on November 15, 1996
                        (Filed No. 0-20833), and incorporated herein by reference.
         4.8         -- Pledge Agreement dated May 19, 1993. Previously filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
         4.9         -- Amendment to Pledge Agreement dated July 30, 1996. Previously filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-1
                        (File No. 333-05479), and incorporated herein by reference.
         4.10        -- Form of Subordinated Note. Previously filed as Exhibit 4.8 to the
                        Registrant's Registration Statement on Form S-1 (File No. 333-05479),
                        and incorporated herein by reference.
         4.11        -- Form of Indenture dated as of November   , 1996 relating to the
                        Registrant's Senior Subordinated Notes. Filed herewith.
         4.12        -- Form of Senior Subordinated Note. Filed herewith.
         5.1         -- Opinion of Palmer & Dodge LLP. Filed herewith.
         5.2         -- Opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, LLP.
                        Filed herewith.
         5.3         -- Opinion of Chadbourne & Parke LLP. Filed herewith.

   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.1         -- Bank Credit Agreement between the Registrant and The Chase Manhattan
                        Bank (National Association) dated May 19, 1993. Previously filed as
                        Exhibit 10.1 to the Registrant's Registration Statement on Form S-1
                        (File No. 33-59624), and incorporated herein by reference.
        10.2         -- Consultation Agreement dated July 1, 1996 between the Lamar Texas
                        Limited Partnership and the Reilly Consulting Company, LLC., of which
                        Kevin P. Reilly, Sr. is the manager. Previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No.
                        333-05479), and incorporated herein by reference.
        10.3         -- Indenture dated as of September 24, 1986 relating to the Registrant's
                        8% Unsecured Subordinated Debentures. Previously filed as Exhibit
                        10.4 to the Registrant's Registration Statement on Form S-1 (File No.
                        33-59624), and incorporated herein by reference.
        10.4         -- The Lamar Savings and Profit Sharing Plan Trust. Previously filed as
                        Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.5         -- Amendment and Waiver to the Bank Credit Agreement between the
                        Registrant and the Chase Manhattan Bank, dated September 30, 1993.
                        Previously filed as Exhibit 10.6 to the Registrant's Annual Report on
                        Form 10-K for the fiscal year ended October 31, 1995 (File No.
                        33-59624), and incorporated herein by reference.
        10.6         -- Second Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated January 1, 1994. Previously filed as Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for
                        the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.7         -- Third Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated May 10, 1994. Previously filed as
                        Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.8         -- Fourth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 31, 1994. Previously filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K
                        for the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.9         -- Fifth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 15, 1995. Previously filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K
                        for the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.10        -- Sixth Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated July 12, 1996. Previously filed as Exhibit 10.10 to the Registrant's Registration Statement on Form
                        S-1 (File No. 333-05479), and incorporated herein by reference.
        10.11        -- Trust under The Lamar Corporation, its Affiliates and Subsidiaries
                        Deferred Compensation Plan dated October 3, 1993. Previously filed as
                        Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the
                        fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.12        -- Bank Credit Agreement between the Registrant and the Chase Manhattan
                        Bank (National Association) dated December 22, 1995. Previously filed as Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for
                        the fiscal year ended October 31, 1995 (File No. 33-59624), and incorporated herein by reference.
        10.13        -- Amendment No. 1 to Bank Credit Agreement between the Registrant and the Chase Manhattan Bank (National Association) dated July 12, 1996.
                        Previously filed as Exhibit 10.13 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.

   EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
        10.14        -- 1996 Equity Incentive Plan. Previously filed as Exhibit 10.14 to the
                        Registrant's Registration Statement on Form S-1 (File No. 333-05479),
                        and incorporated herein by reference.
        10.15        -- Seventh Amendment to the Bank Credit Agreement between the Registrant and the Chase Manhattan Bank, dated October 31, 1996. Filed herewith.
        10.16        -- Contract to Sell and Purchase, dated as of October 9, 1996, between the Registrant and Outdoor East L.P. Previously filed as Exhibit
                        10.16 to the Registrant's Registration Statement on Form S-3 (File
                        No. 333-14677), and incorporated herein by reference.
        10.17        -- Stock Purchase Agreement, dated as of September 25, 1996, between the
                        Registrant and the shareholders of FKM Advertising, Inc. To be filed by amendment. Previously filed as Exhibit 10.17 to the Registrant's
                        Registration Statement on Form S-3 (File No. 333-14677), and
                        incorporated herein by reference.
        23.1         -- Consent of KPMG Peat Marwick LLP, independent accountants of Lamar
                        Advertising Company. Filed herewith.
        23.2         -- Consent of KPMG Peat Marwick LLP, independent accountants of Outdoor
                        East, L.P. Filed herewith.
        23.3         -- Consent of McGrail, Merkel, Quinn and Associates, independent accountants of FKM Advertising Co., Inc. Filed herewith.
        23.4         -- Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
        23.5         -- Consent of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, LLP
                        (included in Exhibit 5.2).
        23.6         -- Consent of Chadbourne & Parke LLP (included in Exhibit 5.3).
        24.1         -- Power of Attorney (included in the signature page to the initial filing of this Registration Statement).
        25.1         -- Statement of Eligibility of Trustee on Form T-1 of State Street Bank
                        and Trust Company. Previously filed as the same numbered exhibit to
                        Amendment No. 1 to this Registration Statement.